EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

ESCO TECHNOLOGIES HOLDING LLC

AND

METER READINGS HOLDING, LLC

Dated March 14, 2014

TABLE OF CONTENTS

Page

Article I DEFINITIONS		1
Article II PURCHASE AND SALE OF THE INTERESTS		14
2.1	Transfer of Interests and Caribe Shares	14
2.2	Consideration	14
2.3	Closing	14
2.4	Benchmark Statement, Estimated Closing Statement and Closing Statement	15
2.5	Post-Closing Adjustment	15
2.6	Post-Closing Receipt of Invoices	18
2.7	Intercompany Accounts	18
2.8	Withholding	18
Article III REPRESENTATIONS AND WARRANTIES OF PARENT		18
3.1	Existence and Power; Non-Contravention	18
3.2	Valid and Enforceable Agreement; Authorization	19
3.3	Capitalization and Ownership	20
3.4	Financial Statements	21
3.5	Undisclosed Liabilities	21
3.6	Absence of Certain Developments	21
3.7	Taxes	23
3.8	Litigation	24
3.9	Real Property	25
3.10	Property; Title	26
3.11	Condition of Personal Property	27
3.12	Contracts	27
3.13	Licenses and Permits	30
3.14	Compliance with Laws	30
3.15	Environmental Matters	30
3.16	Intellectual Property	31
3.17	Insurance	34
3.18	Labor Matters	34

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3.19	Employee Benefit Matters	35
3.20	Indebtedness	37
3.21	Accounts Receivable; Inventory	37
3.22	Related Party Transactions	38
3.23	Bank Accounts	38
3.24	Customers and Suppliers	38
3.25	Warranties and Returns	39
3.26	Foreign Operations	39
3.27	Brokers, Finders	39
3.28	No Other Representations or Warranties	39
Article IV REPRESENTATIONS AND WARRANTIES OF THE BUYER		40
4.1	Existence and Power; Non-Contravention	40
4.2	Valid and Enforceable Agreement; Authorization	40
4.3	Compliance with Securities Laws	40
4.4	Litigation	41
4.5	Funds	41
4.6	Independent Investigation	41
4.7	No Other Representations or Warranties	41
Article V EMPLOYEES		42
5.1	The Buyer’s Obligations	42
5.2	Employment Matters	42
5.3	No Third Party Beneficiaries	45
5.4	COBRA	45
5.5	Bonus	45
Article VI ADDITIONAL COVENANTS OF THE PARTIES		45
6.1	Conduct of Business Until Closing	45
6.2	Access Pending Closing	47
6.3	Books and Records	48
6.4	Confidentiality; Announcements	49
6.5	Further Assurances; Cooperation	50
6.6	Disclosure Supplement	51
6.7	Pre-closing Insurance	51
6.8	Regulatory Approval	51

II

6.9	Taxes	52
6.10	Covenant Not to Compete and Non-Solicitation of Employees.	56
6.11	Brokers, Finders	57
6.12	No Solicitation of Other Bids.	57
6.13	RELEASE	58
6.14	Special Receivable	59
6.15	Surety Bonds	59
6.16	Estoppel Certificates	59
6.17	Share Transfer and Minute Books	59
Article VII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER		60
7.1	Accuracy of Representations and Warranties, Performance of Obligations and No Material Adverse Effect	60
7.2	Consents and Approvals	60
7.3	No Contrary Judgment	60
7.4	Deliveries	60
Article VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT		62
8.1	Accuracy of Representations and Warranties and Performance of Obligations	62
8.2	Consents and Approvals	62
8.3	No Contrary Judgment	62
8.4	Deliveries	62
Article IX INDEMNIFICATION		63
9.1	Indemnification by Parent	63
9.2	Indemnification by the Buyer	64
9.3	Notice and Payment of Losses	64
9.4	Defense of Third-Party Claims	65
9.5	Survival of Representations and Warranties and Covenants.	67
9.6	Limitation on Indemnification.	67
9.7	Indemnifiable Warranty Claims	69
9.8	Characterization of Indemnity Payments	70
9.9	Exclusive Remedy	70
9.10	Certain Damages	70

III

Article X MISCELLANEOUS PROVISIONS		70
10.1	Notice	70
10.2	Termination	72
10.3	Entire Agreement	72
10.4	Severability	72
10.5	Assignment; Binding Agreement	73
10.6	Counterparts	73
10.7	Expenses	73
10.8	Headings; Interpretation	73
10.9	Governing Law	74
10.10	Submission to Jurisdiction	74
10.11	Disclosure Generally	74
10.12	No Third Party Beneficiaries or Other Rights	74
10.13	WAIVER OF JURY TRIAL	75

IV

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is entered into as of this 14th day of March, 2014, by and between ESCO Technologies Holding LLC, a Delaware limited liability company (“Parent”), and Meter Readings Holding, LLC, a Delaware limited liability company (the “Buyer”). Capitalized terms are defined in Article I.

RECITALS

WHEREAS, Parent (i) owns all of the issued and outstanding equity interests (the “Company Interests”) of Aclara Technologies LLC, an Ohio limited liability company (the “Company”), (ii) indirectly through the Company, owns all of the issued and outstanding equity interests (the “International Interests”) of Aclara International LLC, a Missouri limited liability company (“Aclara International”) and (iii) indirectly through ESCO Finance International S.a.r.l., a Luxembourg private limited liability company (“ESCO Luxembourg”), owns all of the issued and outstanding capital stock (the “Caribe Shares” and, together with the Company Interests and the International Interests, collectively, the “Interests”) of Distribution Control Systems Caribe, Inc., a Puerto Rico corporation (“Caribe”); and

WHEREAS, (i) Parent desires to sell the Company Interests to the Buyer and to cause ESCO Luxembourg to sell the Caribe Shares to the Buyer, (ii) ESCO Luxembourg desires to sell the Caribe Shares to the Buyer, and (iii) the Buyer desires to purchase the Company Interests and the Caribe Shares, at the Closing on the following terms and conditions.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Parties agree as follows:

Article I
DEFINITIONS

Without limiting the effect of any other terms defined in the text of this Agreement, the following words shall have the meaning given them in this Article I:

1.1 “Aclara International” has the meaning set forth in the recitals.

1.2 “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than the Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company or the Company Subsidiaries; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company or the Company Subsidiaries; or (iii) the sale, lease, exchange or other disposition of any material portion of the Company's or the Company Subsidiaries’ properties or assets other than sales of inventory in the Ordinary Course or as otherwise contemplated by this Agreement.

1.3 “Affiliate” means, with respect to any person, any person or entity which is controlling, controlled by, or under common control with, directly or indirectly through any person or entity, the person referred to, and, if the person referred to is a natural person, any member of such person’s immediate family. The term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

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1.4 “Agreed Accounting Principles” has the meaning set forth in Section 2.4(a).

1.5 “Agreed Allocation” has the meaning set forth in Section 6.9(g).

1.6 “Agreement” means this Agreement as executed on the date hereof and as amended or supplemented in accordance with the terms hereof, including all Disclosure Schedules and Exhibits hereto.

1.7 “Ancillary Agreements” means the other agreements delivered pursuant to this Agreement or the other Ancillary Agreements, and the instruments and documents delivered pursuant to this Agreement and such other agreements.

1.8 “Arbiter” means the firm or individual appointed under Section 2.5(c).

1.9 “Balance Sheet” has the meaning set forth in Section 1.76.

1.10 “Benchmark Statement” has the meaning set forth in Section 2.4(a).

1.11 “Beneficiary” means any spouse, domestic partner, child, alternate payee (as defined in Section 414 of the Code) or other person who is receiving or may receive benefits under a Benefit Plan by virtue of his or her relationship or former relationship with an Employee or a former Employee and any M&A Qualified Beneficiary (as defined in Treas. Reg. Section 54.4980-B) of a Benefit Plan.

1.12 “Benchmark Working Capital” has the meaning set forth in Section 2.4(a).

1.13 “Benefit Plan(s)” has the meaning set forth in Section 3.19(a).

1.14 “Bonus Plan” has the meaning set forth in Section 5.5.

1.15 “Business” means the business of the Company and the Company Subsidiaries in the manner carried on by the Company and the Company Subsidiaries as of the date hereof.

1.16 “Business Day” means any day which is not a Saturday, Sunday or a legal holiday in the States of New York or Missouri, United States of America.

1.17 “Business Intellectual Property” means all Intellectual Property owned by, or purported by the Company to be owned by, the Company and the Company Subsidiaries. For purposes of this Section 1.17, “purported” shall mean that the Company purported that the Company or the Company Subsidiaries owned a particular item of Intellectual Property: (i) in a Contract between the Company and a third party, (ii) in a written statement of work, quotation or proposal or similar document from the Company to a third party, or (iii) in a product specification sheet, press release or other formal statement offered to the public.

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1.18 “Business Leases” has the meaning set forth in Section 3.9(d).

1.19 “Buyer” has the meaning set forth in the preamble.

1.20 “Buyer Authorization Representations” means the representations and warranties set forth in Sections 4.1 and 4.2.

1.21 “Buyer Indemnified Parties” has the meaning set forth in Section 9.1.

1.22 “Buyer’s 401(k) Plan” has the meaning set forth in Section 5.2(c)(i).

1.23 “Campus Parkway Property” means that certain real property and related appurtenances located at 5657 Campus Parkway, Hazelwood, Missouri 63041.

1.24 “Caribe” has the meaning set forth in the recitals.

1.25 “Caribe Shares” has the meaning set forth in the recitals.

1.26 “Closing” means the consummation of the transactions contemplated by this Agreement, as provided for in Section 2.3.

1.27 “Closing Date” has the meaning set forth in Section 2.3.

1.28 “Closing Indebtedness” has the meaning set forth in Section 2.5(a).

1.29 “Closing Payment” means an amount equal to the Purchase Price, minus Transactional Expenses to the extent not paid by the Company, the Company Subsidiaries or Parent before the Closing Date, minus the aggregate amount of Indebtedness as of the Closing, minus the Employee Escrow Amount, plus or minus the Estimated Adjustment Amount.

1.30 “Closing Statement” has the meaning set forth in Section 2.5(a).

1.31 “Closing Special Receivable” has the meaning set forth in Section 2.5(a).

1.32 “Closing Transactional Expenses” has the meaning set forth in Section 2.5(a).

1.33 “Closing Working Capital” has the meaning set forth in Section 2.5(a).

1.34 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act, as amended from time to time.

1.35 “Code” means the United States Internal Revenue Code of 1986, as amended.

1.36 “Company” has the meaning set forth in the recitals.

1.37 “Company Interests” has the meaning set forth in the recitals.

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1.38 “Company Properties” has the meaning set forth in Section 3.9(c).

1.39 “Company Subsidiaries” means Aclara International and Caribe and any other direct or indirect Subsidiary of the Company.

1.40 “Competition Law” means any Law that is designed or intended to prohibit, restrict or regulate foreign investment or antitrust monopolization, restraint of trade or competition.

1.41 “Competitive Activities” has the meaning set forth in Section 6.10(a).

1.42 “Computer Software” means all computer software (including data and related documentation) and databases, and any and all software implementations of algorithms, specifications, models and methodologies, whether in source code or object code, design documents, flow-charts, user manuals and training materials relating thereto and any translations, compilations, arrangements, adaptations, and derivative works thereof.

1.43 “Confidential Information” has the meaning set forth in Section 1.99.

1.44 “Confidentiality Agreement” has the meaning set forth in Section 6.4(a).

1.45 “Consent” means any consent, approval, authorization, clearance, exception, waiver or similar affirmation by any person pursuant to any Contract, Law, Order or Permit.

1.46 “Contract” means any written or oral contract, agreement, lease, indenture, mortgage, deed of trust, evidence of indebtedness, binding commitment or instrument.

1.47 “Deductible” has the meaning set forth in Section 9.6(h)(iv).

1.48 “Deferred Compensation Arrangements” means any non-qualified deferred compensation plan within the meaning of Section 409A of the Code sponsored by the Company or a Company Subsidiary, which, for the avoidance of doubt, specifically excludes any annual bonus plans.

1.49 “Effective Time” has the meaning set forth in Section 2.3.

1.50 “Employee Escrow Account” has the meaning set forth in Section 2.3.

1.51 “Employee Escrow Agreement” has the meaning set forth in Section 5.2(a).

1.52 “Employee Escrow Agent” means Commerce Bank, N.A.

1.53 “Employee Escrow Amount” means One Million Four Hundred Forty-One Thousand Two Hundred Dollars ($1,441,200).

1.54 “Employees” means individuals who as of the Effective Time are employees of the Company or the Company Subsidiaries (including active and inactive employees).

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1.55 “Employment and Compensation Agreements” has the meaning set forth in Section 5.2(a).

1.56 “Encumbrances” means with respect to any property or asset (including the Interests), mortgages, liens, charges, claims, security interests, easements, leases (other than a lease by the Company or a Company Subsidiary), encumbrances, pledges, adverse claims of ownership or use, deeds of trust or hypothecations, whether imposed by Contract or Law.

1.57 “Environmental Law” means any Law governing pollution or protection of health and the environment, and worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or Release of or exposure to Hazardous Materials, in effect on or prior to the date hereof.

1.58 “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

1.59 “ESCO Guarantee” has the meaning set forth in the Guarantee Reimbursement Agreement.

1.60 “ESCO Luxembourg” has the meaning set forth in the recitals.

1.61 “Escrow Reimbursement Amount” has the meaning set forth in Section 5.2(a).

1.62 “Estimated Adjustment Amount” has the meaning set forth in Section 2.4(b).

1.63 “Estimated Closing Statement” has the meaning set forth in Section 2.4(b).

1.64 “Estimated Indebtedness” has the meaning set forth in Section 2.4(b).

1.65 “Estimated Special Receivable” has the meaning set forth in Section 2.4(b).

1.66 “Estimated Transaction Expenses” has the meaning set forth in Section 2.4(b).

1.67 “Estimated Working Capital” has the meaning set forth in Section 2.4(b).

1.68 “FCC” has the meaning set forth in Section 6.8(b).

1.69 “FCC Licenses” means the authorizations, equipment certifications, licenses and permits issued to and continued to be held by the Company from the FCC.

1.70 “FCPA” has the meaning set forth in Section 3.26.

1.71 “Final Indebtedness” has the meaning set forth in Section 2.5(c).

1.72 “Final Special Receivable” has the meaning set forth in Section 2.5(c).

1.73 “Final Statement” has the meaning set forth in Section 2.5(c).

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1.74 “Final Transactional Expenses” has the meaning set forth in Section 2.5(c).

1.75 “Final Working Capital” has the meaning set forth in Section 2.5(c).

1.76 “Financial Statements” means: (a) the unaudited combined balance sheets of the Company and the Company Subsidiaries as of September 30, 2013, September 30, 2012 and September 30, 2011, and the related statements of income for the twelve-month periods then ended; and (b) the unaudited combined balance sheets of the Company and the Company Subsidiaries as of January 31, 2014 (the “Balance Sheet”), and the related statement of income for the 4 month period then ended.

1.77 “Former Leases” has the meaning set forth in Section 3.9(e).

1.78 “Fundamental Representations” has the meaning set forth in Section 9.5(a)

1.79 “GAAP” means U.S. generally accepted accounting principles consistently applied by the Company.

1.80 “General Enforceability Exceptions” has the meaning set forth in Section 3.2.

1.81 “Governmental Authority” means any national, central, federal, state, provincial, municipal, local or other domestic, foreign or supranational governmental, legislative, administrative, or regulatory authority, agency, court, arbitration tribunal, board, department, commission or other governmental, or regulatory entity, including any competent governmental authority responsible for the determination, assessment or collection of Taxes.

1.82 “Guaranteed Contracts” has the meaning set forth in the Guarantee Reimbursement Agreement.

1.83 “Guaranteed Obligations” has the meaning set forth in the Guarantee Reimbursement Agreement.

1.84 “Guarantee Reimbursement Agreement” has the meaning set forth in Section 7.4(k).

1.85 “Hazardous Materials” means any hazardous waste, as defined by 42 U.S.C. section 6903(5), any hazardous substance as defined by 42 U.S.C. section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. section 9601(33), any toxic substance, radioactive material or waste, asbestos or asbestos-containing materials, mold, polychlorinated biphenyls, radon, petroleum products and by-products, gasoline and waste, oil, or hazardous material, or any other chemical or substance regulated by any Environmental Law.

1.86 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.87 “HSR Approval” has the meaning set forth in Section 7.2.

1.88 “HSR Filing” has the meaning set forth in Section 6.8.

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1.89 “In-Bound Licenses” means all agreements currently in force that grant the Company or any Company Subsidiary a license to use any Intellectual Property of any other Person.

1.90 “Income Tax” means any Tax imposed on or measured with respect to gross income or net income (but not gross receipts).

1.91 “Income Tax Return” means any Tax Return relating to Income Tax.

1.92 “Indebtedness” means, without duplication of any item included in the calculation of Working Capital, any of the foregoing: (i) all obligations for borrowed money or in respect of loans or advances, (ii) all obligations evidenced by bonds (other than performance bonds), debentures, notes or other similar instruments or debt securities, (iii) all obligations in respect of letters of credit and bankers' acceptances, (iv) all obligations arising from cash/book overdrafts and the amount of any outstanding checks and wire transfers, (v) all obligations arising from the Deferred Compensation Arrangements and the Underfunded Employee Benefit Obligations, (vi) all obligations secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance through or under a financing statement, security agreement, mortgage, pledge agreement or other financing or credit agreement, (vii) all capital lease obligations, (viii) all deferred rent, (ix) all obligations (determined on the basis of actual, not notional, obligations) with respect to interest rate protection agreements, interest rate swap agreements, foreign currency exchange agreements, or other interest or exchange rate hedging agreements or arrangements, (x) all subordinated debt obligations and subordinated debt-like instruments, (xi) the aggregate amount by which any post-Closing one time separation or restructuring costs of the Solon, Ohio outsourcing initiative set forth in Schedule 1.92(xi) exceed $1,000,000, and (xii) all fees, accrued and unpaid interest, premiums or penalties related to any of the foregoing; provided, however, that “Indebtedness” shall not include trade payables incurred in the Ordinary Course which are not past due.

1.93 “Indemnifiable Warranty Claim” has the meaning set forth in Section 9.7.

1.94 “Indemnifiable Warranty Claim Deductible” has the meaning set forth in Section 9.7.

1.95 “Indemnification Cap” has the meaning set forth in Section 9.6(a).

1.96 “Indemnifying Party” has the meaning set forth in Section 9.3.

1.97 “Indemnifying Party Defense Review Period” has the meaning set forth in Section 9.3.

1.98 “Injured Party” has the meaning set forth in Section 9.3.

1.99 “Intellectual Property” means intellectual property of any type throughout the world, including, but not limited to: (i) patents, patent applications and statutory invention registrations, including, but not limited to, continuations, continuations-in-part, divisions, provisionals, non-provisionals, reexaminations, reissues and extensions; (ii) trademarks, service marks, trade names, brand names, logos and corporate names, slogans and other indicia of source of origin, whether or not registered, including all common law rights thereto and all goodwill associated therewith, and registrations and applications for registration thereof; (iii) copyrights and copyrightable works, whether registered or unregistered, and registrations and applications for registration thereof; (iv) trade secrets, confidential information and know-how (“Confidential Information”); (v) domain names, IP addresses and registrations therefor; (vi) rights of publicity and privacy and moral rights; (vii) shop rights; (viii) inventions (whether patentable or unpatentable), invention disclosures, mask works, industrial design rights, discoveries, ideas, developments, data, Computer Software, confidential or proprietary technical, business and other information, including, but not limited to processes, techniques, methods, formulae, designs, algorithms, prospect lists, customer lists, projections, analyses and market studies; and (ix) all causes of action (resulting from past and future infringement thereof), damages, and remedies relating to any and all of the foregoing in (i) through (viii).

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1.100 “Intellectual Property Licenses” means the In-Bound Licenses and the Out-Bound Licenses.

1.101 “Interests” has the meaning set forth in the recitals.

1.102 “International Interests” has the meaning set forth in the recitals.

1.103 “IRS” means the United States Internal Revenue Service.

1.104 “knowledge” means (a) with respect to Parent, including the terms “to Parent’s knowledge,” “to its knowledge,” “known” or a similar phrase, the “knowledge” so referred to shall be deemed to be the actual knowledge of Victor L. Richey, Jr., Gary E. Muenster, Alyson S. Barclay, Deborah J. Hanlon, Dave Schatz, Brad Kitterman, Terry Messmer, Nancy Rich and Michael Garcia, after reasonable inquiry and (b) with respect to the Buyer, including the terms “actually known by the Buyer,” “to the Buyer’s knowledge” or a similar phrase, the “knowledge” so referred to shall be deemed to be the actual knowledge of Brian Urbanek, Daniel Florian or Blake Richardson, after reasonable inquiry.

1.105 “Law” means any applicable federal, state, local or foreign material statute, law (including common law), ordinance, decree, order, injunction, rule, directive, or regulation of any Governmental Authority, and includes rules and regulations of any regulatory or self-regulatory authority, compliance with which is required by Law.

1.106 “Leased Personal Property” has the meaning set forth in Section 3.9(c).

1.107 “Leased Real Property” has the meaning set forth in Section 3.9(b).

1.108 “Liability” or “Liabilities” means any direct or indirect liabilities (unless otherwise expressly provided in the context where used, whether known or unknown, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured) or obligations and any reasonable expenses, claims, losses, damages or deficiencies related to such direct or indirect liabilities or obligations.

1.109 “Loss” or “Losses” means each and all of the following items: losses, liabilities, damages, judgments, fines, costs, penalties, claims (including third party claims), charges, actions, suits, proceedings, interest, Taxes, diminutions in value (except to the extent of consequential, incidental or indirect damages), expenses and amounts paid in settlement (including legal, consulting, accounting and other professional fees and disbursements, costs of sampling, testing, investigation, removal, treatment and remediation of contamination and fees and costs incurred in enforcing rights under this Agreement), but net of any insurance proceeds actually received by the Injured Party with respect to such Losses and net of any Tax benefit when and as actually recognized by the Injured Party in respect of such Losses.

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1.110 “Loss Estimate” has the meaning set forth in Section 9.6(h).

1.111 “Material Adverse Effect” means any event, circumstance, change, result, occurrence, fact or effect that, individually or in the aggregate with all such other like events, circumstances, changes, results, occurrences, facts or effects of a similar nature, has, or could reasonably be expected to have, a material adverse effect (after taking into account any insurance recoveries) on (x) the Business, financial condition, operations, or results of operations of the Company and the Company Subsidiaries taken as a whole, or (y) the ability of Parent to consummate the transactions contemplated by this Agreement; provided that for purposes of clause (x) none of the following will be deemed, either alone or in combination to constitute, and none of the following will be taken into account in determining whether there has been a Material Adverse Effect: any change, occurrence or development arising out of, resulting from or attributable to (i) general business, economic, or regulatory conditions; (ii) national or international political or social conditions (including but not limited to war or military or terrorist activities); (iii) changes in financial, banking or securities markets (including but not limited to changes in foreign currency exchange rates) and any disruption thereof and decline in the price of any security or any market index; (iv) changes in GAAP (or other applicable accounting regulations) or accounting principles (or interpretations thereof); (v) changes in general economic factors or conditions that affect the industries in which the Company and the Company Subsidiaries operate generally; (vi) changes in Law or other binding directives issued by any Governmental Authority, or in interpretation thereof by any Governmental Authority; in the case of each of (i) through (vi) to the extent the Company and the Company Subsidiaries are not materially disproportionately affected thereby; (vii) compliance with the terms of, or the taking of any action contemplated by, this Agreement; (viii) any action taken or statement made by the Buyer or its respective Affiliates; or (ix) the execution, delivery, announcement or pendency of this Agreement or the transactions provided for in this Agreement, including any disclosure of the identity of Buyer.

1.112 “Material Contracts” has the meaning set forth in Section 3.12(a).

1.113 “Material Customers” has the meaning set forth in Section 3.24.

1.114 “Material Suppliers” has the meaning set forth in Section 3.24.

1.115 “Net Adjustment Amount” has the meaning set forth in Section 2.5(d).

1.116 “New Facts” has the meaning set forth in Section 9.4(a).

1.117 “Notice of Claim” has the meaning set forth in Section 9.3.

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1.118 “Notice of Dispute” means a written notice by the Buyer to Parent delivered pursuant to Section 2.5, specifying in reasonable detail all points of disagreement with Parent’s calculation of the Closing Working Capital.

1.119 “Open Source Software” means any Computer Software that is distributed as free Computer Software, open source Computer Software or under similar licensing or distribution models, including Computer Software licensed or distributed under any of the licenses or distribution models identified by the Open Source Initiative at http://www.opensource.org/licenses/alphabetical, or any similar license or distribution model.

1.120 “Order” means any order, judgment, ruling, decree, award, verdict or writ of any Governmental Authority.

1.121 “Ordinary Course” means, with respect to the Business, the ordinary course of commercial operations customarily engaged in by the Business consistent with past practice.

1.122 “Organizational Documents” has the meaning set forth in Section 3.1(d).

1.123 “Out-Bound Licenses” means all agreements currently in force that grant a third party a license to use any Business Intellectual Property or that restrict the Company’s or any Company Subsidiary’s use or employment of any Business Intellectual Property.

1.124 “Outside Date” has the meaning set forth in Section 10.2(a)(ii).

1.125 “Owned Real Property” has the meaning set forth in Section 3.9(a).

1.126 “Parent” has the meaning set forth in the preamble.

1.127 “Parent Indemnified Parties” has the meaning set forth in Section 9.2.

1.128 “Parent Releasing Group” has the meaning set forth in Section 6.13.

1.129 “Parent’s Savings Programs” has the meaning set forth in Section 5.2(c)(i).

1.130 “Party” means either Parent or the Buyer, and “Parties” means both of them.

1.131 “Pension Plan” means the ESCO Technologies Inc. Pension Plan.

1.132 “Permit” has the meaning set forth in Section 3.13.

1.133 “Permitted Encumbrances” means, collectively, (a) Encumbrances that are disclosed in Disclosure Schedule 1.133, (b) liens for Taxes, fees, levies, duties or other governmental charges of any kind that are not yet due and payable, or are being contested in good faith by appropriate proceedings and with respect to which an adequate reserve is maintained in the Financial Statements or may be satisfied without incurring penalty and where an adequate reserve is maintained in the Financial Statements, (c) liens for mechanics, materialmen, laborers, employees, suppliers or similar liens arising by operation of Law and in the Ordinary Course securing payments not yet due and payable or contested in good faith by appropriate proceedings (provided that adequate reserves with respect to those Encumbrances contested in good faith are maintained), (d) in the case of real property, (i) any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, defects, encroachments, reservations, easements, agreements and other matters currently stated in the real property records and affecting the real property underlying the Leased Real Property, (ii) the provisions of any Law affecting the real property, the use thereof or the improvements thereon, (iii) any encroachment, encumbrance, violation, variation or adverse circumstance or matter that would be disclosed by an accurate survey or inspection of the real property, including the Owned Real Property, in each case which do not materially impair the value or the use of such real property (including the Owned Real Property) as it is currently used by the Business, and (iv) all matters, exclusions, limitations, obligations, conditions, exceptions, and disclaimers, if any, reflected in the Business Leases, (e) statutory liens of landlords or lessors arising in the Ordinary Course for amounts not yet due and payable, and (f) restrictions on transfers of securities imposed by and generally arising under applicable state and federal securities Laws.

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1.134 “Person” means and includes an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a Governmental Authority.

1.135 “Policies” has the meaning set forth in Section 3.17.

1.136 “Pre-Closing Breach” has the meaning set forth in Section 9.6(h).

1.137 “Post-Closing Period” means any taxable period beginning after the Effective Time.

1.138 “Pre-Closing Period” means any taxable period ending at or prior to the Effective Time.

1.139 “Property Taxes” means all real estate, personal property, ad valorem and any other similar Taxes imposed by any Governmental Authority.

1.140 “Property Tax Return” means any Tax Return relating to Property Taxes.

1.141 “Purchase Price” has the meaning set forth in Section 2.2.

1.142 “Purchase Price Allocation” has the meaning set forth in Section 6.9(g).

1.143 “Qualified Plans” has the meaning set forth in Section 3.19(c).

1.144 “Records” has the meaning set forth in Section 6.3.

1.145 “Registered Intellectual Property” has the meaning set forth in Section 3.16(a).

1.146 “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating leaching, dumping, or disposing of a Hazardous Material.

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1.147 “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

1.148 “Restated AMI Agreement” means that certain Amended and Restated AMI Equipment, Software and Services Agreement dated as of September 1, 2013 between SoCal Gas and the Company.

1.149 “Retention Bonuses” has the meaning set forth in Section 5.1(d).

1.150 “Section 280G” has the meaning set forth in Section 3.19(n).

1.151 “Severance Payment Amount” has the meaning set forth in Section 5.2(a).

1.152 “Site” means any real properties currently or previously owned, leased, occupied or operated by the Company or any Company Subsidiary.

1.153 “SoCal Gas” means Southern California Gas Company.

1.154 “Special Receivable” means the unbilled receivable of the Company relating to any amounts owed by Agile Sourcing Partners, Inc. or SoCal Gas to the Company for MTU’s shipped pursuant to Scenario #3 described on Appendix A25-123 of the Restated AMI Agreement by either the Company or one of its contract manufacturers prior to the Closing Date, but for which the Company has not received payment as of the Closing Date.

1.155 “Straddle Period” has the meaning set forth in Section 6.9(c)(i).

1.156 “Subsidiary” means, as to any person, any other person controlled by such person, whether directly or indirectly through one or more intermediaries.

1.157 “Supplemental Information” has the meaning set forth in Section 6.6.

1.158 “Surety Bonds” means those performance or surety bonds obtained, supported, arranged or entered into by Parent or any of its Affiliates for the benefit of the Company or any of the Company Subsidiaries (or any predecessor of the Company or any Company Subsidiary) and set forth on Disclosure Schedule 1.158.

1.159 “Surety Bond Obligations” means Liabilities of Parent or any of its Affiliates under or with respect to the Surety Bonds (including any obligation to provide indemnification, perform any covenants, make any payments, provide cash collateral or other security or pay any premiums therefor).

1.160 “Tax” or “Taxes” means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, real property transfer, recording, documentary, stamp, registration and stock transfer taxes and fees, withholding, payroll, employment, excise, property, abandoned property, escheat, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance (relating to the removal of non-renewable natural resources), energy, unemployment, social security, capital, premium, and other taxes, assessments, levies, or other like governmental assessments, together with any interest, penalties or additions to tax. Any one of the foregoing Taxes shall be referred to sometimes as a “Tax.”

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1.161 “Tax Matter” has the meaning set forth in Section 6.9(f).

1.162 “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, required by Law to be filed with respect to the Interests, including any schedule or attachment thereto, and including any amendment thereof.

1.163 “Third Party Claim” has the meaning set forth in Section 9.4(a).

1.164 “Title and Authorization Representations” means the representations and warranties set forth in Sections 3.1 (other than 3.1(d)(iii) or 3.1(d)(v)), 3.2 and 3.3 (other than 3.3(e)).

1.165 “Title Policy” has the meaning set forth in Section 6.5(c).

1.166 “Transactional Expenses” means, without duplication of any item which is Indebtedness or included in the calculation of Working Capital, (i) fees, costs and expenses (including investment banking, legal and accounting fees, costs and expenses) of the Company and the Companies Subsidiaries incurred through the Effective Time at the direction of Parent in connection with the consummation of the transactions contemplated by this Agreement, (ii) the amount of any change of control fees, termination fees or similar payments owed by the Company or the Company Subsidiaries to customers, suppliers, landlords or other persons arising in connection with the transaction, but only to the extent any such amounts are expressly provided for in a Contract with such customers, suppliers, landlords or other persons; and (iii) any transaction, success, stay, change of control or similar fee or bonus payment (or any severance or retention payment, other than as set forth in the Employment and Compensation Agreements or the Retention Bonuses) payable to any employee, officer, director or consultant of the Company or the Company Subsidiaries arising in connection with the transaction (including “double trigger” change of control obligations), but only to the extent any such payments are expressly provided for in a Contract with such employee, officer, director or consultant. For the avoidance of doubt, neither any severance amounts paid or payable under the Employment and Compensation Agreements, the Retention Bonuses nor any severance or retention payment(s) included in the Solon, Ohio outsourcing initiative set forth in Disclosure Schedule 1.92(xi) shall constitute Transactional Expenses.

1.167 “Transfer Taxes” has the meaning set forth in Section 6.9(a).

1.168 “Underfunded Employee Benefit Obligations” means a defined benefit plan subject to Title IV of ERISA sponsored by the Company or a Company Subsidiary.

1.169 “Warranty Costs” means the costs and expenses associated with refunding, correcting, returning or replacing defective products or services, whether such costs and expenses arise out of claims sounding in warranty, contract, tort or otherwise.

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1.170 “Working Capital” means the sum of the current assets of the Company and the Company Subsidiaries (excluding cash, deferred Tax assets, deferred revenue, the Special Receivable and deferred costs), less the sum of the current liabilities of the Company and the Company Subsidiaries (excluding deferred revenue and deferred Tax liabilities), all as determined in accordance with GAAP applied on a basis consistent with the preparation of the Benchmark Statement, subject in any event to the Agreed Accounting Principles. Any unrestricted cash held by the Company or any Company Subsidiary at the Closing in an aggregate amount of up to Fifty Thousand Dollars ($50,000) will be included in Working Capital.

Article II
PURCHASE AND SALE OF THE INTERESTS

2.1 Transfer of Interests and Caribe Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing and as of the Effective Time, Parent shall (a) sell, assign, transfer and convey to the Buyer and the Buyer shall purchase, acquire and accept from Parent, all of Parent’s right, title and interest to and in all of the Company Interests, free and clear of all Encumbrances (other than any restrictions on transfer generally arising under applicable federal or state securities Laws), and (b) cause ESCO Luxembourg to sell, assign, transfer and convey to the Buyer and the Buyer shall purchase, acquire and accept from ESCO Luxembourg all of ESCO Luxembourg’s right, title and interest to and in all of the Caribe Shares, free and clear of all Encumbrances (other than any restrictions on transfer generally arising under applicable federal or state securities Laws), pursuant to a separate share transfer agreement in the form attached hereto as Exhibit B (the “Caribe Transfer Agreement”).

2.2 Consideration. The consideration that the Buyer shall pay Parent, for itself and on behalf of ESCO Luxembourg, for the Company Interests, the Caribe Shares and other rights of the Buyer hereunder shall be One Hundred Thirty Million U.S. Dollars (US$130,000,000), subject to adjustment as provided in this Agreement (the “Purchase Price”).

2.3 Closing(a) . The Closing shall take place at 9:00 a.m. U.S. Central Time on the Closing Date at the offices of Bryan Cave LLP, in St. Louis, Missouri on the fourth Business Day following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII and Article VIII (other than conditions which by their nature are to be satisfied or waived at the Closing and are expected to be satisfied at the Closing) (such date, the “Closing Date”), unless another date or place is agreed to in writing by Parent and the Buyer. At Closing, Parent shall deliver or cause to be delivered to the Buyer the documents identified in Section 7.4, and the Buyer shall (a) deposit with the Employee Escrow Agent an amount equal to the Employee Escrow Amount into a segregated account (the “Employee Escrow Account”) and (b) deliver to Parent (i) by wire transfer of immediately available funds, in accordance with the wire transfer instructions set forth on Disclosure Schedule 2.3, the Closing Payment and (ii) the documents identified in Section 8.4. All proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered. The effective time of the Closing shall be at 11:59 p.m. U.S. Central Time on the Closing Date (the “Effective Time”). The Parties intend that the pre-Closing and Closing shall be effected, to the extent practicable, by conference call, the electronic delivery of documents and the prior physical exchange of certificates and certain other documents and instruments to be held in escrow by outside counsel to the recipient Party pending authorization by the delivering Party (or their outside counsel) of their release at Closing. If any Consent required to be obtained by Parent in connection with the consummation of the transactions contemplated hereby is not obtained as of the Closing Date, Parent agrees to reasonably cooperate with the Buyer to obtain such Consents within a reasonable time post-Closing.

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2.4 Benchmark Statement, Estimated Closing Statement and Closing Statement.

(a) Attached hereto as Disclosure Schedule 2.4(a)(i) is a statement of working capital of the Company and the Company Subsidiaries as of January 31, 2014 (the “Benchmark Statement”), calculated and adjusted pursuant to GAAP applied on a basis consistent with the Balance Sheet, except for those items described on Disclosure Schedule 2.4(a)(ii) (the “Agreed Accounting Principles”). For purposes of this Agreement, the term “Benchmark Working Capital” shall mean Fifty One Million Five Hundred Thousand Dollars ($51,500,000.00).

(b) No later than three (3) Business Days prior to Closing, Parent shall deliver or cause to be delivered to the Buyer a statement (the “Estimated Closing Statement”) setting forth Parent’s good faith estimate of (i) the Working Capital of the Company and the Company Subsidiaries as of the Effective Time (such estimate, the “Estimated Working Capital”), (ii) the Indebtedness of the Company and the Company Subsidiaries as of the Effective Time (the “Estimated Indebtedness”), (iii) the unpaid Transactional Expenses (the “Estimated Transactional Expenses”) and (iv) the Special Receivable as of the Effective Time (the “Estimated Special Receivable,” which shall be reflected in a separate statement to be delivered to Buyer at the same time as the delivery of all other items comprising the Estimated Closing Statement), in each case prepared in accordance with the Agreed Accounting Principles and the applicable provisions of this Agreement. If the Estimated Working Capital is greater or less than the Benchmark Working Capital, then for purposes of determining the Closing Payment, the Purchase Price shall be increased or decreased, as the case may be, on a dollar-for-dollar basis by the amount by which the Estimated Working Capital reflected on the Estimated Closing Statement is greater or less than the Benchmark Working Capital (the “Estimated Adjustment Amount”). In addition, for purposes of determining the Closing Payment, the Purchase Price shall be decreased on a dollar-for-dollar basis by the amount of the Estimated Indebtedness and the Estimated Transactional Expenses.

2.5 Post-Closing Adjustment.

(a) As soon as reasonably practicable following the Closing Date, and in any event no later than 90 days thereafter, the Buyer shall cause to be prepared and delivered to Parent a statement (the “Closing Statement”) setting forth the Working Capital of the Company and the Company Subsidiaries as of the Effective Time (the “Closing Working Capital”), the Indebtedness of the Company and the Company Subsidiaries as of the Effective Time (the “Closing Indebtedness”), the Transactional Expenses of the Company and the Company Subsidiaries (the “Closing Transactional Expenses”) and the Special Receivable as of the Effective Time (the “Closing Special Receivable”). The Closing Statement shall be prepared in accordance with GAAP (with respect to such accounts as are required to be included on the Closing Statement), subject to the Agreed Accounting Principles and the applicable provisions of this Agreement. Parent and Buyer shall permit each other and their respective accountants to review promptly upon request all records necessary for the preparation by the Buyer and review by Parent of such Closing Statement and computation of the Closing Working Capital, the Closing Indebtedness, the Closing Transactional Expenses and the Closing Special Receivable and to take copies of the same. At the other party’s request, Parent or Buyer, as the case may be, (i) shall reasonably cooperate and assist, and shall cause their respective Representatives to reasonably cooperate and assist, the requesting party and its Representatives in the preparation or review, as the case may be, of the Closing Statement (including by executing such documents and other instruments and taking further actions as may be reasonably required to cause a party’s accountants to deliver to the other party and its Representatives copies of their work paper relating to the computation of the Closing Payment) and (ii) shall provide the other party and its Representatives with any information reasonably requested by them.

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(b) If Parent disputes the Closing Working Capital, the Closing Indebtedness, the Closing Transactional Expenses or the Closing Special Receivable as calculated by the Buyer and set forth on the Closing Statement, not more than 30 calendar days after the date Parent receives the Buyer’s calculation thereof, Parent shall deliver to the Buyer a Notice of Dispute. If no Notice of Dispute is delivered by Parent within such 30 calendar day period or if Parent delivers a written acceptance of the Closing Statement during such 30 calendar day period, then such Closing Statement and Closing Working Capital, the Closing Indebtedness, the Closing Transactional Expenses and the Closing Special Receivable shall become final and binding as of the end of such 30 calendar day period or the date of receipt by the Buyer of such written acceptance, as applicable.

(c) In the event that Parent delivers to the Buyer a Notice of Dispute, the Buyer and Parent shall promptly consult and cooperate with each other in good faith with respect to the specified points of disagreement in an effort to resolve the dispute and upon such resolution, if any, any adjustments to the Closing Statement or Closing Working Capital, the Closing Indebtedness, the Closing Transactional Expenses or the Closing Special Receivable shall be made as agreed upon by the Buyer and Parent. If any such dispute cannot be resolved by Parent and the Buyer within 30 calendar days after the Buyer receives the Notice of Dispute, Parent and the Buyer shall jointly refer the dispute to Deloitte & Touche LLP (the “Arbiter”), as an arbitrator to finally resolve, as soon as practicable, and in any event within 45 calendar days after such reference, all points of disagreement with respect to the Closing Working Capital, the Closing Indebtedness, the Closing Transactional Expenses or the Closing Special Receivable reflected on the Closing Statement. For purposes of such arbitration each of Parent and the Buyer shall submit a proposed calculation of the Closing Working Capital, the Closing Indebtedness, the Closing Transactional Expenses or the Closing Special Receivable, as applicable. The Arbiter shall apply the terms of Sections 2.4 and 2.5 of this Agreement and all relevant definitions contained herein, and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the then prevailing Commercial Rules of the American Arbitration Association. Parent and the Buyer shall each furnish the Arbiter with such work papers and other documents and information relating to the disputed issues as the Arbiter shall request, and, subject to Section 6.4, shall provide copies to the other Party of any work papers, documents and information so furnished to the Arbiter. Each of the Parties shall bear its own expenses in connection with the arbitration. The fees and expenses of the Arbiter incurred in connection with the arbitration of the Closing Working Capital, the Closing Indebtedness, the Closing Transactional Expenses or the Closing Special Receivable, as applicable, shall be allocated between Parent and the Buyer by the Arbiter in proportion to the extent either of such Parties did not prevail on items in dispute with respect to the Closing Working Capital, the Closing Indebtedness, the Closing Transactional Expenses or the Closing Special Receivable, as applicable, reflected on the Closing Statement; provided, that such fees and expenses shall not include, so long as a Party complies with the procedures of this Section, the other Party’s outside counsel or accounting fees. The Parties agree not to engage in any ex parte communication with the Arbiter. All determinations by the Arbiter shall be final, conclusive and binding with respect to the Closing Working Capital, the Closing Indebtedness, the Closing Transactional Expenses or the Closing Special Receivable and the allocation of arbitration fees and expenses, in the absence of fraud or manifest error. The Closing Statement and Closing Working Capital (i) if deemed final in accordance with Section 2.5(b), as originally submitted by Parent, or (ii) if a Notice of Dispute has been timely delivered by the Buyer in accordance with this Section 2.5(c), as determined pursuant to the resolution of such dispute pursuant to this Section 2.5(c), shall be, respectively, the “Final Statement”, the “Final Working Capital”, the “Final Indebtedness”, the “Final Transactional Expenses” and the “Final Special Receivable”.

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(d) Based on the Closing Statement as finally determined under Section 2.5(a) or, if necessary, Section 2.5(b) or (c), the Closing Payment shall be increased or decreased, as the case may be, on dollar-for-dollar basis by the amount equal to the following (the “Net Adjustment Amount”):

(i) the sum of (a) any amount by which Closing Working Capital reflected on the Closing Statement exceeds the Estimated Working Capital, (b) any amount by which Estimated Indebtedness exceeds Final Indebtedness and (c) any amount by which Estimated Transactional Expenses exceed Final Transaction Expenses;

minus

(ii) the sum of (x) any amount by which Estimated Working Capital exceeds the Closing Working Capital reflected on the Closing Statement, (y) any amount by which Final Indebtedness exceeds Estimated Indebtedness and (z) any amount by which Final Transactional Expenses exceed Estimated Transactional Expenses.

(e) If the Net Adjustment Amount is a positive number, then the Buyer shall pay or cause to be paid to Parent the Net Adjustment Amount, or, if the Net Adjustment Amount is a negative number, then Parent shall cause to be paid to the Buyer the Net Adjustment Amount, in either case, plus interest, compounded annually, calculated using a 365 day year from the Closing Date through the date prior to the date of payment at the prime lending rate of Bank of America, N.A. as in effect as of the Closing Date. Any payment so required to be made by either Parent or the Buyer shall be by wire transfer of immediately available funds, not more than seven (7) Business Days after final determination thereof pursuant to Section 2.5(c), to an account to be designated by the payee at least two (2) Business Days prior to the due date.

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(f) Any adjustment attributable to the difference between the Estimated Special Receivable and the Final Special Receivable shall not require any payment or set-off, but instead shall increase or decrease the amount to be remitted in accordance with the Special Receivable payment process described in Section 6.14.

2.6 Post-Closing Receipt of Invoices. From and after the Closing Date, (a) the Buyer shall remit to Parent all invoices and amounts received by the Buyer after the Closing Date which relate to Parent’s or any of its Affiliates’ businesses and (b) Parent shall remit to the Buyer all invoices and amounts received by Parent after the Closing Date which relate to the operation of the Business (other than amounts received in respect of the Special Receivable), including invoices for any charges incurred by Employees following the Effective Time (including any charges on credit cards issued in Parent’s name). The Buyer or Parent, as the case may be, shall pay and remit to the applicable payee the amount of all such invoices in no event later than the due date specified on the applicable invoice.

2.7 Intercompany Accounts. As of the Effective Time, all intercompany accounts, other than those between the Company and the Company Subsidiaries, will be eliminated.

2.8 Withholding. Provided that Buyer gives prompt written notice to Parent that Buyer reasonably believes it will be obligated to withhold tax, the Buyer may deduct and withhold from the amounts otherwise payable by it pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law, provided that if there is a change in the Code or any provision of state, local or foreign Tax Law after the provision of such notice to Parent and prior to Closing that would require the Buyer to deduct and withhold from the amounts otherwise payable by it pursuant to this Agreement, the Buyer shall be permitted to withhold and deduct any such amounts from the amount paid hereunder. The Buyer shall use its commercially reasonable efforts to mitigate any such withholding. In the event that any amount is so deducted and withheld, the Buyer shall properly remit such amounts to the appropriate Governmental Authority. Any such amounts will be treated for all purposes of this Agreement as having been paid to the Person from whom such amount was withheld. Notwithstanding the foregoing, the Buyer shall not withhold with respect to U.S. Taxes so long as Parent complies with the requirements of Section 6.9(h) of this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby makes the following representations and warranties to the Buyer, each of which is true and correct on the date hereof and as of the Closing and shall survive the Closing as set forth in Section 9.5(a):

3.1 Existence and Power; Non-Contravention.

(a) Parent has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to transfer the Company Interests, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. ESCO Luxembourg has the authority to execute and deliver each Ancillary Agreement to which it is a party, to perform its obligations thereunder, to consummate the transactions contemplated thereby and to transfer the Caribe Shares.

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(b) Each of Parent, ESCO Luxembourg, the Company and the Company Subsidiaries, is duly organized, validly existing and in good standing under the laws of its jurisdiction set forth on Disclosure Schedule 3.1(b).

(c) The Company and the Company Subsidiaries have the power and authority to own, lease and use their assets and to transact the business in which they are engaged, including the Business, and hold all material Permits required therefor. Each of the Company and the Company Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction where such license or qualification is required, except those jurisdictions where the failure to be so licensed or qualified would not have a Material Adverse Effect.

(d) Except as set forth on Disclosure Schedule 3.1(d), neither the execution and delivery of this Agreement or the Ancillary Agreements by Parent or, as applicable, ESCO Luxembourg, nor the consummation by Parent or ESCO Luxembourg of the transactions contemplated herein or therein nor compliance by Parent or ESCO Luxembourg with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws or equivalent organizational documents (“Organizational Documents”) of Parent, ESCO Luxembourg, the Company or the Company Subsidiaries (ii) subject to receipt of the requisite approvals referred to in Disclosure Schedule 3.1(e), violate any Order or Law applicable to Parent, ESCO Luxembourg, the Company or the Company Subsidiaries, (iii) conflict with, result in a breach or default of, or render void or result in the withdrawal or cancelation of any right, interest or option under, any Material Contract, lease in respect of the Leased Real Property or Permit, (iv) result in the creation or imposition of any Encumbrances on any of the Interests of the Company or the Company Subsidiaries or (v) result in the creation or imposition of any material Encumbrances on any material assets of the Company or the Company Subsidiaries.

(e) Except as set forth on Disclosure Schedule 3.1(e) or otherwise provided for herein, no Consent of, or declaration to or filing or registration with, any Governmental Authority (other than in the capacity as a customer in the Ordinary Course) is required in connection with the execution, delivery, performance of this Agreement and the Ancillary Agreements, the transfer of the Company Interests or Caribe Shares or the consummation of the transactions contemplated hereby and thereby by Parent or ESCO Luxembourg.

(f) Parent or the Company has made available to the Buyer true and complete copies of the Organizational Documents of the Company and the Company Subsidiaries as in effect on the date of this Agreement. None of the Company nor any Company Subsidiary is in material breach or violation of or default under any provision of its Organizational Documents.

3.2 Valid and Enforceable Agreement; Authorization. This Agreement and the Ancillary Agreements have been duly executed and delivered by Parent and, as applicable, ESCO Luxembourg (assuming due authorization, execution and delivery by the Buyer), and constitute legal, valid and binding obligations of Parent and, as applicable, ESCO Luxembourg, enforceable against Parent and, as applicable, ESCO Luxembourg in accordance with their terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity (collectively, the “General Enforceability Exceptions”). The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized, approved and ratified by all necessary corporate action on the part of Parent and, as applicable, ESCO Luxembourg. Each of Parent and, as applicable, ESCO Luxembourg has full corporate authority to enter into and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

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3.3 Capitalization and Ownership.

(a) Disclosure Schedule 3.3 sets forth the capitalization of the Company and the Company Subsidiaries. All of the issued and outstanding Interests have been validly issued. Parent is the legal and beneficial owner of the Company Interests, the Company is the legal and beneficial owner of all of the International Interests and ESCO Luxembourg is the legal and beneficial owner of the Caribe Shares, in each case free and clear of Encumbrances (other than any restrictions on transfer generally arising under applicable federal or state securities Laws).

(b) The authorized, issued and outstanding shares of capital stock or membership interests of the Company and the Company Subsidiaries, and their respective jurisdictions of formation are identified on Disclosure Schedule 3.3. Neither the Company nor any Company Subsidiary owns any shares of capital stock or membership interests of any other person, except as set forth on Disclosure Schedule 3.3.

(c) There are no (i) outstanding securities convertible or exchangeable into shares of capital stock or interests of the Company or any Company Subsidiary; (ii) options, warrants, calls, subscriptions, or other rights, agreements or commitments obligating the Company or any Company Subsidiary to issue, transfer or sell any shares of its capital stock or interests or (iii) voting trusts or other agreements or understandings to which any of the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound with respect to the voting, transfer or other disposition of its shares of capital stock or interests. There are no Contracts, contingent or otherwise, obligating any of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock of, or other equity or voting interests in, any of the Company or any Company Subsidiary.

(d) Upon the Closing, the Buyer will own, directly or indirectly, all of the Interests free and clear of all Encumbrances (other than any restrictions on transfer generally arising under applicable federal or state securities Laws), subscriptions, options, warrants, calls and proxies, except for any of the foregoing created by the action of the Buyer or any of its Affiliates.

(e) The minute books and stock record books of the Company and the Company Subsidiaries, all of which have been made available to the Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company and the Company Subsidiaries contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, members or other equity holders, the board of directors and any committees of the board of directors of the Company or the Company Subsidiaries, and any managers of the Company or the Company Subsidiaries, and no meeting, or action taken by written consent, of any such stockholders, members or other equity holders, the board of directors and any committees thereof, and any managers has been held for which minutes have not been prepared and are not contained in such minute books, it being understood and acknowledged that the representation in this sentence with respect to entities acquired by the Company is made to Parent’s knowledge with respect to minutes of meetings and actions taken prior to the acquisition of such entities by the Company. At the Closing, all of those books and records will be in the possession of the Company or the Company Subsidiaries.

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3.4 Financial Statements. Attached as Disclosure Schedule 3.4(a) are the Financial Statements. The Financial Statements (a) were derived from the books and records of the Company and the Company Subsidiaries, (b) are complete and accurate in all material respects and (c) present fairly in all material respects the financial position and results of operations of the Company and the Company Subsidiaries at the dates and for the periods indicated in accordance with GAAP (except as described in Disclosure Schedule 3.4(b)) applied on a basis consistent with the historical financial statements of the Company and the Company Subsidiaries.

3.5 Undisclosed Liabilities. To Parent’s knowledge, except as set forth in Disclosure Schedule 3.5, neither the Company nor any Company Subsidiary has any Liability, other than (a) those set forth on the Balance Sheet, (b) liabilities that have arisen after the date of the Balance Sheet in the Ordinary Course that are not, individually or in the aggregate, material to the Company or the Business, and (c) those set forth in or arising under Contracts (other than as a result of any breach or nonperformance thereof).

3.6 Absence of Certain Developments. Except for the transactions contemplated hereby or as set forth in Disclosure Schedule 3.6, since November 30, 2013, the Company and the Company Subsidiaries have operated in the Ordinary Course and neither the Company nor any Company Subsidiary has:

(a) suffered any Material Adverse Effect;

(b) incurred any Liability or entered into any transaction except in the Ordinary Course;

(c) suffered any material adverse change in its relationship with any of its suppliers, customers, distributors, lessors, licensors, licensees or other third parties;

(d) increased the rate or terms of compensation or benefits payable to or to become payable by it to its directors, officers, or employees or increased the rate or terms of any bonus, pension or other employee benefit plan covering any of its directors, officers or employees except in each case increases occurring in the Ordinary Course in accordance with its customary practice (including normal periodic performance reviews and related compensation and benefits increases consistent with past practice);

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(e) waived any claims or rights other than in the Ordinary Course;

(f) acquired, sold, transferred, conveyed, leased, subleased or otherwise disposed of any businesses or any properties or assets in excess of $50,000, individually or in the aggregate, (whether by merger, consolidation or otherwise), other than acquisitions of supplies and sales of inventory in the Ordinary Course;

(g) amended or changed its Organizational Documents;

(h) issued, created, granted, sold or otherwise disposed of or repurchased, redeemed or otherwise acquired any shares or interests of, or rights of any kind to acquire or subscribe to (including options) any shares of or interests in, any of its capital stock or other equity interests or securities (including convertible securities);

(i) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property, or any combination thereof) on any of its capital stock or other equity interest;

(j) reclassified, combined, split, subdivided or issued any other securities in respect of, in lieu of or in substitution for, directly or indirectly, any of its capital stock or other equity interests;

(k) except in the Ordinary Course, cancelled, materially modified, terminated or granted a material waiver or release of any Permit, Business Lease, Material Contract or gave any consent or exercised any material right thereunder;

(l) suffered any material damage, destruction or Loss with respect to any of its properties or assets, whether or not covered by insurance;

(m) (i) incurred, guaranteed or assumed any Indebtedness, or mortgaged, pledged or subjected to any Encumbrance (other than a Permitted Encumbrance) any of its properties or assets, or (ii) failed to pay any creditor any amount owed to such creditor when due;

(n) made any loan, advance or capital contribution to, or investment in, any Person other than travel loans or advances to employees in the Ordinary Course;

(o) participated in any arbitration, trial, hearing or other proceeding or adjudication of any kind, whether before a court, judge, agency, arbitrator, panel or any other type of adjudicator, concerning any claim(s) of any kind against the Company or any Company Subsidiary and/or any of their respective partners, directors, stockholders, members, officers, executives, managers or employees;

(p) made any capital expenditure or commitment for any capital expenditure in excess of $100,000, or failed to make property, plant and equipment (PP&E) capital expenditures in accordance with the Company’s year-to-date budget;

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(q) failed to maintain in full force and effect or failed to replace or renew any Policies in respect of the Company, Company Subsidiaries or the Business;

(r) failed to maintain the existence of the Company or any Company Subsidiary, or merged or consolidated the Company or any Company Subsidiary with any other Person;

(s) adopted a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization or otherwise wound up its business;

(t) made any material change in any method of accounting or accounting practice;

(u) made or revoked any material Tax election that would be binding on the Company or the Company Subsidiaries after the Effective Time;

(v) failed to discharge any material Liability or make any material payment required to be made by it when it became due except in connection with a good faith dispute; or

(w) committed to do any of the foregoing.

3.7 Taxes. Except as set forth on Disclosure Schedule 3.7:

(a) All Tax Returns in respect of Pre-Closing Periods required to be filed solely by the Company or the Company Subsidiaries before the Closing Date have been filed and all such Tax Returns are true, correct, and complete in all material respects.

(b) All Taxes due and owing that relate to the operations or activities of the Company or the Company Subsidiaries (whether or not reflected on any Tax Return) have been fully paid.

(c) No deficiencies for any Taxes for which the Company or the Company Subsidiaries are solely liable have been asserted or assessed in writing which remain unpaid.

(d) Each of the Company and the Company Subsidiaries has properly withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly filed.

(e) There are no Encumbrances relating to unpaid Taxes upon the assets of the Company or the Company Subsidiaries other than Permitted Encumbrances.

(f) There are no federal, state, or local Tax audits or administrative or judicial Tax proceedings or Tax ruling requests pending, being conducted, or threatened in writing with respect to Taxes that relate to the operations or activities of the Company or any Company Subsidiary or with respect to the Business. No issues have been raised in any examination with respect to the Company or any Subsidiary that are expected to result in liabilities for Taxes for any of the Company or Company Subsidiary or period not so examined.

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(g) No waiver of any statutes of limitation or any extension of time with respect to an assessment or deficiency for Taxes solely of the Company or the Company Subsidiaries is currently in effect.

(h) Within the last five (5) years, no claim has been made by a taxing authority in a jurisdiction where the Company or the Company Subsidiaries does not file Tax Returns that it is subject to taxation by that jurisdiction.

(i) At all times since their formation, the Company and Aclara International (and their predecessors) have been characterized as disregarded entities for federal Income Tax purposes pursuant to Treas. Reg. § 301.7701-3.

(j) Neither the Company nor any Company Subsidiary has any Liabilities for the Taxes of any person (i) as a transferee or successor, (ii) by Contract, or (iii) under Section 1.1502-6 of the Treasury regulations or any similar provision of state, local or foreign Law (other than (1) this Agreement, (2) Tax sharing agreements solely between or among any of the Company and the Company Subsidiaries or (3) any agreement or arrangement that the principal purpose is not Tax indemnity, sharing, or allocation). Neither the Company nor any Company Subsidiary is a party to, a beneficiary of or is subject to, any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes.

(k) The undistributed earnings and profits of Caribe generated during the period of its industrial tax exemption granted to Caribe by the Commonwealth of Puerto Rico continue to be exempt under Section 7(b) of the 1998 Tax Incentives Act (Act 135) through the Closing Date.

(l) No Company or Company Subsidiary has been, or has been a member of a U.S. federal consolidated return group, that is the “distributing corporation” or the “controlled corporation” (within the meaning of Section 355 of the Code) with respect to a transaction described in Section 355 of the Code within the five-year period ending as of the date of this Agreement.

(m) No Company or Company Subsidiary is or has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) or to any “transaction of interest” as defined in Treasury Regulations Section 1.6011-4(b)(6).

3.8 Litigation(a) . Except as set forth on Disclosure Schedule 3.8, there are no actions, suits, proceedings, orders or, to Parent’s knowledge, investigations pending or, to Parent’s knowledge, threatened against the Parent, ESCO Luxembourg, the Company or the Company Subsidiaries. There is no action, suit, proceeding order or, to Parent’s knowledge, investigation, pending or, to Parent’s knowledge, threatened that challenges or seeks to prevent, enjoin or otherwise delay or which would otherwise interfere with the consummation of the transactions contemplated hereby and by the Ancillary Agreements. None of the Company nor any Company Subsidiary is subject to any Order of any Governmental Authority (excluding any such matters of general applicability or applicable to entities situated similarly to the Company and the Company Subsidiaries rather than to any of them specifically).

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3.9 Real Property.

(a) Disclosure Schedule 3.9(a) sets forth a list of all land and real property owned in fee simple by the Company or any Company Subsidiary, together with all buildings, structures, improvements and fixtures located thereon and any easements, rights-of-way, licenses, privileges, air rights and other rights and interests appurtenant thereto (collectively, and specifically including the Campus Parkway Property, the “Owned Real Property”). With respect to each parcel of Owned Real Property, (i) the Company or the applicable Company Subsidiary owns good and valid title to such parcel of real property, free and clear of Encumbrances except Permitted Encumbrances, (ii) to Parent’s knowledge, the current use and occupancy of the Owned Real Property and the operation of the Business by the Company as currently conducted thereon do not violate any applicable zoning law, easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting the Owned Real Property, (iii) none of Parent, Company or the Company Subsidiaries has received any written notice of any pending or threatened condemnation proceedings in the nature of eminent domain in connection with such Owned Real Property, (iv) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of real property, (v) there are no outstanding options or rights of first refusal to purchase such parcel of real property, or any portion thereof or interest therein, and (vi) to Parent’s knowledge, all utilities and major building systems currently serving the Owned Real Property are properly installed, connected and operating, and are sufficient for the operation of the Business as currently conducted.

(b) Disclosure Schedule 3.9(b) sets forth a list of all leases and subleases (including any amendments, extensions, renewals, guaranties and licenses to occupy real property relating thereto) with respect to real property pursuant to which the Company or any Company Subsidiary is a lessee, sublessor, sublessee, licensee, occupant or which is otherwise used in connection with the Business as of the date hereof, including the address of any such parcel of real property, the name and address of the third party lessor, sublessor, sublessee or licensor, the expiration date of each such lease, license or sublease (the “Leased Real Property”).

(c) Disclosure Schedule 3.9(c) sets forth a list of all material leases with respect to personal property pursuant to which the Company or any Company Subsidiary is a lessee as of the date hereof (the “Leased Personal Property” and, together with the Leased Real Property, the “Company Properties”).

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(d) Each of the leases set forth on Disclosure Schedule 3.9(b) and Disclosure Schedule 3.9(c) (collectively, the “Business Leases”) is legal, valid and binding on the Company or the Company Subsidiary party thereto, as applicable, and, to Parent’s knowledge, the other party thereto, subject to the General Enforceability Exceptions, and is free from any Encumbrance other than Permitted Encumbrances. Parent has delivered or made available to the Buyer a true and complete copy of each Business Lease document (including, without limitation, any renewal, amendment, extension or modification thereof) and in the case of any oral Business Lease, if any, a written summary of the material terms of such Business Lease. To Parent’s knowledge, (i) all rentals due under such Business Leases have been paid, (ii) there are no disputes with respect to the Business Leases, (iii) there exists no material default by the Company or the Company Subsidiary party thereto, or by any other party to such Business Lease under the terms thereof, and (iv) no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, could reasonably be expected to constitute such a breach or default, or permit the termination, modification, penalty increase in or acceleration of rent under such Business Lease. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received any written notice of termination of such Business Lease by the landlord or sublessee, as applicable, party thereto. Except as set forth on Disclosure Schedule 3.9(b), the Company and the Company Subsidiaries have not assigned, transferred, sublet or granted any Person the right to use or occupy the Leased Real Property or granted any other security interest in any Business Lease or any interest therein. The Company’s and the Company Subsidiaries’ possession and quiet enjoyment of the Leased Real Property have not been disturbed. There is no option to purchase, right of first refusal, right of first offer, or other agreement granting any person or entity any right to acquire, sublease or use the Company Properties, which right or option is not expressly contained in the relevant Business Lease. No security deposit or portion thereof deposited with respect to such Business Lease has been applied in respect of a breach or default under such Business Lease which has not been redeposited in full. None of Parent, the Company nor any Company Subsidiary owes any brokerage commissions or finder’s fees with respect to any Business Lease. To the knowledge of Parent, there are no unsatisfied and/or deferred capital expenditure requirements or remodeling obligations (with respect to remodeling obligations, to the extent set forth in a Contract or required by Law) of Parent, the Company or any Company Subsidiary in connection with any Company Property and/or Business Lease other than ordinary maintenance and repair obligations and, to the knowledge of Parent, there are no defects in the buildings, improvements and structures located on or at the Company Properties which would materially impair the conduct of the Business by the Buyer immediately following the Closing. To the knowledge of Parent, the mechanical, electrical, plumbing, HVAC and other systems servicing the Company Properties are in good working order and repair, ordinary wear and tear excepted, and to the knowledge of Parent, there are no defects in such systems which would reasonably be expected to impair the conduct of the Business by the Buyer immediately following the Closing. None of the Company Properties consists of a ground lease except as set forth on Disclosure Schedule 3.9(b), and if any ground leases are identified in Disclosure Schedule 3.9(b), the Company or the Company Subsidiaries own all buildings and structures on the land encumbered by such ground leases subject to and as set forth in the terms of such ground leases.

(e) Disclosure Schedule 3.9(e) sets forth a complete list of any real property formerly leased by the Company or any Company Subsidiary within the last three (3) years, together with the address of such location, the names of all parties to such lease, and the date of termination of such lease and the date the Company or applicable Company Subsidiary fully vacated such location (collectively, the “Former Leases”). There are no outstanding termination fees or contingent liabilities related to any Former Leases.

3.10 Property; Title.

(a) Each of the Company and the Company Subsidiaries has good and valid title to (or a valid leasehold interest in (subject to the terms of the applicable lease) or other right to use, as the case may be) the assets, rights and properties shown to be owned by the Company and the Company Subsidiaries on the Balance Sheet, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as set forth on Disclosure Schedule 3.10(a), the assets, rights and properties that the Company and the Company Subsidiaries own, together with (i) all property or assets leased to the Company or the Company Subsidiaries, (ii) Intellectual Property licensed to the Company or the Company Subsidiaries or as described on Disclosure Schedule 3.16(b)(i)(1) and (iii) those assets, rights or properties which are owned or used by Parent or its Affiliates (other than the Company and the Company Subsidiaries) to provide financial, legal, accounting, information technology, insurance, tax, and human resources services and other types of similar administrative services to the Company and the Company Subsidiaries described on Disclosure Schedule 3.10(a)(iii), constitute all material property, real and personal, tangible and intangible, used by the Company and the Company Subsidiaries to transact the Business as presently conducted and as proposed to be conducted by Parent in the Ordinary Course. Upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, to Parent’s knowledge, the Company and the Company Subsidiaries will be entitled to continue to use all the properties and assets except those described above in Section 3.10(a)(iii) which are currently used by them in the conduct of the Business.

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(b) Parent has provided to Buyer or its Representatives a complete and accurate fixed asset register dated as of September 30, 2013 listing the tangible personal property and tangible assets of the Company and the Company Subsidiaries as of such date, other than inventory, materials and supplies, in each case with a fair market value in excess of $50,000.

3.11 Condition of Personal Property. Except as set forth in Disclosure Schedule 3.11, all tangible personal property which is material to the conduct of the Business has been maintained in good operating condition and repair, in the Ordinary Course in a manner consistent with past maintenance practices of the Business in accordance with standard industry practices.

3.12 Contracts.

(a) Except as set forth on Disclosure Schedule 3.12(a), neither the Company nor any Company Subsidiary is a party to or otherwise obligated under any of the following (each a “Material Contract”):

(i) Any Contract, agreement or purchase order providing for the sale of products or the provision of services in excess of $500,000 in any twelve (12) month period during the last twenty-four (24) month period, or $1,000,000 in the aggregate in the last thirty-six (36) month period, in any such case, by the Company or any Company Subsidiary;

(ii) Any Contract providing for an expenditure by the Company or any Company Subsidiary in excess of $500,000 in any twelve (12) month period during the last twenty-four (24) month period, or $1,000,000 in the aggregate in the last thirty-six (36) month period;

(iii) Any Contract providing for an expenditure by the Company or any Company Subsidiary for the purchase, lease or sale of real property in excess of $60,000 in any twelve (12) month period during the last thirty-six (36) month period;

(iv) Any Contract pursuant to which the Company or any Company Subsidiary is the lessee or sublessee of, or holds or operates, any personal property owned or leased by any other person (other than leases of personal property leased in the Ordinary Course with lease payments no greater than $100,000 in any twelve (12) month period during the last thirty-six (36) month period);

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(v) Any loan agreement, indenture, promissory note, letter of credit arrangement, capital lease, Contract providing for deferred rent, interest rate protection Contract, interest rate swap Contract, foreign currency exchange Contract, or other interest or exchange rate hedging Contract;

(vi) Any Contract which involves a sharing of profits or any joint venture or partnership;

(vii) Any sales agency, sales representation or distributorship Contract that by its terms is not terminable without cost or penalty within thirty (30) days;

(viii) Any Contract not made in the Ordinary Course that is in excess of $100,000 in the last twelve (12) months;

(ix) Any Contract relating to the settlement of any action, complaint, petition, suit, arbitration, litigation or other proceeding in the last thirty-six (36) months;

(x) Any Contract requiring the Company or any Company Subsidiary to purchase its total requirements of any product or service from a third party or that contains “take or pay” or other minimum purchase requirements in excess of $100,000 in any twelve (12) month period;

(xi) Any Contract that (A) limits the ability of the Company or any Company Subsidiary to compete with or conduct any business or line of business (including geographic restrictions), (B) provides for “most favored nation” terms or (C) grants exclusive rights to any Person to sell products or services of the Business in any market, field or territory;

(xii) Any Contract under which any Person has directly guaranteed the performance of the Company or any Company Subsidiary under a Contract disclosed pursuant to Sections 3.12(a)(i) or 3.12(a)(ii);

(xiii) Any Contract under which the Company or any Company Subsidiary has directly made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

(xiv) Any Contract providing for a guarantee by the Company or any Company Subsidiary of the obligations of any third party (other than with respect to products);

(xv) Any Contract between or among any of the Company or Company Subsidiaries, on the one hand, and Parent or any of its Affiliates, on the other hand;

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(xvi) Any Contract with a Governmental Authority, other than in the capacity as a customer in the Ordinary Course;

(xvii) Any powers of attorney or similar instruments, other than those granted to employees in the Ordinary Course or those granted to third parties for purposes of processing goods or services through customs;

(xviii) Any Contract for the grant to any Person of any option or right of first refusal or preferential right to purchase any of the assets of the Company or any Company Subsidiary;

(xix) Any Contract that provides for payments that are conditioned, in whole or in part, on the change of control of the Company or any Company Subsidiary, other than any such Contracts with employees;

(xx) Any Contract that provides for an assignment of exclusive ownership of, or the granting of exclusive rights to, any Intellectual Property Rights owned, developed or created by the Company;

(xxi) Any Contract that provides for the payment of any royalty or contingent license fees by the Company based upon the Company’s use or exploitation of any Intellectual Property Rights; or

(xxii) Any Contract that provides for the disclosure or escrow of any source code owned, developed or created by the Company, other than any such Contract requiring disclosure to, or escrow of source code for the benefit of, customers in the event of a (1) failure or refusal of the Company to maintain or support applicable software or (2) default by the Company or any Company Subsidiary.

(b) Each of the Material Contracts is legal, valid and binding on the Company or the Company Subsidiary, as the case may be, and, to Parent’s knowledge, the other party thereto, subject to the General Enforceability Exceptions. Except as set forth in Disclosure Schedule 3.12(b), to Parent’s knowledge, the terms of all Material Contracts have been complied with in all material respects by the Company or the Company Subsidiary, as applicable, and by the other parties to such Material Contract. Parent has provided to the Buyer an accurate and complete copy of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder). Except as set forth in Disclosure Schedule 3.12(b), with respect to each Material Contract, none of the Company nor any Company Subsidiary has given or received notice to or from any Person relating to any alleged or potential default that has not been cured and no event has occurred which with or without the giving of notice or lapse of time, or both, could violate, breach, conflict with or constitute a default, an event of default, or an event creating any additional rights (including rights of amendment, impairment, modification, suspension, revocation, acceleration, termination, or cancellation), impose additional obligations or result in a loss of any rights, or require a consent or the delivery of notice, under any Material Contract.

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(c) Except as set forth on Disclosure Schedule 3.12(c), neither the Company nor any Company Subsidiary is a party to, subject to or bound by any Material Contract, which would be breached or violated or its obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) in any material respect by the execution or delivery by Parent of this Agreement or the performance by Parent of the transactions contemplated by this Agreement.

3.13 Licenses and Permits. Except as set forth on Disclosure Schedule 3.13, the Company and the Company Subsidiaries have all material permits, licenses and authorizations of Governmental Authorities (collectively, “Permits”) necessary for the conduct of the Business as presently conducted in the Ordinary Course, and all such Permits are in full force and effect in all material respects. To Parent’s knowledge, no action is pending or threatened by any Governmental Authority relating to the suspension of any such Permit.

3.14 Compliance with Laws(a) . Except for Laws relating to Taxes, environmental matters, intellectual property, labor matters and employee benefits, which shall be governed exclusively by Section 3.7, Section 3.15, Section 3.16, Section 3.18 and Section 3.19, respectively, and except as set forth in Disclosure Schedule 3.14, the Company and the Company Subsidiaries are in compliance with all applicable Laws currently in effect. None of the Company nor any Company Subsidiary has received a notice or other communication from any Governmental Authority (other than in the capacity as a customer in the Ordinary Course) alleging a possible violation of any Law applicable to it, its personnel, properties (including the Company Properties) or other assets or its businesses or operations.

3.15 Environmental Matters. Except as set forth in Disclosure Schedule 3.15 (i) the Company and the Company Subsidiaries are and have for the three (3) year period prior to the Closing Date been in material compliance with all applicable Environmental Laws and have obtained and are and have for the three (3) year period prior to the Closing Date been in material compliance with all Permits required by any applicable Environmental Law and which are necessary for the conduct of the Business as presently conducted in the Ordinary Course, and all such Permits are in full force and effect, (ii) neither the Company nor any Company Subsidiary has Released a Hazardous Material into the environment which could reasonably be expected to result in any material liability to the Company or any Company Subsidiary under any Environmental Law, (iii) there are no asbestos-containing materials, polychlorinated biphenyl containing equipment or underground storage tanks which currently or previously contained Hazardous Materials on or under any real property that the Company or any Company Subsidiary owns or leases, (iv) there is no civil, criminal or administrative action, suit, proceeding or, to Parent’s knowledge, investigation, pending or to Parent’s knowledge, threatened against the Company or any Company Subsidiary relating to or arising from any Environmental Laws and neither the Company nor any Company Subsidiary has received written notice from a third party, including a Governmental Authority, that it is a potentially responsible party pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et. seq. which remains unresolved, (v) no Releases of Hazardous Materials have occurred and no Person has been exposed to any Hazardous Materials at, from, to, or on any Site that could reasonably be expected to result in any material liability to the Company or any Company Subsidiary under any Environmental Law, (vi) neither the Company, any Company Subsidiary nor to Parent’s knowledge, any of their respective predecessors, has transported or arranged for the treatment, storage, disposal, or transportation of any Hazardous Material to any off-Site location which has or could reasonably be expected to result in any material liability to the Company or any Company Subsidiary under any Environmental Law, (vii) there are no written reports documenting any Phase I or Phase II environmental assessments, environmental investigations, studies, audits, or tests conducted by, on behalf of, and which are in the possession of the Company or any Company Subsidiary (or any advisors or representatives thereof) with respect to any Site which have not been made available to the Buyer prior to execution of this Agreement, (viii) neither the Company nor any Company Subsidiary has entered into or is subject to, any Order under any Environmental Laws under which the Company or any Company Subsidiary has any ongoing obligations, and (ix) neither the Company nor any Company Subsidiary has assumed responsibility for or agreed to indemnify or hold harmless any Person for any liability or obligation arising under any Environmental Law for which the Company or any Company Subsidiary has any ongoing obligations. Notwithstanding anything in this Agreement to the contrary, the representations and warranties in this Section 3.15 are the sole representations and warranties of Parent with respect to Environmental Laws.

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3.16 Intellectual Property.

(a) Disclosure Schedule 3.16(a) sets forth a list of all patents, patent applications, registered trademarks and applications for trademark registration, copyright registrations and applications for registration of copyright, domain name registrations (collectively, “Registered Intellectual Property”) that are included in Business Intellectual Property.

(b) Except as set forth in Disclosure Schedule 3.16(b)(i)(1), Disclosure Schedule 3.16(b)(i)(2) sets forth a list of all In-Bound Licenses that are material to the Business (including all In-Bound Licenses between the Parent and the Company or a Company Subsidiary or In-Bound Licenses for which the Parent is the licensee for the benefit of the Company or a Company Subsidiary) other than licenses to use commercially available software products with annual fees of $100,000 or less or under standard end-user object code license agreements. Disclosure Schedule 3.16(b)(ii) sets forth a list of all Out-Bound Licenses that are material to the Business, other than any such agreements entered into by the Company or a Company Subsidiary with a customer of the Business in the Ordinary Course. Parent has provided Buyer with true and complete copies of all form customer agreements. As of the date hereof, with respect to the Intellectual Property Licenses listed on Disclosure Schedule 3.16(b)(i)(2) and Disclosure Schedule 3.16(b)(ii) (i) each such Intellectual Property License is legal, valid and binding on the Company or the Company Subsidiary party thereto, as applicable, and, to Parent’s knowledge, the other party thereto, subject to the General Enforceability Exceptions; (ii) the terms of all such Intellectual Property Licenses have been complied with in all material respects by the Company or by the Company Subsidiary that is a party thereto, as applicable, and, to Parent’s knowledge, by the other parties to such Intellectual Property Licenses; and (iii) except as set forth on Disclosure Schedule 3.16(b)(iii), neither the Company nor any Company Subsidiary is a party to, subject to or bound by any Intellectual Property License, which would be breached or violated or its obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) in any material respect by the execution or delivery by Parent or ESCO Luxembourg of this Agreement or any Ancillary Agreement, as applicable, or the performance by Parent or ESCO Luxembourg of the transactions contemplated by this Agreement or any Ancillary Agreement. Except as set forth in Disclosure Schedule 3.16(b)(iv), the Business Intellectual Property and the Intellectual Property licensed pursuant to the In-Bound Licenses owned or used by the Company or the Company Subsidiaries immediately prior to the Closing Date will be owned or available for use (as applicable) on identical terms and conditions immediately after the Closing Date. Except as set forth in Disclosure Schedule 3.16(b)(v), neither the Company nor any Company Subsidiary is bound by, and no Business Intellectual Property is subject to, any agreement or arrangement containing any covenant or other provision that in any way limits or restricts the ability of the Company or the Company Subsidiaries to use, transfer, exploit, assert, or enforce any Business Intellectual Property anywhere in the world.

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(c) Except as described in Disclosure Schedule 3.16(c), (i) the Company and/or the Company Subsidiaries are the sole and exclusive owner of all right, title and interest in and to the Business Intellectual Property and (ii) the Company and/or the Company Subsidiaries are the sole and exclusive owner of all right, title and interest in and to the patents that are included in the Business Intellectual Property, in each case free and clear of all Encumbrances (other than Permitted Encumbrances and restrictions on Business Intellectual Property that are set forth in (1) the terms and conditions of any Out-Bound Licenses listed in Disclosure Schedule 3.16(b)(ii) or (2) any license agreement between the Company or any Company Subsidiary and a customer entered into in the Ordinary Course).

(d) Except as set forth in Disclosure Schedule 3.16(d), the issued patents and registered trademarks included in Business Intellectual Property set forth on Schedule 3.16(a) and that are material to the conduct of the Business as presently conducted, (i) have not been held invalid or unenforceable by any court of competent jurisdiction, and (ii) are not the subject of any pending proceeding alleging the invalidity or unenforceability of any such item of Business Intellectual Property, or challenging or contesting the Company’s or the applicable Company Subsidiary’s ownership thereof.

(e) Except as set forth in Disclosure Schedule 3.16(e)(i), the conduct of the Business as presently conducted by the Company and any Company Subsidiary: (i) with respect to all aspects of the Business other than the development of future product lines, does not infringe or misappropriate any third party’s rights in Intellectual Property, and (ii) with respect to aspects of the Business related to the development of future product lines, to Parent’s knowledge, does not infringe or misappropriate any third party’s rights in Intellectual Property. Except as set forth in Disclosure Schedule 3.16(e)(ii), there are no, and there have not been in the past six (6) years any, pending written claims, demands or assertions, proceedings or actions alleging such infringement or misappropriation, including by way of example and not limitation cease and desist letters or offers of license. Except as set forth in Disclosure Schedule 3.16(e)(iii), to Parent’s knowledge, no Business Intellectual Property is being infringed or misappropriated in any material respect.

(f) Except as set forth in Disclosure Schedule 3.16(f), the Business Intellectual Property together with the Intellectual Property licensed pursuant to the In-Bound Licenses constitute all Intellectual Property necessary for the conduct of the Business as presently conducted.

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(g) The Company and the Company Subsidiaries (i) have established and adhere to commercially reasonable processes and procedures to identify, document, track and maintain, and (ii) use commercially reasonable measures to protect, the Confidential Information in their possession. Except as set forth on Disclosure Schedule 3.16(g), no such Confidential Information has been disclosed or permitted to be disclosed to any Person (except in the Ordinary Course and under an obligation of confidence), and all such Confidential Information held outside the Company or a Company Subsidiary are subject to contractual confidentiality obligations to which the Company or a Company Subsidiary is a party and able to enforce. The Company or a Company Subsidiary possesses documentation relevant to the Confidential Information contained in the Business Intellectual Property that is current, accurate, and sufficient in detail and content to identify and explain the nature and character of such Confidential Information.

(h) All Computer Software used internally by the Company or a Company Subsidiary in the Business is owned by the Company or the relevant Company Subsidiary or used pursuant to a valid license or other enforceable right and is not a “bootleg” version or unauthorized copy. Except as set forth on Disclosure Schedule 3.16(h), the Company or a Company Subsidiary possess such working copies of all of the Computer Software, including, object and (to the extent owned or licensed) source codes, and all related manuals, licenses and other documentation, necessary for the current conduct of the Business. The Computer Software used to operate the Business, including Computer Software offered by the Company or a Company Subsidiary as part of their product or service offerings (i) are in satisfactory working order; (ii) have appropriate security, back ups, disaster recovery arrangements and hardware and software support and maintenance to minimize the risk of material error, breakdown, failure or security breach occurring and to ensure if such event does occur it does not cause a material disruption to the Business; (iii) are configured and maintained to minimize the effects of viruses and do not contain trojan horses, spyware, adware, malware or other malicious code; and (iv) have not suffered any material error, breakdown, failure or security breach in the last twenty-four (24) months which has caused a Material Adverse Effect on the Business.

(i) The Open Source Software used by the Company or the Company Subsidiaries is fully segregable and independent from the Company’s and the Company Subsidiaries’ proprietary Computer Software. Neither the Company nor any Company Subsidiary has used Open Source Software in any manner that (i) requires the disclosure or distribution of any source code of any of the Company’s or the Company Subsidiaries’ proprietary Computer Software, (ii) requires the licensing of any Business Intellectual Property for the purpose of making derivative works, (iii) imposes any restriction on the consideration to be charged for the distribution of any Business Intellectual Property, (iv) creates, or purports to create, obligations for the Company or any of the Company Subsidiaries with respect to the Business Intellectual Property or grants, or purports to grant, to any third party any rights or immunities under any Business Intellectual Property, or (v) imposes any other material limitation, restriction, or condition on the right of the Company or the Subsidiaries to use or distribute any Business Intellectual Property.

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(j) Except as set forth in Disclosure Schedule 3.16(j), the Company and the Company Subsidiaries have at all times complied in all material respects with all applicable Laws, as well as their own rules, policies and procedures, relating to privacy, data protection, and the collection, use, storage and disposal of personal information collected, used, or held for use by the Company or a Company Subsidiary in the conduct of the Business. No claim, action or proceeding has been asserted or, to Parent’s knowledge, threatened alleging a violation of any person’s rights of publicity or privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any Laws or rule, policy, or procedure related to rights of publicity, privacy, data protection, information security, or the collection, use, storage or disposal of personal information collected, used, or held for use by the Company or a Company Subsidiary in the conduct of the Business. The Company and the Company Subsidiaries (i) have complied in all material respects with all local regulatory requirements relating to the collection, use, storage or disposal of personal information and (ii) take commercially reasonable measures, including, any measures required by any applicable Laws, to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

3.17 Insurance. Disclosure Schedule 3.17 sets forth a listing of the types and each policy of insurance and fidelity bond which covers the Company or any Company Subsidiary or the Business, including those maintained by Parent and its Affiliates in connection with the foregoing (other than any insurance contracts that relate to employee benefits under Disclosure Schedule 3.19(a)) (the “Policies”), and such Policies are in full force and effect as of the date of this Agreement. Except as set forth in Disclosure Schedule 3.17, there are no pending claims under any of such Policies as to which coverage has been denied or disputed by the insurer or in respect of which the insurer has reserved its rights. All Policies are issued by an insurer that is financially sound and reputable, are in full force and effect, are valid and are enforceable in accordance with their terms. All premiums due under the Policies have been paid in full or, with respect to premiums not yet due, accrued. Such Policies provide adequate insurance coverage for the Company and each Company Subsidiary, and are sufficient for compliance with all Laws and Contracts to which the Company and each Company Subsidiary is a party or a beneficiary or by which the Company and Company Subsidiary or their assets are subject. None of Parent or its Affiliates, the Company nor any Company Subsidiary has received a notice of cancellation or termination of any Policy or of any material changes that are required in the conduct of the Business as a condition to the continuation of coverage under, or renewal of, any such Policy. None of the Company nor any Company Subsidiary has any self-insurance arrangements.

3.18 Labor Matters.

(a) There is no controversy existing, pending or, to Parent’s knowledge, threatened with any association or union or collective bargaining representative of the Employees and no such agreements are currently being negotiated. To Parent’s knowledge, no labor organization or group of employees of the Company has made a pending demand for recognition or certification. There are no certification proceedings or petitions seeking a representation proceeding pending or, to Parent’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other applicable labor relations authority. To Parent’s knowledge, as of the date of this Agreement, the Company is in material compliance with all applicable Laws relating to labor or employment practices or decisions (including employee classification, employment-related background and credit checks, non-discrimination, wage and hour issues (including meal and rest break issues), whistleblower, safety, and immigration).

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(b) There is no charge or complaint relating to an unfair labor practice pending against the Company or any Company Subsidiary or, to Parent’s knowledge, threatened by or on behalf of any employee or group of employees against the Company or any Company Subsidiary; nor is there any labor strike, work stoppage, material grievance or other labor dispute pending or, to Parent’s knowledge, threatened against the Company or any Company Subsidiary.

(c) There are no collective bargaining, works council or similar agreements between the Company or any Company Subsidiary or any employers’ or trade association of which the Company or any Company Subsidiary is a member and any trade union, staff association or other body representing employees or a substantial number of them.

(d) Except as described in Disclosure Schedule 3.18(d), since January 1, 2011, none of the Company or any of the Company Subsidiaries has engaged in layoffs or employment terminations sufficient to trigger application of the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) or any similar state Law.

(e) The representations and warranties in this Section 3.18 are the sole and exclusive representations and warranties of the Company concerning labor matters.

3.19 Employee Benefit Matters.

(a) Except for the Pension Plan and the retiree welfare benefit obligations described in Section 5.2(e), for which Parent retains all liability, Disclosure Schedule 3.19(a) sets forth all material employee benefit plans, policies, agreements and programs (i) sponsored or contributed to or required to be contributed to by the Company or a Company Subsidiary, (ii) with respect to which the Company and/or the Company Subsidiaries have any Liability, or (iii) otherwise applicable to Employees as of the date hereof, including plans, policies, agreements and programs providing for pension, retirement, profit sharing, savings, bonus, deferred or incentive compensation, restricted stock, stock option or stock appreciation rights, phantom stock, stock purchase, cash awards, change in control benefits, and welfare or fringe benefits, including without limitation, hospitalization, medical, life or disability insurance, vacation and paid holiday, termination or severance benefits, and any other “employee benefit plan” within the meaning of Section 3(3) of ERISA (“Benefit Plans”).

(b) The Benefit Plans have been maintained and administered in compliance in all material respects with applicable Laws, including ERISA and the Code.

(c) Disclosure Schedule 3.19(c) identifies each of the Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code (the “Qualified Plans”). Each Qualified Plan has received a favorable IRS determination letter or opinion letter that is currently in effect, and no event has occurred and no condition exists which would reasonably be expected to result in the revocation of any such determination letter or opinion letter. Each Qualified Plan has been administered in all material respects in accordance with its terms, except for those terms that are inconsistent with statutes, regulations, and rulings requiring changes in the administration of such Qualified Plan in operation but for which amendments to such terms of such Qualified Plan are not yet required to be made, in which case each Qualified Plan has been administered in all material respects in accordance with the provision of applicable statutes, regulations and rulings.

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(d) No Benefit Plan is a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code, and neither the Company nor any Company Subsidiary has any obligation or liability in connection with any such “multiemployer plan” or “multiple employer plan.”

(e) No Benefit Plan is subject to Title IV of ERISA and there have been no missed contributions or other event involving the Pension Plan which would have a material risk of causing the Company to incur any Liability or any lien under Title IV of ERISA, Section 303(k) of ERISA or Section 412 of the Code.

(f) Neither Parent nor any of its Affiliates has engaged in any “prohibited transaction,” as defined in Section 4975 of the Code or ERISA Section 406 with respect to the Benefit Plans for which an applicable statutory or administrative exemption does not exist, and all “fiduciaries,” as defined in Section 3(21) of ERISA, with respect to the Benefit Plans, have complied with the requirements of Section 404 of ERISA.

(g) Other than routine claims for benefits, there are no actions, audits, investigations, suits, or claims pending or, to Parent’s knowledge, threatened against any of the Benefit Plans or any fiduciary thereof or against the assets of any of the Benefit Plans.

(h) No Benefit Plan provides for post-employment or retiree welfare benefits, except as required by applicable Laws.

(i) Neither the Company, the Company Subsidiaries nor any of their Subsidiaries, nor any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Benefit Plan of the Company or a Company Subsidiary that would reasonably be expected to result in the imposition of a penalty pursuant to Section 502 of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975 of the Code.

(j) Each Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) that the Company is a party to has been operated and administered in material compliance with Section 409A of the Code and any proposed and final guidance under Section 409A of the Code.

(k) Except to the extent a fund that is offered under the Parent Savings Plan may from time to time include Parent stock, no Benefit Plan of the Company or a Company Subsidiary has assets that include securities issued by the Company or any of the Company Subsidiaries.

(l) Neither the Company nor any of the Company Subsidiaries has filed, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Benefit Plan of the Company or a Company Subsidiary.

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(m) Except as set forth on Disclosure Schedule 5.2(a), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby constitutes a triggering event under any Benefit Plan, policy, arrangement, statement, commitment or agreement, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment, severance, bonus, retirement or job security or similar-type benefit, or increase any benefits or accelerate the payment, vesting or funding of any benefits to any employee or former employee or director of the Company or any of its Affiliates.

(n) Any amount that could be, or has been, received (whether in cash, property or the vesting of property or in other benefits) by any employee, officer, director, stockholder or other service provider of the Company or any Company Subsidiary (in each case either former or current) under any Benefit Plan or otherwise will not (i) fail to be deductible by reason of Section 280G of the Code (“Section 280G”) or (ii) be subject to an excise tax under Section 4999 of the Code.

(o) To Parent’s knowledge, the Company and the Company Subsidiaries have classified all individuals who perform services for them correctly under each Benefit Plan, ERISA, the Code and all other applicable Laws as common law employees, independent contractors or leased employees.

(p) With respect to each Benefit Plan sponsored solely by the Company or a Company Subsidiary (and excluding any Benefit Plan which Parent sponsors, whether or not the Company or a Company Subsidiary is an adopting employer of or otherwise participates in such Benefit Plan), the Parent has made available to the Buyer (i) the most recent, true and complete copies of each Benefit Plan, together with all amendments thereto, including, in the case of any Benefit Plan not set forth in writing, a written description thereof, and, to the extent applicable, (ii) all current summary plan descriptions and any summaries of material modification, (iii) all current trust agreements, declarations of trust and other documents establishing funding arrangements (and all amendments thereto and the latest financial statements thereof), (iv) the annual report on IRS Form 5500-series, including any attachments thereto, for each of the last two (2) plan years, (v) the most recent actuarial valuation report, (vi) the most recent determination letter and/or opinion letter from the IRS, (vii) any materials relating to any government investigation or audit or any submissions under any voluntary compliance procedures, and (viii) all material Contracts relating to each Benefit Plan of the Company or a Company Subsidiary, including service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, recordkeeping agreements and collective bargaining agreements.

(q) Notwithstanding anything in this Agreement to the contrary, the representations and warranties in this Section 3.19 are the sole representations and warranties of Parent with respect to employee benefits matters.

3.20 Indebtedness. Except as set forth on Disclosure Schedule 3.20, neither the Company nor any Company Subsidiary has any Indebtedness, excluding any Indebtedness as such term is defined in Section 1.92(iv) and (xii).

3.21 Accounts Receivable; Inventory.

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(a) Set forth on Disclosure Schedule 3.21(a) is a list of all the accounts receivable of the Company and the Company Subsidiaries with respect to the Business as of January 31, 2014. Such accounts receivable, and any accounts receivable with respect to the Business arising between such date and the Closing represent valid obligations arising from sales actually made in the Ordinary Course.

(b) All inventories, whether included in inventory or deferred costs on the Financial Statements, held by the Company and/or the Company Subsidiaries at any location are valued on the Financial Statements at the lower of cost or market (cost being determined by the first in, first out method). Such inventories consist of a quantity and quality usable and salable in the Ordinary Course. Set forth on Disclosure Schedule 3.21(b) is a list of locations of the inventory, other than inventory in transit in the Ordinary Course or located within the Leased Real Property.

3.22 Related Party Transactions. Other than any employment-related Contract, no director, officer, employee or Affiliate of Parent, the Company or any Company Subsidiary is a party to any Contract with the Company or any Company Subsidiary or has any interest in any of the assets or property of the Company or any Company Subsidiary, including any Business Intellectual Property, except as specifically disclosed on Disclosure Schedule 3.22.

3.23 Bank Accounts. Set forth on Disclosure Schedule 3.23 is a list of the locations and numbers of all bank accounts, investment accounts and safe deposit boxes maintained by the Company and the Company Subsidiaries.

3.24 Customers and Suppliers. Disclosure Schedule 3.24(i) sets forth a true, complete and correct list, by company, of the 10 largest customers of the Company and the Company Subsidiaries and (to the extent not covered by the foregoing) the top five largest customers with respect to each of the Company’s and the Company Subsidiaries’ electric, natural gas and water business units (the “Material Customers”) and the 10 largest suppliers (including subcontractors to the Company and the Company Subsidiaries under any Contracts) of the Company and the Company Subsidiaries with respect to the Business (the “Material Suppliers”) by volume of sales and purchases, respectively (by dollar volume), during each of the fiscal years ended September 30, 2013 and 2012. Disclosure Schedule 3.24(i) shows the percentage of such goods and services sold or purchased by the Company and the Company Subsidiaries, as applicable, to each Material Customer or from each Material Supplier, as applicable, in each such year. No Material Customer or Material Supplier has during the last 12 months materially decreased or materially limited, or, to Parent’s knowledge, threatened to materially decrease or materially limit, its purchase of the products of the Company or the Company Subsidiaries, or its supply of materials or services to the Company or the Company Subsidiaries, as the case may be. The Company or the Company Subsidiaries have not received any written notice that any Material Customer or Material Supplier intends to discontinue its business relationship with the Company. Except as set forth on Disclosure Schedule 3.24(ii), since September 30, 2012 through the date of this Agreement, there has not been any material dispute with or claim by any of the Material Customers or Material Suppliers concerning the purchase of the products or services of the Company or the Company Subsidiaries or the supply of materials or services to the Company or the Company Subsidiaries that remain unresolved.

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3.25 Warranties and Returns. Disclosure Schedule 3.25(i) discloses the amounts charged to “warranty expense” from the Company’s and the Company Subsidiaries’ operations on the books and records for the past three years. Except as set forth in Disclosure Schedule 3.25(ii), to Parent’s knowledge there are no outstanding or threatened claims, and no events have occurred or conditions exist that would reasonably be expected to give rise to any claims, for any Warranty Costs that would exceed $100,000 per customer as of the date hereof.

3.26 Foreign Operations. Except as described on Disclosure Schedule 3.26, the Company and the Company Subsidiaries have acted in compliance with any and all applicable export and re-export control Laws, applicable sanctions Laws of the United States, applicable import Laws of any applicable jurisdiction and all applicable anti-boycott Laws. Neither the Company nor any Company Subsidiary has received notice of violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). None of Parent, ESCO Luxembourg, the Company nor any Company Subsidiary (nor any director, officer, agent, employee, consultant of or other Person associated with or acting on behalf of the foregoing) has (a) made, authorized, offered or promised to make any payment or transfer of anything of value, directly, indirectly or through a third party, to any foreign government official, employee or other Representative (including employees of a government owned or controlled entity or public international organization and including any political party or candidate for public office), in violation of the FCPA, or any Law of similar effect in any jurisdiction to which such Person is subject or (b) otherwise taken any action which would cause the Company or a Company Subsidiary to be in violation of the FCPA, or any Law of similar effect in any jurisdiction to which such Person is subject. For the purposes of this Section 3.26, the acts specified include, but are not limited to (x) the making or payment of any illegal contributions, commissions, fees, gifts, entertainment, travel or other unlawful expenses relating to political activity, (y) the direct or indirect payment, gift, offer, promise or authorization to make a payment, gift, offer or promise of, anything of material value to any foreign government Representative and (z) the making of any bribe, illegal payoff, influence payment, kickback or other unlawful payment, using funds of Parent, ESCO Luxembourg, the Company or of a Company Subsidiary or otherwise on behalf of Parent, ESCO Luxembourg, the Company or a Company Subsidiary.

3.27 Brokers, Finders. Other than Stephens Inc., no finder, broker, agent, or other intermediary acting on behalf of Parent is entitled to a commission, fee, or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

3.28 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III (as modified by the Disclosure Schedules), this Agreement and the Ancillary Agreements, the Interests are sold “as is, where is” and Parent expressly disclaims any other representations or warranties of any kind or nature, express or implied, as to liabilities, operations of the facilities, the title, condition, value or quality of the Company, the Company Subsidiaries and the Business or the prospects (financial or otherwise), risks and other incidents of the Company, Company Subsidiaries and the Business. No other material or information provided by or communications made by Parent or any of its Affiliates, or by any representative or advisor thereof, whether by use of a “data room,” or in any information memorandum, presentation or otherwise, or by any broker or investment banker, will cause or create any warranty, express or implied, as to the title, condition, value or quality of Parent, the Interests, the Company, the Company Subsidiaries or the Business.

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Article IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby makes the following representations and warranties to Parent, each of which is true and correct on the date hereof and as of the Closing and shall survive the Closing as set forth in Section 9.5(a):

4.1 Existence and Power; Non-Contravention.

(a) The Buyer has the corporate power and authority to enter into this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

(b) The Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction set forth on Disclosure Schedule 4.1(b).

(c) Neither the execution and delivery of this Agreement and the Ancillary Agreements by the Buyer, nor the consummation by the Buyer of the transactions contemplated herein or therein nor compliance by the Buyer with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws or equivalent organizational documents of the Buyer or (ii) subject to receipt of the requisite approvals referred to in Disclosure Schedule 4.1(c), violate any Order or Law applicable to the Buyer, except with respect to the foregoing clause (ii), as would not materially impair Buyer’s ability to consummate the transactions contemplated hereby on a timely basis.

(d) Other than as set forth in Disclosure Schedule 4.1(c), no Consent of any Governmental Authority is necessary for the consummation by the Buyer of the transactions contemplated in this Agreement and by the Ancillary Agreements.

4.2 Valid and Enforceable Agreement; Authorization. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by Parent, constitute legal, valid and binding obligations of the Buyer, enforceable against it in accordance with their terms, except that such enforcement may be subject to the General Enforceability Exceptions. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized, approved and ratified by all necessary action on the part of the Buyer. The Buyer has full authority to enter into and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

4.3 Compliance with Securities Laws. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Buyer’s purchase of the Interests. The Buyer confirms that it can bear the economic risk of its investment in the Interests. The Buyer is acquiring the Interests for investment and not with a view to distribution thereof, and understands that the Interests or any interest therein cannot be sold, offered for sale, pledged, transferred or otherwise disposed of except in compliance with the Securities Act of 1933, as amended, and any other applicable federal, state or foreign securities laws.

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4.4 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Buyer’s knowledge, threatened against the Buyer or any of the Buyer’s Affiliates, at law or in equity, which if adversely determined would have a material adverse effect on the Buyer’s performance under this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. There are no injunctions, decrees or unsatisfied judgments outstanding against or related to the Buyer which could interfere with the Buyer’s ability to consummate the transactions contemplated by this Agreement on a timely basis.

4.5 Funds. The Buyer will have at the Closing sufficient funds to consummate the transactions contemplated by this Agreement and by the Ancillary Agreements and to satisfy its obligations hereunder, including payment of the Purchase Price and any adjustment thereof and any fees and expenses relating to the transactions contemplated by this Agreement. The Buyer acknowledges and agrees that its obligations hereunder are not subject to any conditions regarding the Buyer’s or any other person’s ability to obtain financing for the consummation of the transactions contemplated by this Agreement.

4.6 Independent Investigation. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer acknowledges that neither the Company, nor any Company Subsidiary, nor Parent has made, nor is making, any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, including with respect to any information, document or material made available to the Buyer or its Affiliates and representatives in any online “data rooms”, information memoranda, management presentation or in any other form, and that the Buyer is not relying and has not relied on any representations or warranties whatsoever, other than reliance on the representations, warranties, covenants and obligations of Parent set forth in this Agreement and the Ancillary Agreements, and the Buyer made its own independent investigation, analysis and evaluation of the Business, the Company and the Company Subsidiaries (including the Buyer’s own estimate and appraisal of the value of the financial condition, assets, operations and prospects of the Business, the Company and the Company Subsidiaries). The Buyer confirms to Parent that the Buyer is sophisticated and is capable of evaluating the matters relating to the transactions contemplated hereby. The Buyer acknowledges that there are uncertainties inherent in attempting to make estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that the Buyer shall not have any claim against Parent with respect thereto except as provided herein or in any Ancillary Agreement.

4.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Buyer, nor any other person, makes any other express or implied representation or warranty on behalf of the Buyer.

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Article V
EMPLOYEES

5.1 The Buyer’s Obligations.

(a) The Buyer shall credit (or cause to be credited) service accrued by Employees as of the Effective Time for all purposes under its employee benefit plans and shall treat such credit as the assumption of a liability for all Tax purposes.

(b) Each Employee and, as applicable, Beneficiary shall be immediately eligible to participate, without any waiting time, in welfare benefit plans of the Buyer or one of its Affiliates made available to such Employee and Beneficiary (to the extent that coverage replaces coverage under a comparable welfare benefit plan of Parent, in which such Employee or Beneficiary participated immediately prior to the Closing). For purposes of each welfare benefit plan of the Buyer or one of its Affiliates providing life insurance (employer paid), disability or accident (employer paid), or medical, dental, pharmaceutical and/or vision benefits to any Employee or Beneficiary, the Buyer shall cause all evidence of insurability, pre-existing condition exclusions and actively-at-work requirements of such plans to be waived for such Employee and his or her Beneficiaries.

(c) With respect to Benefit Plans in which benefits are subject to co-payments, deductibles or similar thresholds, the Buyer or one of its Affiliates will take any and all required actions necessary to give full credit for all co-payments and deductibles satisfied prior to the Effective Time in the same plan year as if there had been a single continuous employer.

(d) Any retention bonuses due as a result of the Closing as disclosed in Disclosure Schedule 5.1(d) (including any employer Taxes, such as FICA, FUTA and Medicare Taxes with respect thereto) (the “Retention Bonuses”) will be accrued on the Estimated Closing Statement and the Closing Statement and, for the avoidance of doubt, will not constitute Transactional Expenses. Parent shall report any deductions from the Retention Bonuses (and related Taxes) as a deduction on an income Tax Return of Parent. Parent shall receive the benefit of any available deductions on any Tax Returns relating to the payment of such Retention Bonuses. Neither the Buyer nor the Company shall claim the benefit of such deduction on any Tax Return unless Parent is denied such deduction and requests the Buyer or the Company to claim the deduction (with any out-of-pocket expenses relating thereto, at Parent’s sole expense), and if the benefit is received by the Buyer or the Company, the after-Tax amount of such benefit shall be paid to Parent by Buyer. On the first payroll date following the Closing, the Company shall pay the Retention Bonuses to the Employees and in the amounts as set forth in Disclosure Schedule 5.1(d).

5.2 Employment Matters.

(a) Continuation of Employment. Effective as of the Effective Time, the Company shall continue to be responsible for performing, and the Buyer shall cause the Company and the Company Subsidiaries to perform, the Company’s obligations under the employment and compensation agreements disclosed on Disclosure Schedule 5.2(a) (the “Employment and Compensation Agreements”). The Company or the Buyer shall inform Parent of the aggregate amount of severance payments that is to be paid pursuant to the Employment and Compensation Agreements as a result of the severance of an employee at any time during the two-year period following the Closing (including required employer Taxes, such as FICA, FUTA and Medicare Taxes) (such amount, less any amount that is to be contemporaneously paid pursuant to such Employment and Compensation Agreement on account of any pro-rata bonus under the Bonus Plan for a Pre-Closing Period to the extent the Estimated Closing Statement and the Closing Statement contain an accrual for such amount, the “Severance Payment Amount”), pursuant to the employee escrow agreement in the form attached hereto as Exhibit C (the “Employee Escrow Agreement”). In such event and pursuant to the terms of the Employee Escrow Agreement, an amount equal to a percentage (which percentage shall be as set forth in the Employee Escrow Agreement) of the Severance Payment Amount shall be paid from the Employee Escrow Account, to the Company (the “Escrow Reimbursement Amount”). Such Escrow Reimbursement Amounts will be disbursed from the Employee Escrow Account to the Company to reimburse amounts the Company has paid through the Company’s regular payroll process, subject to the provisions of Section 5.2(a).

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(b) Pension Plan. Any Employees who are participants in the Pension Plan as of the Effective Time shall continue to participate under the terms of such plan following the Effective Time. Parent shall retain all liability relating to the Pension Plan and any accrued benefits under the Pension Plan as of the Closing Date.

(c) Individual Account Plans.

(i) Parent shall, effective as of the Effective Time, cease all contributions in respect of each Employee in Parent’s tax-qualified defined contribution plans in which such individual is then participating. As of the Effective Time, the Buyer or one of its Affiliates shall have in effect one or more defined contribution plans that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (“Buyer’s 401(k) Plan”). Each Employee who was a participant in one or more of the Qualified Plans that are individual account plans as set forth on Disclosure Schedule 3.19(c) (“Parent’s Savings Programs”) shall become a participant in Buyer’s 401(k) Plan as of the Effective Time. The Buyer’s 401(k) Plan shall comply with Section 411(d)(6) of the Code with respect to the account balances to be transferred to the Buyer’s 401(k) Plan, and the Buyer shall indemnify and hold Parent and its Affiliates harmless from and against any Losses arising from any failure to so comply.

(ii) As soon as practicable following the Effective Time and before such date that Employees’ loans under Parent’s Savings Program would be deemed to be in default, Buyer agrees to designate or establish one or more defined contribution plans to receive a transfer of account balances of the affected Employees maintained under the Parent’s Savings Program. As soon as reasonably possible after the requirements set forth in the preceding sentence are satisfied, Parent shall cause the portion of the Parent’s Savings Program representing the account balances of the affected Employees to be transferred to the plan(s) designated or established by Buyer pursuant to the first sentence of this paragraph. Parent and Buyer shall take all steps necessary or appropriate to carry out the plan-to-plan transfer contemplated by this paragraph, including but not limited to, providing any advance notice to participants and beneficiaries of the Parent’s Savings Program and filing any advance notices required by any federal laws, including the Code and the regulations issued thereunder. Buyer shall take any and all steps necessary or appropriate to maintain the tax-qualified status of any plan(s) (and the related tax-exempt status of the accompanying trust(s)) designated or maintained pursuant to this paragraph.

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(d) Welfare Benefits.

(i) Except with respect to workers’ compensation and employer’s liability claims which shall be treated as set forth in Section 5.2(f), Parent shall be responsible in accordance with its applicable welfare plans in effect prior to the Effective Time for all medical and dental claims for expenses incurred prior to the Effective Time by Employees and Beneficiaries. Reimbursement for medical and dental expenses associated with such claims shall be determined in accordance with the terms of Parent’s medical and dental programs as in effect immediately prior to the Effective Time. The Buyer shall be responsible for all medical and dental claims for expenses incurred on and after the Effective Time by Employees and Beneficiaries pursuant to and in accordance with the terms of plans maintained by the Buyer or one of its Affiliates and in which Employees and Beneficiaries become enrolled following the Effective Time.

(ii) Except with respect to workers’ compensation and employer’s liability claims which shall be treated as set forth in Section 5.2(f), (A) the Buyer shall be responsible for all other insurance and disability benefit coverage claims of Employees and Beneficiaries made by such Employees or Beneficiaries on and after the Effective Time, including group life, travel, disability accident, and employer’s liability and accidental death and dismemberment insurance policies and plans; and (B) Parent shall be responsible for claims made under such policies and plans prior to the Effective Time.

(e) Retiree Welfare Benefits. The Parent shall retain its obligations to provide retiree life insurance and retiree medical benefits with respect to (i) Employees and (ii) former employees of the Company, Aclara Power-Line Systems Inc. (formerly known as Distribution Control Systems Inc.), the Company Subsidiaries or an Affiliate whose last source of eligible service under the applicable retiree welfare benefit plan was with the Company, Aclara Power-Line Systems Inc. (formerly known as Distribution Control Systems Inc.) or the Company Subsidiaries, who retired prior to the Closing Date and who were covered under retiree welfare programs of Parent or any other Affiliate of Parent as of the Closing Date, and to Beneficiaries of any such individuals. For the avoidance of doubt, to the extent there is any unfunded retiree welfare liability as of Closing, any such unfunded retiree welfare liability shall be retained by Parent and shall not be transferred to the Buyer. Nothing in this Section shall impair, and the Parent explicitly retains, the right to modify and/or terminate the retiree welfare benefits described herein.

(f) Workers’ Compensation. Beginning at the Closing and subject to Section 6.7, all Employees shall be eligible for coverage under the Buyer’s workers’ compensation insurance, and Buyer shall assume liability with respect to all worker’s compensation and employer’s liability claims, whether they occurred before or after Closing, for former and current employees of the Company, the Company Subsidiaries or an Affiliate.

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5.3 No Third Party Beneficiaries. No agreement between the Parties hereto nor any action by Parent, the Buyer or their Affiliates shall be deemed to create any third party beneficiary rights in any person or organization, including any employee or former employee (including any beneficiary or dependent thereof) of Parent, the Company, the Company Subsidiaries, the Buyer, or any Affiliate of any of them, and no person or organization other than the Parties to this Agreement shall have any rights to enforce any provision hereof, including any provision pertaining to any benefits that may be provided, directly or indirectly, under any employee benefit plan, including the currently existing Benefit Plans.

5.4 COBRA. The Buyer shall be responsible for the continuation of health care coverage, in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA, and any equivalent and applicable state health care continuation coverage law, for any Employee under a Benefit Plan that is a health plan, who has a loss of coverage due to a qualifying event under COBRA or state or local healthcare continuation coverage benefits after Closing.

5.5 Bonus. Buyer shall cause the Company to assume Parent’s obligations under Parent’s Performance Compensation Plan (the “Bonus Plan”) with respect to the Employees listed on Disclosure Schedule 5.5 and to pay any amounts due to such Employees under the Bonus Plan for fiscal year 2014 as and when due if such Employees are employed by the Company or any Company Subsidiary and are otherwise in compliance with the terms of the Bonus Plan, in each case at the end of fiscal year 2014, provided that the Estimated Closing Statement and the Closing Statement will contain an accrual for year-to-date amounts attributable to the Bonus Plan. Buyer shall timely and fully deduct or cause to be deducted for all Tax purposes any amount paid pursuant to the Bonus Plan with respect to the Employees listed on Disclosure Schedule 5.5, and Parent shall not claim any Tax deduction for the amounts accrued with respect to such Employees pursuant to the Bonus Plan. None of Parent, the Buyer nor the Company (nor any Affiliates of any of them) shall take any Tax position inconsistent therewith or contrary thereto.

Article VI
ADDITIONAL COVENANTS OF THE PARTIES

6.1 Conduct of Business Until Closing. Except as (i) set forth on Disclosure Schedule 6.1, (ii) otherwise expressly provided in this Agreement, or (iii) the Buyer may otherwise consent to or approve in writing, on and after the date hereof and prior to the Closing Date with respect to the Business, which consent, with respect to the matters identified in subclauses (c), (e), (f), (i), (j), (k), (t) below, shall not be unreasonably withheld, conditioned or delayed, Parent agrees to cause the Company and the Company Subsidiaries:

(a) not to enter into discussions (i) relating to the disposal of any of the Interests or the merger or consolidation of the Company or any Company Subsidiary with or into any person or entity, or (ii) relating to the disposition of any material part of the assets of the Company and the Company Subsidiaries, other than in the Ordinary Course;

(b) to conduct its business, operations, activities and practices in the Ordinary Course;

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(c) not to enter into any collective bargaining agreement;

(d) not to (i) merge with or into, consolidate with or acquire the stock or assets of any other corporation, partnership, limited partnership, joint venture, association or other entity, (ii) change the character of its business, operations, activities and practices in any material way, (iii) amend in any material respect (except in the Ordinary Course), terminate any Material Contract (except as contemplated by this Agreement) or enter into a Contract that would be considered a Material Contract hereunder (except in the Ordinary Course), or (iv) sell, lease, or grant any option to sell or lease, give a security interest in or otherwise create any Encumbrance (other than a Permitted Encumbrance) on any part of its assets;

(e) not to sell, license or transfer any Business Intellectual Property other than in the Ordinary Course;

(f) to preserve and maintain all of its Permits in the Ordinary Course;

(g) to make all payments in respect of Indebtedness and other obligations when due or make adequate reserves therefor on the books and records of the Company;

(h) to make all payments in respect of Taxes when due in the Ordinary Course;

(i) to maintain the properties and assets owned, leased, operated or used by the Company and the Company Subsidiaries in substantially the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(j) to continue in full force and effect without material modification all Policies, except as required by applicable Law;

(k) to perform in all material respects all of the Company’s and the Company Subsidiaries’ obligations under all Material Contracts relating to or affecting their properties, assets or business;

(l) to maintain their books and records in accordance with past practice;

(m) to comply in all material respects with all applicable Laws;

(n) not to increase the rate or terms of compensation or benefits payable to or to become payable by it to its directors, officers, or employees or increase the rate or terms of any bonus, pension or other employee benefit plan covering any of its directors, officers or employees, other than normal merit adjustments for employees (not including any employee that is also an officer) in the Ordinary Course;

(o) not to issue, create, grant, sell or otherwise dispose of or repurchase, redeem or otherwise acquire any shares or interests of, or rights of any kind to acquire or subscribe to (including options) any shares of or interests in, any of its capital stock or other equity interests or securities (including convertible securities);

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(p) not to declare, set aside or pay any dividend or other distribution (other than in cash) on any of its capital stock or other equity interest;

(q) not to incur, guarantee or assume any obligations for borrowed money, whether evidenced by notes, bonds, letters of credit or other similar instruments, other than any such intercompany obligations;

(r) not to reclassify, combine, split, subdivide or issue any other securities in respect of, in lieu of or in substitution for, directly or indirectly, any of its capital stock or other equity interests;

(s) not to make any loan, advance or capital contribution to, or investment in, any Person other than travel loans in the Ordinary Course or with respect to sales to customers;

(t) not to make any capital expenditure or commitment for any capital expenditure in excess of $100,000;

(u) not to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or otherwise wind up its business;

(v) not to make any material change in any method of accounting or accounting practice;

(w) not to make or revoke any material Tax election that would be binding on the Company or any Company Subsidiary after the Effective Time;

(x) not to affect adversely the undistributed earnings and profits of Caribe generated during the period of the industrial tax exemption granted to Caribe by the Commonwealth of Puerto Rico that are presently exempt under Section 7(b) of the 1998 Tax Incentives Act (Act 135); and

(y) not to enter into any Contract (conditional or otherwise) to do any of the foregoing.

Notwithstanding the foregoing, prior to Closing the Company and the Company Subsidiaries shall be permitted to distribute to Parent or Parent’s Affiliates all cash and cash equivalents. Parent shall promptly notify the Buyer of any breach of this Section 6.1.

6.2 Access Pending Closing. Parent shall, at all reasonable times prior to Closing, make the plants, properties (including, for the avoidance of doubt and without limitation, the Leased Real Property), assets, Contracts, other documents and data, books and records of the Company and the Company Subsidiaries available to the Buyer, its Representatives, financial advisors, lenders and auditors, and Parent shall and shall cause the Company and the Company Subsidiaries to furnish or cause to be furnished to such persons during such period all such information and data concerning the same as such persons may reasonably request and shall instruct the employees and Representatives of Parent, the Company and the Company Subsidiaries to cooperate with the Buyer in its investigation. Notwithstanding the above, (a) Parent may limit such access to the extent it reasonably deems necessary to avoid unreasonable disruption of the Business, (b) Parent may redact any information that would result in the disclosure of any competitively sensitive information of Parent or any of its Affiliates unrelated to the Business and (c) neither Parent nor any of its Affiliates (including the Company and the Company Subsidiaries) shall be required to disclose to the Buyer or any agent or Representative thereof any (i) information if doing so (A) would violate any Contract or Law to which Parent or any of its Affiliates (including the Company or the Company Subsidiaries) is a party or subject or (B) would result (in the good faith determination of Parent) in a loss of the ability to successfully assert a claim of privilege (including the attorney-client and work product privileges), and (ii) consolidated, combined, affiliated or unitary Tax Return which includes Parent or any of its Affiliates or any Tax-related work papers, except for portions or pro formas of such Tax Returns that relate to the Company and the Company Subsidiaries.

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6.3 Books and Records. From and after the Closing, the Buyer shall provide Parent and its Affiliates and their Representatives, and Parent shall provide the Buyer and its Affiliates and their Representatives with reasonable access, for any reasonable purpose, including but not limited to (a) preparing Tax Returns, (b) defending any claim in respect of which a Notice of Claim has been served on Parent or the Buyer, (c) reviewing the Closing Statement as referred to in Section 2.5, (d) in connection with any dispute referred to in Section 2.5, (e) preparing or completing any conflict mineral reports, and (f) reviewing the Special Receivable amounts due to Parent or its Affiliate as referred to in Section 6.14, during normal business hours, to all books and records of the Business, the Company and the Company Subsidiaries, including, but not limited to, accounting and Tax records, sales and purchase documents, notes, memoranda, test records and any other electronic or written data (“Records”) pertaining or relating to the period prior to the Effective Time. To the extent deemed necessary by Parent and its Affiliates with respect to their other business operations, Parent and its Affiliates may retain copies of such Records prior to providing the originals to the Buyer, or, as soon as practicable after Closing, the Buyer shall provide to Parent and its Affiliates copies of all or any portion of such Records as requested by Parent and its Affiliates. Unless otherwise consented to in writing by Parent, the Buyer shall not, for a period of six (6) years following the date hereof or such longer period as retention thereof is required by applicable Law, destroy, alter or otherwise dispose of (or allow the destruction, alteration or disposal of) any of the Records without first offering to surrender to Parent such Records. Notwithstanding the above, except as necessary to prepare a Tax Return, the Buyer may limit the access provided in this Section 6.3 to the extent it reasonably deems it necessary to avoid unreasonable disruption of the Business and neither Buyer nor any of its Affiliates (including the Company and the Company Subsidiaries) shall be required to disclose to the Parent, its Affiliates or any agent or Representative thereof any information if doing so would result (in the good faith determination of Buyer) in a loss of the ability to successfully assert a claim of privilege (including the attorney-client and work product privileges); provided that, if such information is sought in connection with defending a Third Party Claim, the Buyer shall disclose such information if Parent enters into a reasonably acceptable common interest agreement covering such information. Unless otherwise consented to in writing by Buyer, Parent shall not, for a period of six (6) years following the date hereof or such longer period as retention thereof is required by applicable Law, destroy, alter or otherwise dispose of (or allow the destruction, alteration or disposal of) any of the Records without first offering to surrender to Buyer such Records.

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6.4 Confidentiality; Announcements.

(a) In addition to, and without limitation of, the terms, provisions and covenants of the Confidentiality Agreement dated July 19, 2013, between the Buyer and Parent (the “Confidentiality Agreement”), the Buyer acknowledges that, in the course of its investigations of the Business, the Buyer and its Representatives have and will become aware of confidential information and documents of the Business, and that its use of such confidential information and documents, or communication of such information to third parties, could be detrimental to the Business. The Buyer covenants that prior to Closing all information and documents concerning the Business reviewed by the Buyer or its Representatives in connection with this Agreement or the transactions contemplated hereby, shall be maintained in confidence and shall not be disclosed or used by the Buyer or its Representatives without Parent’s prior written consent, unless the Buyer can demonstrate that such information is (i) otherwise publicly available without fault of the Buyer, its Affiliates or Representatives or (ii) required to be disclosed pursuant to any Law or Order applicable to the Buyer. With respect to information and documents related to the Business, at Parent’s request in the event that the Closing shall not occur, (x) the Buyer shall, and shall cause its Representatives to, promptly destroy all information and documents received from Parent and its Representatives concerning the Business, as the case may be, (including any copies thereof), and the Buyer shall certify in writing to Parent that such destruction has taken place, and (y) the Buyer shall keep confidential and shall not use any such information or documents unless required to disclose such information or documents pursuant to any Law or Order applicable to the Buyer. In the event that the Buyer or any of its Representatives becomes legally compelled to disclose any such information or documents as referred to in this paragraph, the Buyer shall provide Parent with prompt written notice before such disclosure, sufficient to enable Parent either to seek a protective order, at its expense, or other appropriate remedy preventing or prohibiting such disclosure (and the Buyer shall cooperate with Parent in seeking any such protective order or other appropriate remedy) or to waive compliance with the provisions of this Section 6.4(a) or both. In the event that such protective order or other appropriate remedy is not obtained, the Buyer shall furnish only that portion of such information or documents that has been legally compelled, and shall exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded to such disclosed documents or information.

(b) Following the Closing, Parent shall maintain, and shall cause its Affiliates to maintain, in confidence any information it or they have in relation to the Business, including information acquired pursuant to Section 6.3, and such information shall not be disclosed or used by Parent or its Affiliates without the Buyer’s prior written consent, unless such information is (i) otherwise publicly available through no breach by Parent or its Affiliates of this Section 6.4(b) or (ii) required to be disclosed pursuant to any Law or Order applicable to Parent or its Affiliates, in which event Parent shall provide the Buyer with prompt written notice before such disclosure, sufficient to enable the Buyer either to seek a protective order, at its expense, or other appropriate remedy preventing or prohibiting such disclosure (and Parent shall reasonably cooperate with the Buyer, at the Buyer’s expense, in seeking any such protective order or other appropriate remedy) or to waive compliance with the provisions of this Section 6.4(b) or both. In the event that such protective order or other appropriate remedy is not obtained, Parent shall furnish only that portion of such information or documents that has been legally compelled, and shall exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded to such disclosed documents or information.

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(c) The Parties agree that no press release or other public statement concerning the negotiation, execution and delivery of this Agreement or the transactions contemplated hereby shall be issued or made without the prior written approval of both Parent and the Buyer (which approval shall not be unreasonably withheld), except (i) the following details regarding the transaction: (A) identity of the Parties, (B) the Purchase Price and (C) the date of the Closing may be disclosed without the prior written approval of the other Party, or (ii) as Parent or its Affiliates reasonably deem necessary according to the rules of the New York Stock Exchange or applicable Law.

6.5 Further Assurances; Cooperation.

(a) From and after the Closing, the Parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, and doing such other things as may be reasonably required by the Parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

(b) Prior to the Closing, Parent shall cooperate (by providing access as set forth in Section 6.2) and shall cause the Company and the Company Subsidiaries to cooperate with the Buyer in obtaining any financing with respect to the Company and the Company Subsidiaries; provided that (i) such cooperation does not interfere with the ongoing operations of Parent, the Company or the Company Subsidiaries; (ii) in no event shall Parent, or, prior to the Closing, the Company or the Company Subsidiaries, be required to pay any commitment or other similar fee or incur any other Liability in connection with the financing; (iii) no obligation of the Company or the Company Subsidiaries shall be effective until the Closing and neither the Company nor any Company Subsidiary or any of their respective directors, officers, employees or representatives shall be required to take any action under, or execute or agree to, any certificate, agreement or other document that is not contingent upon the Closing and does not terminate without Liability to Parent, the Company or the Company Subsidiaries or any of their respective Affiliates upon termination of this Agreement; and (iv) neither Parent nor any of its directors, officers, employees or representatives shall be required to take any action under, or execute or agree to, any certificate, agreement or other document in connection with Buyer’s financing. None of Parent, the Company, the Company Subsidiaries or their respective Affiliates shall be required to bear any cost or expense or to pay any commitment or other similar fee or make any other payment in connection with Buyer’s financing. For the avoidance of doubt, obtaining any financing by Buyer with respect to the Company and the Company Subsidiaries shall not be a condition to Closing.

(c) Prior to the Closing, Parent shall, and shall cause the Company to, reasonably cooperate with the Buyer (i) to allow the Buyer to obtain, at the Buyer’s sole cost and expense, a commitment for a 2006 ALTA Owners Policy of Title Insurance for each parcel of Owned Real Property, issued by a title insurer reasonably satisfactory to the Buyer, in such amount as the Buyer may reasonably elect, insuring the fee interest in each such parcel of Owned Real Property as of the Closing, subject only to the Permitted Encumbrances and containing such endorsements as the Buyer may reasonably require (a “Title Policy”), and (ii) to allow the Buyer to procure, at Buyer’s sole cost and expense, a current as-built survey of each parcel of Owned Real Property, prepared by a licensed surveyor satisfactory to the Buyer and conforming to 2011 ALTA/ACSM Minimum Detail Requirements, and revealing no encroachments or Encumbrances other than Permitted Encumbrances. Such cooperation by Parent shall include providing all affidavits, undertakings and other title clearance documents reasonably necessary or customary to cause Buyer’s title insurer to issue a Title Policy, or a commitment to issue a Title Policy insuring, title to each parcel of Owned Real Property.

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6.6 Disclosure Supplement. Parent shall prior to Closing notify the Buyer of any development or other information which renders any representation, warranty or statement contained in this Agreement or the Disclosure Schedules hereto inaccurate or incomplete at any time prior to the Closing, or which could reasonably be expected to render any representation, warranty or statement contained in this Agreement or the Disclosure Schedules hereto inaccurate or incomplete, including any such development or information which first becomes known to Parent after the date hereof (“Supplemental Information”). The written notice pursuant to this Section 6.6 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Parent in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules for any purpose. If any Supplemental Information constitutes a Material Adverse Effect, Parent shall identify it as such in writing to the Buyer and Buyer shall have the right to terminate this Agreement as set forth in Section 10.2(a)(v).

6.7 Pre-closing Insurance. The Parties agree that the Buyer, the Company and the Company Subsidiaries shall not have the benefit of or access to any insurance policies, including any self-insurance, maintained by Parent or any of its Affiliates (excluding the Company and the Company Subsidiaries), excepting only any occurrence-based insurance policies which insured the Company or any Company Subsidiary prior to Closing. In the event Buyer, the Company or any Company Subsidiary submits a claim covered in whole or in part under any such occurrence-based policy or policies, Buyer agrees to timely pay on behalf of Parent or any of its Affiliates any amounts any of them may be obligated to pay pursuant to the terms of such policy or policies, including any self-insured retention or deductible.

6.8 Regulatory Approval.

(a) Parent and the Buyer shall, as promptly as practicable, but in no event later than one (1) Business Day following the execution and delivery of this Agreement, submit all filings required by the HSR Act (the “HSR Filing”) and any other applicable Competition Law, as appropriate, and thereafter provide any supplemental information requested in connection therewith. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act or other applicable Competition Law. Parent and the Buyer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or other applicable Competition Law. Parent and the Buyer shall request early termination of the applicable waiting period under the HSR Act and any other applicable Competition Law. Each of Parent and the Buyer, shall promptly inform the other Party of any material communication received by such Party from any Governmental Authority in respect of the HSR Filing or any Competition Law. Each of Parent and the Buyer shall (a) use its respective commercially reasonable efforts to comply as expeditiously as possible with all requests of any Governmental Authority for additional information and documents, including information or documents requested under the HSR Act or other applicable Competition Law; (b) not (i) extend any waiting period under the HSR Act or any applicable Competition Law or (ii) enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except, in each case, with the prior consent of the other Party; and (c) cooperate with the other and use commercially reasonable efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Buyer shall have no obligation to agree to any divestiture or conduct-based remedy. The HSR Act filing fee and any filings fees arising under other Competition Law will be equally shared by the Parent and the Buyer.

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(b) Parent and the Buyer shall, as promptly as practicable following the execution and delivery of this Agreement, (i) cooperate in preparing, filing, and prosecuting any and all applications requesting the Federal Communications Commission’s (“FCC”) consent to the transfer of the FCC Licenses, and in responding to any inquiries from the FCC  relating thereto, (ii) submit all required forms, notifications, and supplements and any related filings that are required to be made with the FCC with respect to the FCC Licenses, and thereafter provide any supplemental information requested in connection therewith, and (iii) take all such steps that are proper, necessary, or desirable to expedite the prosecution of such applications to a favorable conclusion. Parent and the Buyer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any such filing or submission. Each of Parent and the Buyer, shall promptly inform the other Party of any material communication received by such Party from any Governmental Authority in respect of the filings under this Section 6.8(b). If Closing hereunder occurs prior to an FCC decision, then both Parties’ obligations under this Section shall survive the Closing. Any filing fees arising in connection with the submission to and approval of the FCC as contemplated by this Section 6.8(b) will be equally shared by Parent and the Buyer.

6.9 Taxes.

(a) All transfer, documentary, sales, use, value-added, gross receipts, stamp, registration, occupation, excise, duty or other similar transfer Taxes (“Transfer Taxes”) incurred in connection with the transfer and sale of the Interests and the Caribe Shares as contemplated by the terms of this Agreement, including all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed, payable, collectible or incurred shall be borne one-half by the Buyer and one-half by Parent.

(b) Parent shall prepare and file or cause to be prepared and filed in a timely manner all Income Tax Returns of the Company or the Company Subsidiaries for Tax periods ending at or prior to the Effective Time regardless of whether such Tax Returns are due before, at or after the Effective Time. Parent shall provide any such Income Tax Return due after the Effective Time to Buyer for its review and comment at least fifteen (15) days prior to the due date of such Tax Return and Parent shall integrate any reasonable comments of the Buyer to such Tax Return. The Buyer shall prepare and file or cause to be prepared and filed all other Pre-Closing Period Tax Returns of the Company or the Company Subsidiaries that are due after the Effective Time. The Buyer shall provide Parent with copies of all such Tax Returns within fifteen (15) days after filing such Tax Returns. All Tax Returns for Pre-Closing Periods due after the Closing Date shall be prepared in a manner consistent with past practices of the Company or the Company Subsidiaries to the extent consistent with applicable Law. Buyer shall not amend any Pre-Closing Period Tax Return of the Company or the Company Subsidiaries without Parent’s prior written consent, which consent shall not be unreasonably delayed, withheld or denied.

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(c) Return and Reporting Obligations.

(i) Following the Closing, and except as otherwise provided in Section 6.9(b), Buyer shall prepare and file or cause to be prepared and filed in a timely manner all Tax Returns relating to the Company and the Company Subsidiaries for Tax periods beginning at or prior to and ending after the Effective Time (“Straddle Period”). Buyer and Parent shall use the “Alternative Procedure” provided in Section 5 of Revenue Procedure 99-50, 1999-52 I.R.B. 757 with respect to the filing and furnishing of IRS Forms 1042-S, 1098, 1099, 5498, and W-2G for any federal tax information reporting related to the Straddle Period, excluding forms that in prior tax years were prepared by Parent or any of its Affiliates (other than the Company and the Company Subsidiaries). Buyer and Parent shall use the “Alternate Procedure” provided in Section 5 of Revenue Procedure 2004-53, 2004-34 I.R.B. 320 with respect to the filing and furnishing of IRS Forms W-2, W-3, W-4, W-5 and 941 for any Employee that is employed by Buyer immediately following the Effective Time, and not for any Employee of Parent or any of its Affiliates other than the Company and the Company Subsidiaries. Parent shall provide Buyer with all reasonably necessary information, materials and assistance with respect to any event on or prior to the Closing Date in connection with any reporting referenced in the preceding two sentences, which shall be accurate and complete.

(ii) Such Tax Returns and information reporting shall be prepared, and each item thereon treated, in a manner consistent with past practices employed with respect to the Company and the Company Subsidiaries to the extent consistent with applicable Law. Parent shall have the right to review such Tax Return for thirty (30) days prior to the filing of such Tax Returns (or, for Tax Returns due taking into account any extension obtained less than ninety (90) days after the end of the applicable reporting period, a number of days equal to 33% of the number of days between the end of the applicable reporting period or the Effective Date, if later, and the due date for such Tax Return taking into account any extension obtained), and Buyer shall consider in good faith any adjustments to such Tax Return that are reasonably requested by Parent.

(d) All Taxes payable with respect to the Company or the Company Subsidiaries in respect of any Pre-Closing Period (and the portion of the Straddle Period ending on the Closing Date) are the responsibility of and shall be paid by Parent (including by payment directly or through an agent to the applicable Tax authority (with a copy of proof of payment provided to the Buyer) or by payment to the Company, except to the extent accrued as a current liability on the Closing Statement. Taxes relating to a Straddle Period shall be pro-rated between Parent and the Buyer; such Taxes for the Tax period ending at the Effective Time are the responsibility of Parent and Taxes for the Tax period beginning after the Effective Time are the responsibility of the Buyer. Parent shall pay to the Buyer within fifteen (15) days after the date on which the Taxes are paid with respect to such Straddle Periods an amount equal to the portion of such Taxes that relates to the Tax period ending at the Effective Time to the extent such Taxes are not paid prior to Closing, are not paid by Parent after the Closing, or are not accrued as a liability on the Closing Statement. For purposes of this Agreement, (i) the portion of any Property Tax and Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding, or similar ad valorem Taxes that relates to the period ending at the Effective Time shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending at the Effective Time and the denominator of which is the number of days in the entire Tax period and (ii) the portion of Taxes not described in clause (i) of this sentence shall be made on the basis of an interim closing of the books.

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(e) Any refund of Taxes (including any interest thereon) that relates to the Company or any Company Subsidiary that is attributable to a Post-Closing Period shall be the property of the Company or the Company Subsidiary, as applicable, and shall be retained by the Company or the Company Subsidiary. Without limiting the generality of the preceding sentence, any such refund or other benefit realized by the Company, any Company Subsidiary or an Affiliate of the Company in a Post-Closing Period that results from the carry-forward of any Tax attribute from a Pre-Closing Period shall be the property of the Company or Affiliate of the Company and shall be retained by the Company or Affiliate of the Company, as applicable. Any refund of Taxes (including interest thereon) received by the Buyer, the Company or the Company Subsidiaries attributable to a Pre-Closing Period or the portion of a Straddle Period ending at the Effective Time, and any amounts credited against Tax to which the Buyer, the Company or the Company Subsidiaries become entitled, that relate to a refund attributable to such periods (for the avoidance of doubt, a refund that results from the carry-forward of a Tax attribute to a Post-Closing Period is not considered attributable to a Pre-Closing Period) shall be for the account of Parent except to the extent accrued as a current asset on the Closing Statement, and the Buyer shall pay over to Parent any such Tax refund and interest received by it or the amount of any such credit within fifteen (15) days after receipt thereof or utilization of such credit. Any amounts credited against Tax to which the Buyer, the Company or the Company Subsidiaries become entitled, that relate to a refund or overpayment attributable to the portion of a Straddle Period ending at the Effective Time shall be for the account of Parent to the extent it is attributable to tax payments made by Parent pursuant to Section 6.9(d), and the Buyer shall pay over to Parent the amount of any such Tax refund and interest received by it or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto.

(f) Tax Cooperation.

(i) The Buyer and Parent agree to furnish or cause to be furnished to each other, upon request, as promptly as practical, such information (including reasonable access to books and records) and assistance as is reasonably necessary for the conduct of any Tax audit, the prosecution or defense of any claim, suit or proceeding relating to any Tax matter, and the filing of any Tax Return, including in connection with calculating, claiming and determining any research and development credit or deduction and any “Section 41(f)(3) letter” (“Tax Matter”). The Buyer and Parent shall cooperate with each other in the conduct of any Tax Matter and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 6.9(f). In furtherance of this Section 6.9(f), with respect to any Tax Matter: (A) upon request, the Buyer shall assist Parent with respect to Records and any other appropriate data reasonably requested by Parent in writing. Response to such request shall be accomplished within a reasonable period of time, but in no event more than twenty (20) Business Days after receipt of such request; and (B) Representatives of the Buyer, including Representatives of the Company and the Company Subsidiaries after Closing, shall be available to collect and interpret all Records and other appropriate data at the reasonable request of Parent. The personnel of the Buyer, including personnel of the Company and the Company Subsidiaries after Closing, shall also be reasonably available to assist Parent. Response to such request for personnel assistance shall be accomplished within a reasonable period of time, but in no event more than twenty (20) Business Days after receipt of such request.

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(ii) Any Tax audit or other Tax proceeding shall be deemed to be a Third Party Claim subject to the procedures set forth in Section 9.4 of this Agreement.

(iii) Notwithstanding anything in this Agreement to the contrary, Parent shall have sole responsibility for and control over all audits, appeals or litigation with respect to any Tax Return for all periods referred to in Section 6.9(b).

(g) Allocation.

(i) The Purchase Price shall be allocated in the manner set forth on Disclosure Schedule 6.9(g). Within sixty (60) Business Days after the final determination of the Closing Working Capital, Buyer shall prepare and deliver to Parent for its approval an allocation of the Purchase Price and amounts treated as liabilities of the Company and the Company Subsidiaries for Tax purposes among the assets of the Company and the Company Subsidiaries in accordance with Code Section 1060 and any similar provision of state, local, or foreign law as appropriate (“Purchase Price Allocation”). Parent shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Buyer may reasonably request to prepare the Purchase Price Allocation. Parent shall have sixty (60) days to review and comment on such allocation, and identify potential adjustments thereto. If Parent fails to identify potential adjustments within such sixty (60) day period, Parent shall be deemed to have accepted the Purchase Price Allocation as calculated by the Buyer. If Parent raises any objections to the Buyer’s proposed allocations, the Buyer and Parent shall negotiate in good faith and use their commercially reasonable efforts to resolve such dispute. If the Buyer and Parent are unable to agree on the Purchase Price Allocation within one-hundred twenty (120) days after the final determination of the Closing Working Capital, the Buyer and Parent are permitted to report such allocation separately.

(ii) For all Tax purposes (including without limitation the filing of Internal Revenue Service Form 8594), Buyer, Parent, and the Affiliates of each of them, shall take no position for Tax purposes inconsistent or contrary to any Purchase Price Allocation agreed to in Section 6.9(g)(i) (“Agreed Allocation”) unless required to do so by applicable Law. In the event that the Agreed Allocation is disputed by any Tax authority, the Party receiving notice of such dispute will promptly notify the other Party and the Parties will consult in good faith how to resolve such dispute in a manner consistent with such Agreed Allocation.

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(h) Tax Forms. Within three (3) Business Days following the execution of this Agreement, Parent shall provide Buyer with a properly prepared and executed certificate of non-foreign status under Treas. Reg. §1.1445-2(b)(2) and IRS Form W-9 claiming a complete exemption from backup withholding and ESCO Luxembourg shall provide Buyer with a properly prepared and duly executed IRS Form W-8BEN.

(i) Termination of Tax Sharing Agreements. Parent shall ensure that any and all Contracts with the principal purpose of Tax allocation, Tax sharing or a similar Tax purpose between the Company or any Company Subsidiary on the one hand and Parent or any of its Affiliates (other than Company or the Company Subsidiaries) on the other hand shall be terminated with respect to the Company or the Company Subsidiary as of the day before the Closing Date and, from and after the Closing Date, the Company and the Company Subsidiaries shall not have an obligation to make or collect any payments in respect thereof to any Person for any period.

(j) Caribe. The Parties shall cooperate and make all filings necessary so that Caribe continues the characterization of the portion of its undistributed earnings and profits generated during the period of its industrial tax exemption granted by the Commonwealth of Puerto Rico as exempt under Section 7(b) of Act 135 following the Effective Time.

6.10 Covenant Not to Compete and Non-Solicitation of Employees.

(a) In light of the extensive knowledge of the Business possessed by Parent, and for good and valuable consideration which the Parties acknowledge, it is mutually agreed that, for the period ending on the fifth (5th) anniversary of the Closing Date, neither Parent nor any of its Affiliates shall engage in, directly or indirectly, in any capacity, or have any direct or indirect ownership interest in, or permit its name to be used in connection with, the Business, including in the business of advanced metering infrastructure for electric, gas and water utilities in the manner carried on by the Company and the Company Subsidiaries as of the date hereof, but specifically excluding (w) substation communications for purposes of substation monitoring and automation, (x) distribution automation and (y) radiofrequency activities of test and measurement, anywhere in the world (“Competitive Activities”). Notwithstanding the foregoing, the Buyer hereby agrees that the foregoing covenant shall not be deemed breached as a result of (1) the ownership by Parent or any of its Affiliates of (i) the stock of a person engaged, directly or indirectly, in Competitive Activities if owned by the Pension Plan; (ii) a person engaged, directly or indirectly, in Competitive Activities if such Competitive Activities account for less than five (5) percent of such person’s consolidated annual revenues for the most recently completed fiscal year; (iii) less than an aggregate of ten (10) percent of the stock of a person engaged, directly or indirectly, in Competitive Activities; (iv) the shares of capital stock of Calico Energy Inc. owned as of the Closing; or (v) the shares of capital stock of Firetide, Inc. owned as of the Closing or (2) the engagement in the Business by Parent or any of its Affiliates upon the exercise of the rights of Parent or its Affiliates under Section 8 of the Guarantee Reimbursement Agreement.

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(b) For five (5) years following the Closing Date, Parent and its Affiliates, shall not directly or indirectly (i) (A) solicit to hire or for engagement of services or (B) hire or engage for services any individual who is an officer or employee of the Company or any Company Subsidiary as of the Closing Date; provided, however, that this prohibition shall not apply (1) to solicitations and resulting hiring from general advertisements appearing in newspapers, periodicals, trade journals or other media of broad circulation, to non-directed searches conducted by recruiting firms on behalf of the Company or its Affiliates, (2) to the extent Parent or its Affiliates exercise the rights set forth in Section 8 of the Guarantee Reimbursement Agreement or (3) solicitations and/or hiring of any individual terminated by the Company or any Company Subsidiary following the Closing Date, provided, that any such solicitation or hiring is no earlier than 180 days following the termination of such individual; or (ii) solicit or induce, or in any manner attempt to solicit or induce, or cause or authorize any other Person to solicit or induce any Person to cease, diminish or not commence doing business with any of the Company, the Company Subsidiaries, the Buyer or its Affiliates with respect to the Business, except to the extent Parent or its Affiliates exercise the rights set forth in Section 8 of the Guarantee Reimbursement Agreement. From and after the Closing Date, Parent shall not (and shall cause its Affiliates not to) disparage any of the Company, the Company Subsidiaries, the Buyer or its Affiliates.

(c) Without limiting the remedies available, the Parties to this Agreement agree that damages at Law may be an insufficient remedy in the event of breach of this Section 6.10 and that the injured party should be entitled to seek injunctive relief or other equitable remedies in the event of any such breach.

(d) If any of the provisions of this Section 6.10 are held to be unenforceable or in excess of that which is valid or enforceable in any jurisdiction, then, as to such jurisdiction, such provision shall be construed in such jurisdiction to cover the duration, extent, activities or other limitations to the maximum extent that it would be validly enforced in such jurisdiction, without affecting the remaining provisions of this Section 6.10 in such jurisdiction, or affecting in any other jurisdiction the validity or enforceability of such provision or of this Section. The covenants contained in this Section 6.10 and each provision thereof are severable and distinct covenants and provisions.

6.11 Brokers, Finders. Buyer shall pay any finder, broker, agent or other intermediary acting on behalf of the Buyer any commission, fee, or other compensation due to such finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. Parent shall pay any finder, broker, agent or other intermediary acting on behalf of the Parent any commission, fee, or other compensation due to such finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

6.12 No Solicitation of Other Bids.

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(a) Parent shall not, and shall not authorize or permit any of its Affiliates (including the Company and the Company Subsidiaries) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Parent shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.

(b) In addition to the other obligations under this Section 6.12, subject to Parent’s obligations pursuant to confidentiality agreements existing as of December 19, 2013, Parent shall promptly (and in any event within one Business Day after receipt thereof by Parent or its Representatives) advise the Buyer orally or in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c) Parent agrees that the rights and remedies for noncompliance with this Section 6.12 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Buyer and that money damages would not provide an adequate remedy to the Buyer.

6.13 RELEASE. IN CONSIDERATION OF THE AGREEMENTS CONTAINED HEREIN AND EXCLUDING ANY AND ALL CAUSES OF ACTION, CLAIMS, COUNTERCLAIMS, SUITS, ATTORNEYS’ FEES, COSTS, CONTROVERSIES, DEMANDS AND OTHER OBLIGATIONS AND LIABILITIES OF ANY KIND UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, EFFECTIVE AS OF THE EFFECTIVE TIME, PARENT, ON BEHALF OF ITSELF AND ITS AFFILIATES (THE “PARENT RELEASING GROUP”), HEREBY FULLY AND FINALLY WAIVES, RELEASES, ACQUITS AND FOREVER DISCHARGES THE COMPANY, THE COMPANY SUBSIDIARIES AND THE BUYER FROM ANY AND ALL CAUSES OF ACTION, CLAIMS, COUNTERCLAIMS, SUITS, ATTORNEYS’ FEES, COSTS, CONTROVERSIES, DEMANDS AND OTHER OBLIGATIONS AND LIABILITIES OF ANY KIND, WHETHER IN LAW OR EQUITY, AND WHETHER KNOWN OR UNKNOWN, THAT ANY MEMBER OF THE PARENT RELEASING GROUP HAD OR NOW HAS, OF ANY KIND THAT WAS OR MIGHT HAVE BEEN ALLEGED BY ANY MEMBER OF SUCH PARENT RELEASING GROUP, RELATING TO THE COMPANY OR THE COMPANY’S SUBSIDIARIES OR THE BUSINESS, IN EACH CASE, IN RESPECT OF THE PERIOD ON AND PRIOR TO THE EFFECTIVE TIME, NOTWITHSTANDING THE FAULT, STRICT LIABILITY, BREACH OF CONTRACT OR NEGLIGENCE, WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE, OF THE PERSON RELEASED BY THIS SECTION OR WHETHER ASSERTED IN CONTRACT, IN WARRANTY, IN TORT, BY STATUTE OR OTHERWISE.

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6.14 Special Receivable. Buyer agrees that following the Closing, Parent shall have all right, title and interest in and to, the Special Receivable. Buyer shall calculate the amounts collected with respect to the Special Receivable in a manner consistent with historical accounting procedures, and shall cause the Company to pay to Parent on the first and fifteenth day of each month (or the first Business Day thereafter) all such amounts received by the Company during the previous two week period relating to the Special Receivable. Buyer shall cause the Company to (a) use commercially reasonable efforts to collect the Special Receivable, which shall include, for the avoidance of doubt, enforcing its rights and performing its obligations under Schedule Q – VAR Payment Arrangement of the Restated Agreement and (b) reasonably cooperate with Parent and its Affiliates in the collection of the Special Receivable. If any amount of the Special Receivable would have been paid to the Company because any MTU’s comprising the Special Receivable have been installed, but SoCal Gas informs the Company (whether voluntarily or in response to a request for accounting, which the Company shall submit if requested by Parent) that such amounts are not being paid due to set-off of any claims of SoCal Gas for any reason not relating to the Special Receivable, Buyer shall cause the Company to pay to Parent such amounts being set off in respect of the Special Receivable then-currently due.

6.15 Surety Bonds.

(a) From and after the Closing, Buyer shall (i) assume, or cause the Company or one of the Company Subsidiaries to assume, all Surety Bond Obligations, or obtain, or cause the Company or one of the Company Subsidiaries to obtain, replacement surety bonds in full substitution for all Surety Bonds, in each case within thirty (30) days following the Closing Date; (ii) fully and unconditionally release Parent and its Affiliates from all Surety Bond Obligations; and (iii) to otherwise take actions as are necessary, and cooperate, and cause the Company to cooperate, in connection with the replacement of the Surety Bonds and release of Parent and its Affiliates from the Surety Bond Obligations.

(b) Notwithstanding the foregoing, at any time after thirty (30) days following the Closing Date, Parent and its Affiliates shall be permitted to, and shall not be restricted in any manner from, exercising all rights and taking any actions necessary to obtain the full and unconditional release of Parent and its Affiliates from any Surety Bond Obligations, including by exercising any applicable termination rights.

(c) From and after the Closing, the Buyer shall cause the Company to indemnify and hold harmless Parent and its Affiliates for any amounts paid or incurred by Parent or any of its Affiliates to satisfy, perform, fulfill or discharge any Surety Bond Obligation and all Losses incurred in connection therewith, including any costs and expenses relating to the collection of amounts owed by the Company under this Section 6.15(c).

6.16 Estoppel Certificates. Prior to the Closing, Parent shall use commercially reasonable efforts to obtain landlord estoppel certificates with respect to the Leased Real Properties in form and substance reasonably acceptable to the Buyer.

6.17 Share Transfer and Minute Books. On or promptly following the Closing Date, Parent shall deliver to Buyer all share transfer and minute books of the Company and the Company Subsidiaries not held by the Company and the Company Subsidiaries at Closing.

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Article VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

The obligation of the Buyer to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by the Buyer (if permitted by applicable Law):

7.1 Accuracy of Representations and Warranties, Performance of Obligations and No Material Adverse Effect. (a) The representations and warranties of Parent set forth in this Agreement will be true and correct in all material respects taken as a whole (without regard to any materiality, Material Adverse Effect or similar qualification contained therein) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), other than any Title and Authorization Representations, which shall be true and correct in all respects, (b) Parent shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing, and (c) since the date of this Agreement, there has not been a Material Adverse Effect. Parent shall have delivered to the Buyer at the Closing a certificate of an officer of Parent certifying that the conditions stated in this Section 7.1 have been fulfilled.

7.2 Consents and Approvals.

(a) All filings with Governmental Authorities listed on Disclosure Schedule 7.2, including the HSR Filing and filings under any other applicable Competition Law, shall have been made and the applicable waiting period and any extensions thereof under applicable Law shall have expired or been terminated and/or Consent thereunder shall have been granted (with respect to the HSR Filing, the “HSR Approval”).

7.3 No Contrary Judgment. On the Closing Date there shall exist no Order which prohibits the consummation of the transactions contemplated by this Agreement. If any such Order has been issued, each Party shall use its reasonable best efforts to have any such Order overturned or lifted.

7.4 Deliveries. Parent shall have made or tendered, or caused to be made or tendered, delivery to the Buyer of the following documents:

(a) the Company Interests, accompanied by instruments of transfer duly executed and in proper form for transfer to the Buyer under applicable Law;

(b) the Caribe Transfer Agreement, duly executed by ESCO Luxembourg, and the Caribe Shares;

(c) resignations from each manager of the Company and Aclara International, each director of Caribe and the officers of the Company and the Company Subsidiaries set forth on Disclosure Schedule 7.4(c), which resignations shall be effective as of the Closing;

(d) a certificate of good standing issued by the Secretary of State of the State of Ohio as to the good standing of the Company and a good standing certificate for Aclara International from the Secretary of State of the State of Missouri, in each case dated as of a date not earlier than ten (10) Business Days prior to the Closing;

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(e) release in the form attached as Exhibit D executed by an authorized Representative of Parent regarding the termination of any Contracts between the Company or the Company Subsidiaries, on the one hand, and Parent, and any Affiliate of Parent, on the other hand, and the termination of intercompany accounts pursuant to Section 2.7;

(f) recordable releases of all security interests recorded against the Company’s or the Company Subsidiaries’ assets (including, without limitation, against any Owned Real Property);

(g) (i) a certificate signed by the Secretary or Assistant Secretary of the Company, each Company Subsidiary and the Parent, dated as of the Closing Date, certifying as to (A) the accuracy and full force and effect of resolutions adopted by the board of directors or managers of such entity, as applicable, regarding this Agreement, the applicable Ancillary Agreements and the transactions contemplated hereby and attached as one or more exhibits to such certificate, and (B) the names and signatures of the officers of the Company, each Company Subsidiary and the Parent, as applicable, authorized to sign this Agreement and each Ancillary Agreement to which such entity is a party and (ii) a certificate signed by an appropriate officer of ESCO Luxembourg, dated as of the Closing Date, certifying as to similar matters with respect to the Share Transfer Agreement for the Caribe Shares;

(h) the certificate required by an officer of Parent pursuant to Section 7.1;

(i) the Employee Escrow Agreement, duly executed by Parent;

(j) the Transition Services Agreement, duly executed by Parent, in the form attached as Exhibit E;

(k) the Guarantee Reimbursement Agreement in the form attached as Exhibit F (the “Guarantee Reimbursement Agreement”), duly executed by Parent;

(l) evidence of termination of any guarantees, pledges or other obligations of the Company and the Company Subsidiaries under the Credit Agreement dated as of May 14, 2012 among ESCO Technologies Inc., its Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, PNC Bank, National Association as Syndication Agent, and SunTrust Bank, Wells Fargo Bank, National Association and Bank of America, N.A. as Co-Documentation Agents; and

(m) all other documents, instruments or certificates required to be delivered by the Parent at or prior to the Closing pursuant to this Agreement.

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Article VIII
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT

The obligation of Parent to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by Parent (if permitted by applicable Law):

8.1 Accuracy of Representations and Warranties and Performance of Obligations. (a) The representations and warranties of the Buyer set forth in this Agreement will be true and correct in all material respects taken as a whole (without regard to any materiality, material adverse effect or similar qualification contained therein) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), other than any Buyer Authorization Representations, which shall be true and correct in all respects, and (b) the Buyer shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing. The Buyer shall deliver to Parent at the Closing a certificate of an officer of the Buyer certifying that the conditions stated in this Section 8.1 have been fulfilled.

8.2 Consents and Approvals. All filings with Governmental Authorities listed on Disclosure Schedule 8.2, including the HSR Filing and filings under any other applicable Competition Law, shall have been made and the applicable waiting period and any extensions thereof under applicable Law shall have expired or been terminated and/or Consent thereunder shall have been granted.

8.3 No Contrary Judgment. On the Closing Date there shall exist no Order which prohibits the consummation of the transactions contemplated by this Agreement. If any such Order has been issued, each Party shall use its reasonable best efforts to have any such Order overturned or lifted.

8.4 Deliveries. The Buyer shall have made or tendered, or caused to be made or tendered, delivery to Parent of the Closing Payment in accordance with Section 2.3 and the following documents:

(a) the Caribe Transfer Agreement, duly executed by the Buyer;

(b) the certificate required by an officer of the Buyer pursuant to Section 8.1;

(c) the Employee Escrow Agreement, duly executed by the Buyer;

(d) the Transition Services Agreement, duly executed by the Buyer, in the form attached as Exhibit E;

(e) a release of the officers, directors and managers, as applicable, of each of the Company and the Company Subsidiaries with respect to any Liability or claims related to service at or prior to their resignation in the form attached hereto as Exhibit G;

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(f) the Guarantee Reimbursement Agreement, duly executed by Buyer and the Company; and

(g) all other documents, instruments or certificates required to be delivered by the Buyer at or prior to the Closing pursuant to this Agreement.

Article IX
INDEMNIFICATION

9.1 Indemnification by Parent. Subject to the limitations set forth in this Article IX, from and after Closing, Parent shall indemnify and hold harmless the Buyer and Buyer’s Affiliates and each of their respective officers, directors and employees (in their capacity as such) (collectively, the “Buyer Indemnified Parties”) against and in respect of any and all Losses actually incurred by any Buyer Indemnified Party arising from:

(a) any breach or violation of the covenants made in Articles II, V, VI or IX of this Agreement or any Ancillary Agreement (other than the Guarantee Reimbursement Agreement) by Parent or any of its Affiliates;

(b) any inaccuracy or breach of any Fundamental Representation made by Parent;

(c) any inaccuracy or breach of any representation or warranty made by Parent in this Agreement, or by Parent or ESCO Luxembourg in any of the Ancillary Agreements (other than the Guarantee Reimbursement Agreement), resulting from fraud, intentional misrepresentation or willful misconduct of Parent or any of its Affiliates

(d) any Indebtedness of the Company or a Company Subsidiary as of the Effective Time that did not reduce the Purchase Price at Closing or pursuant to Section 2.5;

(e) any Transactional Expenses of the Company or a Company Subsidiary that were not paid by the Company, a Company Subsidiary or Parent before the Closing Date and did not reduce the Purchase Price at Closing or pursuant to Section 2.5;

(f) any Tax imposed on, or sought to be collected from, the Company or any Company Subsidiary (or imposed on any other Buyer Indemnified Party relating to the Company or any Company Subsidiary): (i) with respect to any Pre-Closing Period or the portion of any Straddle Period ending on the Closing Date; (ii) of any affiliated, combined, consolidated, unitary or similar group of which the Company or any Company Subsidiary (or any predecessor thereof) was a member at any time prior to the Closing pursuant to Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local, or foreign Law); or (iii) of another Person as a transferee or successor, to the extent the event giving rise to such Tax arose prior to the Closing; provided, however, in any of (i), (ii), or (iii), that no indemnity is due hereunder to the extent such Tax was paid by Parent or paid prior to Closing, or such Tax was accrued as a current liability on the Closing Statement, and no Tax indemnifications in this Section 9.1(f) shall survive the expiration of the controlling statute of limitations (including any extensions thereof);

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(g) any Liability imposed on the Company or the Company Subsidiaries by reason of the treatment of the Company or any Company Subsidiary (i) as a single employer with Parent or any of its Affiliates as a result of the application of Sections 414(b), (c), (m) or (o) of the Code or (ii) by reason of the treatment of the Company or any Company Subsidiary as under common control with Parent or any of its Affiliates as a result of the application of Section 4001(b) of ERISA (1) under Section 302 of ERISA, (2) under Title IV of ERISA, (3) under Sections 412 or 4971 of the Code, or (4) in respect of an employee benefit plan (within the meaning of Section 3(3) of ERISA) sponsored or maintained by Parent or an Affiliate of Parent (other than the Company or a Company Subsidiary) because of Section 607(4) of ERISA or Section 414(t) of the Code; and

(h) any Liability of Parent to the extent such Liability does not relate to the Business, the Company or any Company Subsidiary.

9.2 Indemnification by the Buyer. From and after Closing, the Buyer shall indemnify and hold harmless Parent and Parent’s Affiliates and each of their respective directors, officers and employees (in their capacity as such) (the “Parent Indemnified Parties”) against and in respect of any and all Losses actually incurred by any Parent Indemnified Party arising from:

(a) any breach or violation of the covenants made in this Agreement or any Ancillary Agreement (other than the Guarantee Reimbursement Agreement) by the Buyer or any of its Affiliates;

(b) any inaccuracy or breach of any Fundamental Representation made by the Buyer;

(c) any inaccuracy or breach of any representation or warranty made by the Buyer in this Agreement or in any of the Ancillary Agreements (other than the Guarantee Reimbursement Agreement), resulting from fraud, intentional misrepresentation or willful misconduct of the Buyer or any of its Affiliates; and

(d) the ownership, use or possession of the Interests, the Company, the Company Subsidiaries, or the conduct or operation of the Business, arising solely after the Effective Time (except, in each such case, to the extent that the Buyer is entitled to be indemnified pursuant to Section 9.1 or to the extent relating to the Guarantee Reimbursement Agreement or the Guaranteed Obligations).

9.3 Notice and Payment of Losses. Upon obtaining knowledge of any Loss (other than any Loss relating to the Guarantee Reimbursement Agreement or the Guaranteed Obligations which are governed by the terms of the Guarantee Reimbursement Agreement), the Party entitled to indemnification (the “Injured Party”) shall promptly notify the Party liable for such indemnification (the “Indemnifying Party”) in writing of such Losses which the Injured Party has determined have given or could give rise to a claim under Section 9.1 or 9.2 (such written notice being hereinafter referred to as a “Notice of Claim”); provided, however, that failure of an Injured Party promptly to give a Notice of Claim to the Indemnifying Party shall not release the Indemnifying Party from its indemnity obligations set forth in this Article IX except to the extent that such failure materially and adversely affects the ability of the Indemnifying Party to defend such claim or increases the amount of indemnification which the Indemnifying Party is obligated to pay hereunder, in which event the amount of indemnification which the Injured Party shall be entitled to receive shall be reduced to an amount which the Injured Party would have been entitled to receive had such Notice of Claim been promptly given. The Injured Party shall use commercially reasonable efforts to mitigate any continuing Losses and to obtain or use any Tax savings, benefit, relief, deduction or credit available to the Injured Party. If the Injured Party settles or compromises any third party claims prior to giving a Notice of Claim to the Indemnifying Party, the Indemnifying Party shall not be released from its indemnity obligation; provided, however, the amount of such settlement shall not be presumed to be the amount of the indemnity obligation. A Notice of Claim shall specify in reasonable detail, to the extent known by the Injured Party, the nature and, to the extent reasonably calculable, estimated amount of any such claim giving rise to a right of indemnification. The Indemnifying Party shall satisfy its obligations under Section 9.1 or 9.2, as the case may be, within forty-five (45) days of its receipt of a Notice of Claim; provided, however, that for so long as the Indemnifying Party is disputing its liability or defending a Third Party Claim in good faith, its obligations to indemnify the Injured Party with respect thereto shall be suspended until (i) it is no longer disputing its liability or defending a Third Party Claim in good faith or (ii) a final non-appealable judgment of a court of competent jurisdiction is given in relation to such claim, whichever is earlier. The Indemnifying Party shall have forty-five (45) days after receipt of a Notice of Claim or fifteen (15) days after of receipt of any New Facts to notify the Injured Party (a) whether or not it disputes its liability to the Injured Party with respect to such Notice of Claim and (b) whether it elects to defend a Third Party Claim pursuant to Section 9.4 (the “Indemnifying Party Defense Review Period”).

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9.4 Defense of Third-Party Claims.

(a) With respect to any action or any claim set forth in a Notice of Claim relating to a claim asserted by any claimant other than (1) an Injured Party hereunder or (2) with respect to any claim under the Guarantee Reimbursement Agreement, (a “Third Party Claim”), the Indemnifying Party may defend, in good faith and at its expense, any such claim or demand. If the Indemnifying Party elects to control or conduct the defense or prosecution of a Third Party Claim within the Indemnifying Party Defense Review Period: (i) the Injured Party shall have the right, but not the obligation, to participate in (but not control) the defense of any such Third Party Claim with its own counsel at its own expense unless separate representation is necessary to avoid a conflict of interest, in which case such representation by a single firm of counsel for all Injured Parties shall be at the expense of the Indemnifying Party; (ii) the Indemnifying Party shall be conclusively deemed to have acknowledged that the Third Party Claim is within the scope of its indemnity obligation under this Agreement, provided, however, that upon the disclosure of New Facts to the Indemnifying Party, such acknowledgement shall be void and the Indemnifying Party shall have fifteen (15) days after receipt of such New Facts to notify the Injured Party (1) whether or not it disputes its liability to the Injured Party and (2) whether it elects to maintain the defense of such Third Party Claim; (iii) the Indemnifying Party shall conduct the defense or prosecution of the Third Party Claim diligently and, to the extent requested by the Injured Party, provide copies of all correspondence and related documentation in connection with the defense of the Third Party Claim to the Injured Party; and (iv) the Indemnifying Party will not take any action, or omit to take any action, without the consent of the Injured Party, that would cause (x) any Contracts, correspondence or other documents of the Injured Party or its Affiliates containing confidential information of the Injured Party or its Affiliates to be disclosed to a third party except to the extent a protective order or other obligation of confidentiality is obtained prior to any such disclosure, or (y) any director, officer, employee or agent of the Injured Party to take any action related to the Third Party Claim which could interfere with or contravene such Person's duties to the Injured Party or its Affiliates. Without limiting the foregoing, if the Injured Party previously delivered a Notice of Claim to the Indemnifying Party, and the Indemnifying Party is or was eligible to but has not elected or did not elect to assume control of the defense of such claim, then the Injured Party shall promptly (i) disclose in writing to the Indemnifying Party any material new or materially changed allegations or claims being asserted against the Injured Party in respect of such claim, and (ii) upon request of the Indemnifying Party, provide a written summary of the status of such claim to the Indemnifying Party (all of the information provided in the immediately preceding clauses (i) and (ii) above, if such summary discloses a change that is adverse to the Indemnifying Party, “New Facts”) provided, however, that failure of an Injured Party promptly to give a notice of New Facts to the Indemnifying Party shall not release the Indemnifying Party from its indemnity obligations set forth in this Article IX except to the extent that such failure materially and adversely affects the ability of the Indemnifying Party to defend such claim or increases the amount of indemnification which the Indemnifying Party is obligated to pay hereunder, in which event the amount of indemnification which the Injured Party shall be entitled to receive shall be reduced to an amount which the Injured Party would have been entitled to receive had such notice of New Facts been promptly given. If the Indemnifying Party elects to assume the defense of any Third Party Claim, the Injured Party shall reasonably cooperate (with any out-of-pocket expenses at the expense of the Indemnifying Party) with the Indemnifying Party and its counsel in the investigation, defense and settlement thereof, including (x) procuring potential witnesses and witness statements, (y) promptly furnishing documentary evidence to the extent available to it or its Affiliates, and (z) providing access to any other relevant party, including any employees or agents of, or advisers to, the Parties as reasonably needed, including to obtain technical advice or assistance, to ensure the proper and adequate defense of such Third Party Claim. No Indemnifying Party or Injured Party may compromise or settle any Third Party Claim hereunder without the written consent of the Injured Party or Indemnifying Party, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed, provided that consent from the Injured Party will not be required if, as part of such settlement, compromise or judgment, such Injured Party is unconditionally released from or absolved of further liability at no cost to such Injured Party. So long as the Indemnifying Party has undertaken to defend any such Third Party Claim, the Injured Party shall not settle or compromise such Third Party Claim without the consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed).

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(b) Notwithstanding anything in this Section 9.4 to the contrary, the Indemnifying Party will not be entitled to assume the defense or prosecution of a Third Party Claim if: (i) the Third Party Claim seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief; or (ii) the Third Party Claim relates to or arises in connection with any criminal action, indictment or allegation. In such case, (1) the Indemnifying Party shall have the right, but not the obligation, to participate in (but not control) the defense of any such Third Party Claim with its own counsel at its own expense, and (2) the Injured Party shall conduct the defense or prosecution of the Third Party Claim diligently and, to the extent requested by the Indemnifying Party, provide copies of all correspondence and related documentation in connection with the defense of the Third Party Claim to the Indemnifying Party. The Injured Party may not compromise or settle any Third Party Claim under this Section 9.4(b) without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

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9.5 Survival of Representations and Warranties and Covenants.

(a) Except as otherwise set forth in Section 9.6(h), the respective representations and warranties of Parent and the Buyer contained in Article III and Article IV (except for the representations and warranties set forth in Sections 3.1 (other than 3.1(d)(iii), 3.1(d)(v) or (3.1(e)) and 4.1 (Existence and Power; Non-Contravention), Sections 3.2 and 4.2 (Valid and Enforceable Agreement; Authorization), Section 3.3 (other than Section 3.3(e)) (Capitalization and Ownership), Section 3.7 (Taxes) and Section 3.27 (Brokers, Finders) (the “Fundamental Representations”)) shall not survive the Closing. The Fundamental Representations shall survive the Closing until expiration of the applicable statute of limitations (including any extensions thereof). The certificates delivered pursuant to Sections 7.1 and 8.1 shall be deemed to be additional representations and warranties, and shall expire in the same manner as the respective underlying representations and warranties in Article III and Article IV expire and shall otherwise be subject to the same terms, conditions and limitations as the respective underlying representations and warranties in Article III and Article IV are subject, all as provided in this Article IX.

(b) All covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date shall survive the Closing in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

(c) Any claim for indemnity under this Agreement with respect to any breach of representations, warranties, covenants or agreements not made within the periods specified in Section 9.5(a), Section 9.5(b), Section 9.6(h) and Section 9.7 shall be deemed time-barred, and no such claim shall be made after the periods specified in Section 9.5(a), Section 9.5(b), Section 9.6(h) and Section 9.7; provided, however, that if written notice of a claim for indemnification under Section 9.1 or Section 9.2 shall have been provided to Parent or the Buyer, as the case may be, within the applicable survival period and in good faith, then any representations, warranties, covenants or agreements that are the subject of such indemnification claim that would otherwise terminate as set forth above shall survive as to such claim, and that claim only, until such time as such claim is fully and finally resolved. Notwithstanding anything herein to the contrary, any claim for fraud, willful misrepresentation or willful misconduct shall survive until expiration of the applicable statute of limitations.

9.6 Limitation on Indemnification.

(a) In no event shall the aggregate amount of all Losses for which Parent is obligated to indemnify the Buyer Indemnified Parties pursuant to Sections 9.1(a) and 9.1(b) exceed an amount equal to the Purchase Price (the “Indemnification Cap”).

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(b) All indemnification obligations shall be paid in U.S. Dollars in the United States.

(c) Notwithstanding anything in this Agreement to the contrary, in no event shall any Injured Party be entitled to indemnification pursuant to this Article IX to the extent any Losses were attributable to such Injured Person’s own fraud or willful misconduct.

(d) The Parties are in agreement that where the same set of facts qualifies under more than one provision entitling the Buyer or Parent to a claim or remedy under this Agreement, there shall be only one claim or remedy.

(e) Notwithstanding anything in this Agreement to the contrary, no liability, obligation, contract or other matter shall constitute a breach of any representation or warranty of Parent or entitle the Buyer to indemnification hereunder:

(i) if the liability, obligation, contract or other matter is expressly set out in the Disclosure Schedules in accordance with Section 10.11; or

(ii) to the extent that the liability, obligation, contract or other matter was provided for, or specifically referred to, in the Closing Statement.

(f) All “material” and “Material Adverse Effect” or similar materiality type qualifications contained in the representations and warranties set forth in this Agreement shall be ignored and not given any effect for purposes of determining the amount of any Losses subject to indemnification.

(g) For the avoidance of doubt, the provisions of this Article IX shall not apply in any respect to claims under the Guarantee Reimbursement Agreement or with respect to the Guaranteed Obligations.

(h) In the event that Parent notifies Buyer prior to the Closing of any material inaccuracy or material breach of a representation or warranty made by Parent in this Agreement (other than any Fundamental Representation) (a “Pre-Closing Breach”) or the Buyer otherwise becomes aware of a Pre-Closing Breach and notifies Parent of such breach prior to the Closing, then the provisions of this Section 9.6(h) shall be applicable with respect to such Pre-Closing Breach. Parent shall promptly deliver to the Buyer its good faith estimate of the Losses that could reasonably be expected to be suffered by the Company and the Company Subsidiaries in respect of the Pre-Closing Breach, together with its calculation thereof, and the Buyer and Parent shall seek in good faith to mutually agree on the estimate (such agreed amount, the “Loss Estimate”). In the event that the Parties do not mutually agree on the Loss Estimate, then the Party asserting termination rights under Sections 9.6(h)(ii) and 10.2(a)(vi) shall bear the risk and burden of proof as to whether or not the Loss Estimate is equal to or greater than $7,000,000.

(i) If the Loss Estimate is less than $7,000,000, then Parent shall indemnify the Buyer in respect of the Losses arising from such Pre-Closing Breach pursuant to Section 9.6(h)(iii), and neither Parent nor the Buyer shall be permitted to terminate this Agreement as a result of such Pre-Closing Breach.

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(ii) In the event the Loss Estimate is equal to or greater than $7,000,000, either the Buyer or Parent may terminate this Agreement by written notice to the other Party in accordance with Section 10.2(a)(vi) within fifteen (15) Business Days following determination of the Loss Estimate. If neither the Buyer nor Parent elects to terminate this Agreement within such 15 Business Day time period, then Parent shall indemnify the Buyer in respect of the Losses arising from such Pre-Closing Breach pursuant to Section 9.6(h)(iii), and neither Parent nor the Buyer shall be permitted to terminate this Agreement as a result of such Pre-Closing Breach.

(iii) With respect to any Pre-Closing Breach to which this Section 9.6(h)(iii) applies, Parent shall indemnify and hold harmless the Buyer Indemnified Parties against and in respect of any and all Losses actually incurred by any Buyer Indemnified Party arising from any such Pre-Closing Breach in accordance with the procedures set forth in Sections 9.3 and 9.4. To the extent the amount of such Losses is determinable prior to Closing, any such Losses shall offset the Closing Payment. Any claim subject to this Section 9.6(h)(iii) shall survive until such time as such claim is fully and finally resolved. The Parties agree that the provision for indemnity under this Section 9.6(h)(iii) shall be effective only when the aggregate amount of all Losses incurred by the Buyer Indemnified Parties in respect of all claims against Parent for indemnification under this Section 9.6(h)(iii) exceeds an amount equal to One Million Three Hundred Thousand Dollars ($1,300,000) (the “Deductible”), in which case the Buyer Indemnified Parties shall be entitled to indemnification for the full amount of such Losses, including those that comprise any portion of the Deductible.

9.7 Indemnifiable Warranty Claims. In the event (a) Parent has knowledge of a claim of breach of warranty associated with any customer as of or prior to the Closing, and to Parent’s knowledge the Losses arising from the claim are as of the Closing, or may reasonably be estimated as of the Closing to be, in excess of $300,000 (on an individual customer basis), and such breach of warranty or warranty claim has not otherwise been disclosed to the Buyer under this Agreement, including in Disclosure Schedules 2.4(a)(ii), 3.12(b) and 3.25(ii) (an “Indemnifiable Warranty Claim”) and (b) the Buyer provides written notice of such Indemnifiable Warranty Claim to Parent within six (6) months following the Closing Date, Parent shall indemnify and hold harmless the Buyer Indemnified Parties against and in respect of any and all Losses actually incurred by any Buyer Indemnified Party arising from any such Indemnifiable Warranty Claim in accordance with the procedures set forth in Sections 9.3 and 9.4. Any claim subject to this Section 9.7 for which notice has been given to Parent shall survive until such time as such claim is fully and finally resolved. The Parties agree that the provision for indemnity under this Section 9.7 shall be effective only when the aggregate amount of all Losses (any such individual Loss to be net of any specifically identified warranty accrual or, alternatively, the agreed upon warranty reserve, pro-rated pursuant to the applicable reserve formula, as reported on the Final Statement) incurred by the Buyer Indemnified Parties in respect of an individual Indemnifiable Warranty Claim exceeds an amount equal to Three Hundred Thousand Dollars ($300,000) (the “Indemnifiable Warranty Claim Deductible”), in which case the Buyer Indemnified Parties shall be entitled to indemnification for the full amount of such Indemnifiable Warranty Claim and the Losses relating thereto, including any that comprise any portion of the Indemnifiable Warranty Claim Deductible; provided, however, that in no event shall the aggregate amount of all Losses for which Parent is obligated to indemnify the Buyer Indemnified Parties pursuant to this Section 9.7 exceed an amount equal to Five Million Dollars ($5,000,000).

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9.8 Characterization of Indemnity Payments. Any indemnification payments made pursuant to this Agreement shall be considered, to the extent permissible under Law, as adjustments to the Purchase Price for all Tax purposes.

9.9 Exclusive Remedy. In the absence of fraud, willful misrepresentation or willful misconduct, the indemnification provisions set forth in this Article IX shall provide the exclusive remedy for breach of any covenant, agreement, representation or warranty set forth in this Agreement or any other agreement ancillary hereto executed pursuant to this Agreement or related to the Company, the Company Subsidiaries or the Business (other than the Guarantee Reimbursement Agreement); provided however, such limitation shall not impair the rights of any of the Parties to seek non-monetary equitable relief to redress any default or breach of this Agreement, including specific performance or injunctive relief. In connection with the seeking of any non-monetary equitable relief, each of the Parties acknowledges and agrees that the other Party hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.

9.10 Certain Damages. In no event shall any Injured Party be entitled to recover or make a claim for any amounts in respect of, and in no event shall “Losses” for purposes of this Agreement (including amounts indemnifiable under Sections 9.1, 9.2, 9.6(h) or 9.7) be deemed to include, (a) consequential, incidental or indirect damages, lost profits or punitive, special or exemplary damages and, in particular, damages calculated by “multiple of profits” or “multiple of cash flow” or similar valuation methodology or (b) any Loss, Liability, damage or expense to the extent included as a liability or expense on the Financial Statements (including the footnotes thereto) or to the extent included in the calculation of Closing Working Capital. For the avoidance of doubt, it is agreed that the sole remedy for claims relating to the determination of the Net Adjustment Amount shall be as provided in Section 2.5.

Article X
MISCELLANEOUS PROVISIONS

10.1 Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered (a) when received by facsimile, receipt confirmed, (b) by courier delivery to the Party for whom it is intended, or (c) five (5) business days after having been deposited in the mail, certified or registered (with receipt requested) and postage prepaid, addressed at the address shown in this Section 10.1 for, or such other address as may be designated in writing hereafter by, such Party:

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If to the Buyer:

c/o Sun Capital Partners Group VI, LLC

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attention: Brian Urbanek, Daniel Florian, Blake Richardson and C. Deryl Couch

Facsimile No.: (561) 934-0540

With copies to:

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219-6401

Attention: Kimberly A. Taylor

Telephone: (412) 560-3322

Facsimile No.: (412) 560-7001

and

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention: David A. Gerson

Telephone: (215) 963-5310

Facsimile No.: (215) 963-5001

If to Parent:

ESCO Technologies Holding LLC

9900A Clayton Road

Saint Louis, MO 63124-1186

Fax: (314) 213-7215

Attention: General Counsel

With a copy to:

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

Telephone: (314) 259-2000

Fax: (314) 259-2020

Attention: Frederick W. Bartelsmeyer

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10.2 Termination.

(a) Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing Date:

(i) by the mutual written consent of the Buyer and Parent;

(ii) by the Buyer or Parent, upon written notice to the other Party, if the transactions contemplated by this Agreement have not been consummated on or prior to April 30, 2014 (the “Outside Date”), unless such failure of consummation is due to the failure of the Party seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such Party;

(iii) by the Buyer or Parent, upon written notice to the other Party, if a Governmental Authority of competent jurisdiction has issued an Order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order has become final and non-appealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 10.2(a)(iii) has used its reasonable best efforts to remove such Order;

(iv) by the Buyer or Parent if any condition to such Party’s obligations to consummate the transactions contemplated hereby is incapable of being satisfied on or prior to the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2(a)(iv) is not available to any Party whose breach of its obligations under this Agreement has been the cause of, or resulted in, the inability of such condition to be satisfied;

(v) by the Buyer, upon written notice to Parent within five (5) Business Days of receipt from Buyer of any Supplemental Information identified by Parent as having a Material Adverse Effect;

(vi) by the Buyer or Parent in accordance with Section 9.6(h)(ii).

(b) In the event of any termination of the Agreement as provided in this Section 10.2, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of the Buyer or Parent, except with respect to any breach of this Agreement occurring prior to termination and except that the provisions of Section 6.4(a) and this Article X shall survive any such termination of this Agreement.

10.3 Entire Agreement. This Agreement and the Schedules and Exhibits hereto and the Ancillary Agreements (other than the Guarantee Reimbursement Agreement) embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relating to such subject matter; provided, however, that the Confidentiality Agreement will survive Closing and will remain in effect.

10.4 Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the Parties as evidenced hereby.

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10.5 Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties hereto and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by the Parties hereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld), except that, subject to the terms of the Guarantee Reimbursement Agreement, the Buyer shall have the right to assign the Agreement and transfer and assign its rights hereunder without the consent of Parent to any Affiliate of the Buyer, any financial institution, lender or investor providing the Buyer debt or equity financing in connection with the transactions contemplated by this Agreement, or to any Person that acquires, by purchase of stock, purchase of assets, merger or other form of transaction, all or substantially all of the business and assets of the Buyer.

10.6 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, and in separate counterparts (including facsimile and other electronically transmitted counterparts), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

10.7 Expenses. Except as otherwise provided herein, each Party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants; provided, however, that if the transactions contemplated hereby are consummated, the Company shall following Closing pay all fees, costs and expenses of the Buyer (including, without limitation, the fees and expenses of its legal counsel, accountants, investment bankers, brokers and other Representatives or consultants) arising in connection with the transactions contemplated hereby.

10.8 Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to “days”, unless otherwise indicated, are to consecutive calendar days. Whenever the words “include,” “including” or “includes” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman. References to a “person” shall be construed so as to include any individual, firm, company, government, joint venture, partnership or other legal entity. References to a “corporation” or “company” shall be construed so as to include any corporation, company or other body corporate, wherever and however incorporated or established.

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10.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts to be carried out wholly within such State.

10.10 Submission to Jurisdiction. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the commercial division of the state and federal courts sitting in the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto in the federal courts sitting in the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts located in the Southern District of New York. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 10.10. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state and federal courts sitting in the Southern District of New York, and hereby further irrevocably and unconditionally agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or to raise any similar defense or objection.

10.11 Disclosure Generally. The Disclosure Schedules delivered by the Parties concurrently with the execution of this Agreement have been arranged in sections corresponding to each representation and warranty set forth in Article III and Article IV. Each exception to a representation and warranty set forth in the Disclosure Schedules shall qualify only the specific representations and warranties which are referenced in the applicable section of the Disclosure Schedules; provided, however, if and to the extent any information required to be furnished in any Disclosure Schedule is contained in this Agreement or in any other Disclosure Schedule, such information shall be deemed to be included in all other Disclosure Schedules to the extent such disclosure in any other Disclosure Schedule is reasonably apparent based on the substance of the disclosure and such disclosure is responsive to such other sections of the Disclosure Schedules. By listing matters on the Disclosure Schedules, Parent or any of its Affiliates shall not be deemed to have established any materiality standard, admitted any liability, or concluded that any one or more of such matters are material, or expanded in any way the scope or effect of the representations and warranties of Parent contained in this Agreement. Further, no disclosure in any Disclosure Schedule relating to any possible or threatened breach or violation of any agreement, Law, regulation or any possible infringement on the right of a third party shall be construed as an admission or indication that any such breach, violation or infringement exists or has actually occurred.

10.12 No Third Party Beneficiaries or Other Rights. Except to the extent set forth in Section 9.1 and Section 9.2, nothing herein shall grant to or create in any person not a party hereto, or any such person’s Affiliates, any right to any benefits hereunder, and no such party shall be entitled to sue either Party to this Agreement with respect thereto. The representations and warranties contained in this Agreement are made for purposes of this Agreement only and shall not be construed to confer any additional rights on the Parties under applicable state or federal or foreign securities Laws.

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10.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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SECTION 2.5 OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

“BUYER”

METER READINGS HOLDING, LLC

By: /s/ Daniel M. Florian

Name: Daniel M. Florian

Title: Vice President and Assistant Secretary

“PARENT”

ESCO TECHNOLOGIES HOLDING LLC

By: /s/ V.L. Richey, Jr.

Name: V.L. Richey, Jr.

Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

TABLE OF DISCLOSURE SCHEDULES AND EXHIBITS

Disclosure Schedule 1.92(xi)	Solon, Ohio Outsourcing Initiative Costs
Disclosure Schedule 1.133	Certain Permitted Encumbrances
Disclosure Schedule 1.158	Surety Bonds
Disclosure Schedule 2.3	Wire Transfer Instructions
Disclosure Schedule 2.4(a)(i)	Benchmark Statement
Disclosure Schedule 2.4(a)(ii)	Agreed Accounting Principles
Disclosure Schedule 3.1(b)	Jurisdictions
Disclosure Schedule 3.1(d)	Non-Contravention
Disclosure Schedule 3.1(e)	Consents of Governmental Authorities
Disclosure Schedule 3.3	Capitalization
Disclosure Schedule 3.4(a)	Financial Statements
Disclosure Schedule 3.4(b)	Adjustments to the Financial Statements
Disclosure Schedule 3.5	Undisclosed Liabilities
Disclosure Schedule 3.6	Absence of Certain Developments
Disclosure Schedule 3.7	Taxes
Disclosure Schedule 3.8	Litigation
Disclosure Schedule 3.9(b)	Leased Real Property
Disclosure Schedule 3.9(a)	Owned Real Property
Disclosure Schedule 3.9(c)	Leased Personal Property
Disclosure Schedule 3.9(e)	Former Leases
Disclosure Schedule 3.10(a)	Property; Title
Disclosure Schedule 3.10(a)(iii)	Parent Provided Services
Disclosure Schedule 3.11	Condition of Personal Property
Disclosure Schedule 3.12(a)	Material Contracts
Disclosure Schedule 3.12(b)	Non-contravention of Material Contracts
Disclosure Schedule 3.12(c)	Effect on Material Contracts
Disclosure Schedule 3.13	Licenses and Permits
Disclosure Schedule 3.14	Compliance with Laws
Disclosure Schedule 3.15	Environmental Matters
Disclosure Schedule 3.16(a)	Registered Intellectual Property
Disclosure Schedule 3.16(b)(i)(1)	Exceptions to In-Bound Licenses
Disclosure Schedule 3.16(b)(i)(2)	In-Bound Licenses
Disclosure Schedule 3.16(b)(ii)	Out-Bound Licenses
Disclosure Schedule 3.16(b)(iii)	Effect on Intellectual Property Licenses
Disclosure Schedule 3.16(b)(iv)	Licenses Immediately Following Closing
Disclosure Schedule 3.16(b)(v)	Restrictions on Business Intellectual Property
Disclosure Schedule 3.16(c)	Title to Business Intellectual Property
Disclosure Schedule 3.16(d)	Invalidity of Business Intellectual Property; Proceedings
Disclosure Schedule 3.16(e)(i)	Non-Infringement
Disclosure Schedule 3.16(e)(ii)	Claims of Infringement
Disclosure Schedule 3.16(e)(iii)	Infringement/Misappropriation of Business Intellectual Property
Disclosure Schedule 3.16(f)	Necessary Intellectual Property
Disclosure Schedule 3.16(g)	Disclosure of Confidential Information

Disclosure Schedule 3.16(h)	Computer Software
Disclosure Schedule 3.16(j)	Compliance with Privacy, Data Protection, Etc.
Disclosure Schedule 3.17	Insurance Policies
Disclosure Schedule 3.18(d)	Labor Matters: WARN (Cleveland)
Disclosure Schedule 3.19(a)	Employee Benefit Plans
Disclosure Schedule 3.19(c)	Employee Benefit Plans: Qualified Plans
Disclosure Schedule 3.20	Indebtedness
Disclosure Schedule 3.21(a)	Accounts Receivable
Disclosure Schedule 3.21(b)	Inventory Locations
Disclosure Schedule 3.22	Related Party Transactions
Disclosure Schedule 3.23	Bank Accounts
Disclosure Schedule 3.24(i)	Customers and Suppliers
Disclosure Schedule 3.24(i)	Material Disputes with Customers and Suppliers
Disclosure Schedule 3.25(i)	Warranty Expense
Disclosure Schedule 3.25(ii)	Warranty Claims
Disclosure Schedule 3.26	Foreign Operations
Disclosure Schedule 4.1(b)	Jurisdiction
Disclosure Schedule 4.1(c)	Consents-Buyer
Disclosure Schedule 5.1(d)	Retention Bonuses
Disclosure Schedule 5.2(a)	Employment and Compensation Agreements
Disclosure Schedule 5.5	Bonus Plan
Disclosure Schedule 6.1	Operation of Business
Disclosure Schedule 6.9(g)	Allocation between Parent and ESCO Luxembourg
Disclosure Schedule 7.2	Government Approvals – Buyer’s Conditions
Disclosure Schedule 7.4(c)	Resigning Officers
Disclosure Schedule 8.2	Government Approvals – Parent’s Conditions

Exhibits

Exhibit A – [Reserved]

Exhibit B – Form of Caribe Transfer Agreement

Exhibit C – Form of Employee Escrow Agreement

Exhibit D – Form of Release relating to Intercompany Contracts and Accounts

Exhibit E – Form of Transition Services Agreement

Exhibit F – Form of Guarantee Reimbursement Agreement

Exhibit G – Form of Release

EXHIBIT B

SHARE TRANSFER AGREEMENT

This SHARE TRANSFER AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of ____________, 2014 by and between ESCO Finance International S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with a share capital of EUR 12,512, having its registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Luxembourg trade and companies’ register under number B 155,501 (“Transferor”) and Meter Readings Holding, LLC, a Delaware limited liability company (“Transferee” and together with Transferor, the “Parties”).

Recitals

A. Transferor, an indirect, wholly-owned subsidiary of ESCO Technologies Holding LLC, a Delaware limited liability company (“Parent”), owns all the issued and outstanding shares of capital stock (the “Caribe Shares”) of Distribution Control Systems Caribe, Inc., a Puerto Rico corporation (“Caribe”);

B. Pursuant to the terms of that certain Securities Purchase Agreement dated as of _____________, 2014, by and between Parent and Transferee, a copy of which has been received and acknowledged by the Transferor (the “Securities Purchase Agreement”), Transferor desires to transfer the Caribe Shares to Transferee and Transferee desires to obtain the Caribe Shares, on the terms and subject to the conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the promises contained herein, the Parties hereby agree as follows:

1. Transfer of Caribe Shares. Transferor does hereby sell, assign, transfer, set over and convey to Transferee and Transferee purchases, acquires and accepts from Transferor, all of Transferor’s right, title and interest in and to the Caribe Shares, free and clear of all material mortgages, liens, charges, claims, security interests, easements or other encumbrances (“Encumbrances”) (other than any restrictions on transfer generally arising under applicable federal or state Law).

2. Consideration. The consideration that the Transferee shall pay Parent on behalf of Transferor for the transfer of the Caribe Shares hereunder shall be One Hundred Sixty Thousand United States Dollars (US$160,000), such consideration to be paid as part of the Purchase Price (and not in addition thereto) paid pursuant to the terms of the Securities Purchase Agreement and as defined therein.

3. Effective Time. The effective time of the transfer shall be at 11:59 p.m. U.S. Central Time on the date hereof.

4. Certificates. Concurrently herewith, Transferor shall endorse and deliver to Transferee the Caribe Shares together with duly executed stock powers.

5. Representations and Warrantees of Transferor.

a.	Transferor has the corporate power and authority to execute and deliver this Agreement, to transfer the Caribe Shares, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

b.	This Agreement has been duly executed and delivered by Transferor (assuming due authorization, execution and delivery by Transferee) and constitutes a legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary corporate action on the part of Transferor. Transferor has full corporate authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

c.	Transferor is the legal and beneficial owner of the Caribe Shares, free and clear of Encumbrances (other than any restrictions on transfer generally arising under applicable federal or state securities Laws).

6. Representations and Warrantees of Transferee.

a.	Transferee has the corporate power and authority to execute and deliver this Agreement, to obtain the Caribe Shares, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

b.	This Agreement has been duly executed and delivered by Transferee (assuming due authorization, execution and delivery by Transferor) and constitutes a legal, valid and binding obligation of Transferee, enforceable against Transferee in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary corporate action on the part of Transferee. Transferee has full corporate authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

7. Miscellaneous.

a.	As used herein, “Laws” shall mean any federal, state, local or foreign material statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any governmental authority, and includes rules and regulations of any regulatory or self-regulatory authority, compliance with which is required by Law, in effect on the date hereof. Also as used herein, “Encumbrances” shall mean with respect to any property or asset (including the Caribe Shares), mortgages, liens, charges, claims, security interests, easements, leases (other than a lease by Transferor), encumbrances, pledges, adverse claims of ownership or use, deeds of trust or hypothecations, whether imposed by contract or Law.

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b.	This Agreement contains the entire agreement between the Parties with respect to the matters set forth herein, and there are no other oral, written, express or implied promises, agreements, representations or inducements not specified in this Agreement.

c.	This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

d.	Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the commercial division of the state and federal courts sitting in the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto in the federal courts sitting in the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts located in the Southern District of New York. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 7(d). Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state and federal courts sitting in the Southern District of New York, and hereby further irrevocably and unconditionally agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or to raise any similar defense or objection.

e.	The Parties agree to execute and deliver from time to time hereafter, upon reasonable request, all such further documents and instruments, and to do and perform all such acts as may be necessary, to give full effect to the intent and meaning of, and to otherwise perform, this Agreement.

f.	This Agreement may be executed by the Parties hereto at different times, in any number of originals or counterparts, and/or via facsimile signature, all of which taken together shall constitute one and the same instrument.

[Remainder of page left blank intentionally.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first written above.

TRANSFEROR:

ESCO FINANCE INTERNATIONAL S.A.R.L.

By: _________________________________

Name: ______________________________

Title: _______________________________

TRANSFEREE:

METER READINGS HOLDING, LLC

By: _________________________________

Name: ______________________________

Title: _______________________________

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EXHIBIT C

ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement” or this “Agreement”), dated effective as of [___] 2014, is entered into by and among Commerce Bank, a Missouri Trust Company duly organized and existing under the laws of the State of Missouri (hereafter called the “Escrow Agent”), ESCO Technologies Holding LLC, a Delaware limited liability company (“Parent”) and Meter Readings Holding, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used herein but not defined shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Parent and Buyer have entered into that certain Securities Purchase Agreement dated as of March [●], 2014 (the “Purchase Agreement”), which is attached hereto as Exhibit A and incorporated by reference, which provides for the purchase by the Buyer from Parent of all of the issued and outstanding equity interests of Aclara Technologies LLC, an Ohio limited liability company (the “Company”), among other matters;

WHEREAS, Section 2.3(a) of the Purchase Agreement provides that an amount equal to $1,441,200 shall be deposited and held in an escrow account, such amount to be utilized for the reimbursement by Parent of the Company pursuant to Section 5.2(a) of the Purchase Agreement with respect to certain severance payments made pursuant to the Employment and Compensation Agreements in accordance with the terms of this Escrow Agreement;

WHEREAS, the Escrow Agent has agreed to hold the Escrow Assets (hereinafter defined) and disburse and apply the same in accordance with the Escrow Agreement; and

WHEREAS, the execution and delivery of this Escrow Agreement is a condition to the parties’ obligations under the Purchase Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Definitions.

“Authorized Investments” means Goldman Sachs Financial Square Trust Government Fund, until otherwise directed by Buyer and Parent.

“Escrow Account” means the escrow account created by Paragraph 2 of this Agreement.

“Escrow Assets” or “Assets” means those assets deposited into the Escrow Account in accordance with Paragraphs 3 hereof and/or any substitutions or replacements therefor and/or any investments or reinvestments thereof in accordance with this Agreement.

“Escrow Reimbursable Amount” means, (i) with respect to Terry Messmer, 100% of each Severance Payment Amount and (ii) with respect to all other Employees, 50% of each Severance Payment; provided that the aggregate Escrow Reimbursable Amount shall not exceed One Million Four Hundred Forty Thousand Two Hundred Dollars ($1,441,200).

2.	Creation of the Escrow Account. There is hereby created and established with the Escrow Agent the Escrow Account, to be held in the custody of the Escrow Agent in accordance with this Agreement.

3.	Deposits to the Escrow Account. At the Closing on the date hereof, Buyer will deposit to the Escrow Account an amount equal to One Million Four Hundred Forty One Thousand Two Hundred Dollars ($1,441,200) in cash. It is hereby understood and agreed that Escrow Agent is not responsible for the sufficiency of the amount of deposited assets.

4.	Ownership and Registration of the Escrow Assets. The Escrow Assets shall be the property of the Escrow Account and shall be in bearer form or, if registered, registered in the name of Escrow Agent or its nominee, except as otherwise provided in Paragraph 5 of this Escrow Agreement.

5.	Tax Ownership and Tax Distributions. Parent and Buyer agree for all tax purposes that: (i) the right of Parent to the Escrow Assets shall be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Internal Revenue Code (the “Code”) and any corresponding provision of state or local law, as appropriate; (ii) Buyer shall be treated as the owner of the Escrow Assets, and all interest and earnings earned from the investment and reinvestment of the Escrow Assets (the “Escrow Earnings”), or portion thereof, shall be allocable to Buyer pursuant to Section 468B(g) of the Code and Proposed Treasury Regulation § 1.468B-8; (iii) the Escrow Agent shall distribute to the Buyer at least quarterly an amount equal to 38% of all Escrow Earnings; and (iv) in no event shall the total amount of the Escrow Assets paid to Parent under Section 7(b) of this Agreement exceed 125% of the amount set forth in Section 3. Clause (iv) of the preceding sentence is intended to ensure that the right of the Parent to the released Escrow Assets and any interest and earning earned thereon is not treated as a contingent payment without a stated maximum selling price under Section 453 of the Code and the Treasury Regulations promulgated thereunder.

6.	Determination of Valid Payment Notice.

(a)	In the event that prior to the Release Date (as defined below), the Company becomes obligated to pay to any employee of the Company who is party to an Employment and Compensation Agreement (each, an “Employee”) any amount constituting a severance payment pursuant to such Employee’s Employment and Compensation Agreement (a “Triggering Event”) (including required employer Taxes, such as FICA, FUTA and Medicare Taxes) (such amount, which shall not include any severance due for the payment of any pro-rata bonus under the Bonus Plan that is to be contemporaneously paid pursuant to such Employment and Compensation Agreement on account of such pro-rata bonus to the extent the Estimated Closing Statement and the Closing Statement contain an accrual for such amount, the “Severance Payment Amount”), Buyer shall, or shall cause the Company to, deliver to Parent and the Escrow Agent a written notice (a “Payment Notice”) setting forth (i) the name of the Employee; (ii) the Severance Payment Amount resulting from the Triggering Event and the calculation thereof; (iii) the Escrow Reimbursable Amount reimbursable to Buyer subject to disbursement pursuant to Section 7(a); and (iv) a schedule setting forth the dates and amounts of all installments of the Severance Payment Amount payable to such Employee resulting from such Triggering Event. Buyer shall promptly provide to Parent any information reasonably requested by Parent with respect to the preparation of such Payment Notice and computation of any amounts contained therein.

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(b)	Parent shall have fifteen (15) calendar days after receipt of a Payment Notice to notify Buyer and the Escrow Agent in writing whether it disputes the calculation of any amounts contained in the Payment Notice (a “Notice of Dispute”).

(c)	If no Notice of Dispute is delivered with respect to such Payment Notice (or there are undisputed Escrow Reimbursable Amounts contained in such Payment Notice) within such fifteen (15) calendar day period or if Parent delivers a written acceptance of such Payment Notice within such fifteen (15) calendar day period, such Payment Notice (or such Payment Notice solely with respect to any undisputed Escrow Reimbursable Amounts) shall be deemed to be a “Valid Payment Notice” for purposes of this Agreement.

(d)	In the event that Parent delivers to Buyer a Notice of Dispute in response to such Payment Notice, Buyer and Parent shall promptly consult and cooperate with each other in good faith with respect to the points of disagreement in an effort to resolve the dispute, and upon such resolution, any adjustments to the Payment Notice shall be made as agreed upon in writing between Buyer and Parent and, as so adjusted, such Payment Notice shall constitute a “Valid Payment Notice” for purposes of this Agreement, and such Valid Payment Notice shall be promptly delivered to the Escrow Agent. If Parent and Buyer cannot resolve such dispute within fifteen (15) calendar days of delivery of the Notice of Dispute by Parent, then Parent and Buyer shall jointly refer the dispute to the Arbiter, as an arbitrator, to finally resolve, as soon as practicable, and in any event within thirty (30) calendar days after such reference, all points of disagreement with respect to the Payment Notice that is the subject of such Notice of Dispute. For purposes of such arbitration each of Parent and the Buyer shall submit a proposed Payment Notice (including each item referenced in the definition thereof). The Arbiter shall apply the terms of this Agreement and Section 5.2(a) of the Purchase Agreement and all relevant definitions contained herein and therein, and shall otherwise conduct the arbitration under such procedures as Parent and Buyer may agree or, failing such agreement, under the then prevailing Commercial Rules of the American Arbitration Association. Parent and the Buyer shall each furnish the Arbiter with such work papers and other documents and information relating to the disputed issues as the Arbiter shall request, and, subject to Section 6.4 of the Purchase Agreement, shall provide copies to the other party of any work papers, documents and information so furnished to the Arbiter. Each of Parent and Buyer shall bear its own expenses in connection with the arbitration. The fees and expenses of the Arbiter incurred in connection with any arbitration pursuant to this provision shall be allocated between Parent and the Buyer by the Arbiter in proportion to the extent either of such parties did not prevail on items in dispute, as applicable, reflected on the Payment Notice. The Arbiter may find a party liable for the other party’s out-of-pocket outside counsel and accounting fees in connection with any arbitration pursuant to this provision in the case of failure to comply with the procedures of this Section, willful misconduct, fraud or bad faith. Each of Parent and Buyer agrees not to engage in any ex parte communication with the Arbiter. All determinations by the Arbiter shall be final, conclusive and binding with respect to the Payment Notice, the amounts set forth thereon and the allocation of arbitration fees and expenses, in the absence of fraud or manifest error. The Payment Notice as finally determined pursuant to the resolution of the Arbiter pursuant to this Section 6(d) shall be deemed to be a “Valid Payment Notice” for purposes of this Agreement.

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7.	Disbursement of Escrow Funds; Release.

(a)	Promptly and in no event more than five (5) days following (i) such time as any Payment Notice (or undisputed Escrow Reimbursable Amounts contained in such Payment Notice) is deemed to constitute a Valid Payment Notice in accordance with the foregoing provisions of Section 6 or (ii) a notice signed by both Parent and Buyer (a “Joint Notice”) with directions to the Escrow Agent as set forth in Section 7(b), the Escrow Agent shall release to Buyer (by wire transfer of immediately available funds) an amount (the “Release Amount”) equal to the Escrow Reimbursable Amount that is set forth in such Valid Payment Notice or Joint Notice, as applicable.

(b)	On the date that is the earlier of (A) two years from the date of this Agreement or (B) receipt by the Escrow Agent of a Joint Notice relating to the disposition of all of the Escrow Assets, (the “Release Date”), the Escrow Agent shall release to Parent (by wire transfer of immediately available funds) an amount equal to (i) all remaining Escrow Assets less (ii) any Release Amount that has been the subject of a Valid Payment Notice or Joint Notice but has not yet been released to Buyer in accordance with Section 7(a) less (iii) if any Payment Notice is outstanding and is the subject of a dispute or has not otherwise been finalized pursuant to Section 6 hereof, an amount equal to what would be the Release Amount if such Payment Notice was a Valid Payment Notice (“Unresolved Claims”). After the resolution of all Unresolved Claims, any remaining Escrow Assets shall be released by the Escrow Agent to Parent. Parent and Buyer shall use their respective reasonable efforts to resolve all disputes or claims as promptly as possible following the Release Date. Payment pursuant to this Section 7(b) shall be made as soon as practicable but in no event later than 5 calendar days following the Release Date.

8.	Escrow Earnings. On the Release Date, the Escrow Agent shall distribute to Parent all of the remaining Escrow Earnings. Payment pursuant to this Section 8 shall be made as soon as practicable but in no event later than 5 calendar days following the Release Date.

9.	Investment of Escrow Assets. Subject to Section 8, monies on deposit in the Escrow Account may be invested and reinvested in Authorized Investments. Written investment instructions from Parent and Buyer, if any, shall specify the type and identity of the Authorized Investments to be purchased and/or sold.

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10.	Fees and Expenses. As further set forth in Exhibit B, the parties hereto agree that a $1,500 Acceptance Fee and an annual fee of $1,500 shall be payable to the Escrow Agent upon initial funding of the Escrow Account, which fees shall be paid fifty percent (50%) by Buyer, on the one hand and fifty percent (50%) by Parent, on the other hand. Thereafter, an Annual Fee of $1,500 shall be payable fifty percent (50%) by Buyer, on the one hand and fifty percent (50%) by Parent, on the other hand, to the Escrow Agent on each anniversary of the date of this Escrow Agreement until this escrow is terminated by distribution of all remaining Escrow Assets.

11.	Duties of Escrow Agent.

(a)	The Escrow Agent shall be liable as a depository only with its duties being only those specifically provided herein and which are ministerial in nature and not discretionary. The Escrow Agent shall not be liable for any mistake of fact or error in judgment, or for any acts or failure to act of any kind taken in good faith and believed by it to be authorized or within the rights or powers conferred by this Agreement, except to the extent that such mistake, failure, action or omission constitutes willful misconduct, bad faith or gross negligence.

(b)	The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution or validity of the documents or items deposited hereunder, nor for any description of property or other matter noted therein. It shall not be liable for default by any party hereto because of such party’s failure to perform, and shall have no responsibility to seek performance by any party; nor shall it be liable for the outlawing of any rights under any statutes of limitation in respect to any documents or items deposited. The Escrow Agent shall not be liable for collection of items until the proceeds of same in actual cash have been received. The Escrow Agent shall not be liable for interest on any deposit of money.

(c)	The Escrow Agent shall not be liable in any respect on account of identity, authority or rights of persons executing or delivering, or purporting to execute or deliver, any document or item, and may rely absolutely and be fully protected in acting upon any item, document or other writing believed by it to be authentic in performing its duties hereunder. The Escrow Agent may, as a condition to the disbursement of money or property, require from the payee or recipient a receipt therefor, and, upon final payment or distribution, require a release from any liability arising out of its execution or performance of this Agreement.

(d)	The Escrow Agent shall be indemnified and held harmless by the parties to this Agreement from and against all costs, damages, liabilities and expenses which the Escrow Agent may incur or sustain without willful misconduct, bad faith or gross negligence in connection with or arising out of this Escrow Agreement, including, but not limited to, any reasonable and necessary costs, damages, liabilities and expenses that may be incurred as a result of claims or actions by third parties. Fifty percent (50%) of any such indemnification obligation is to be borne by Buyer, on the one hand, and fifty percent (50%) by Parent, on the other hand. The Escrow Agent shall be entitled to consult with and engage the services of legal counsel of its choice with respect to any matter pertaining to this Escrow Agreement and shall be entitled to reimbursement for the reasonable and necessary costs and expenses of such legal counsel.

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(e)	The Escrow Agent shall be entitled to reasonable compensation and reimbursement for its services and documented out-of-pocket expenses, which shall be borne fifty percent (50%) by Buyer, on the one hand and fifty percent (50%) by Parent, on the other hand. In the event any such amounts remain unpaid 60 days after billing, then the Escrow Agent shall have the right to reimburse itself out of any funds in its possession for reasonable and necessary costs, expenses, attorney’s fees and its compensation, and shall have a lien on all money, documents or property held in escrow to cover same.

(f)	The Escrow Agent may resign by giving notice in writing to Parent and Buyer of such resignation, specifying a date which such resignation shall take effect (which shall in no event be earlier than thirty (30) calendar days after the giving of such notice), and shall be discharged from its duties and obligations upon the appointment of a successor Escrow Agent as hereafter provided and the delivery to such successor of the Escrow Assets, less any undisputed fees, expenses, and charges then due and owing to the Escrow Agent. Immediately upon receipt of such notice, Parent and Buyer shall appoint a successor Escrow Agent who shall be mutually acceptable to them. Any such successor Escrow Agent shall deliver to Parent and Buyer and to the resigning Escrow Agent a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder, and shall be entitled to receive the Escrow Assets. In the event that a successor Escrow Agent shall not be so appointed by the date of resignation specified by the Escrow Agent, the Escrow Agent shall have the right to (i) appoint as a successor Escrow Agent any financial institution having capital, surplus and undivided profits of not less than $100,000,000 or (ii) apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the parties hereto agree to accept any such successor Escrow Agent appointed by the Escrow Agent.

(g)	In accepting any funds, securities or documents delivered hereunder, it is agreed and understood that, in the event of disagreement among Parent and Buyer, or persons claiming under them, or any of them, the Escrow Agent reserves the right to hold all money, securities and property in its possession, and all papers in connection with or concerning this escrow, until receipt of a Joint Notice, or until delivery is made to court in any interpleader action.

12.	Addresses of Parties; Notices. Notices shall be deemed to have been received on the same day as faxed or submitted by electronic e-mail transmission, the date of actual delivery by courier, the next day if sent by overnight express delivery, or on the third business day following posting if sent by first class mail. Whenever payments, instructions, notices, releases or any other documents are required to be given by or to the parties hereto, they shall be sent by fax, courier, express delivery or post-paid first class certified mail, return receipt requested, as follows:

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Buyer:

c/o Sun Capital Partners Group VI, LLC

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attention: Brian Urbanek, Daniel Florian, Blake Richardson and C. Deryl Couch

Telephone: (561) 394-0550

Facsimile No.: (561) 394-0540

Email: burbanek@suncappart.com, dflorian@suncappart.com, brichardson@suncappart.com, dcouch@suncappart.com with a copies to:

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219-6401

Attention: Kimberly A. Taylor

Telephone: (412) 560-3322

Facsimile No.: (412) 560-7001

Email: ktaylor@morganlewis.com

and

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention: David A. Gerson

Telephone: (215) 963-5310

Facsimile No.: (215) 963-5001

Email: dgerson@morganlewis.com

Parent:

ESCO Technologies Holding LLC

c/o ESCO Technologies Inc.
9900A Clayton Road
St. Louis, Missouri 63124-1186
Attention: General Counsel
Telephone: (314) 213-7213

Facsimile No.: (314) 213-7215

Email: abarclay@escotechnologies.com

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with a copy to:

Bryan Cave LLP
Attention: Frederick W. Bartelsmeyer
One Metropolitan Square, Suite 3600
211 N. Broadway

St. Louis, Missouri 63012
Telephone: (314) 259-2000

Facsimile No.: (314) 259-2020

Email: fwbartelsmeyer@bryancave.com

Escrow Agent:

Commerce Bank

Corporate Trust Department, TBMZ-5

922 Walnut Street, 10th Floor

Attn: Lois Agrusa

Telephone: (816) 234-7454

Facsimile No.: (816) 234-2562

Email: Lois.Agrusa@CommerceBank.com

13.	Successors and Assigns. All of the covenants, promises, and agreements contained in this Escrow Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, whether so expressed or not. Except as set forth below, neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto; provided that nothing contained herein shall restrict the assignment of this Escrow Agreement by the Escrow Agent pursuant to Section 11(f) above.

14.	Amendment. This Escrow Agreement may be amended or altered at any time by a writing agreed to by Parent and Buyer in any form and manner as is acceptable to Escrow Agent.

15.	Severability. If any one or more of the covenants or agreements provided in this Escrow Agreement should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions of this Escrow Agreement.

16.	Governing Law. This Escrow Agreement shall be governed by the laws of the State of Missouri, without reference to its choice of law rules.

17.	Headings. Any headings preceding the text of the several paragraphs hereof shall be solely for the convenience of reference and shall not constitute a part of this Escrow Agreement, nor shall they affect its meaning, construction or effect.

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18.	Counterparts. This Escrow Agreement may be executed in several counterparts (including via facsimile or pdf attachment to email), all or any of which shall be regarded for all purposes as one original and shall constitute and be but one and the same instrument. Any signature delivered via pdf attachment to email or facsimile shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Escrow Agreement is executed as of and from the date first above written.

ESCO TECHNOLOGIES HOLDING LLC

By: ___________________________________

Name: ___________________________________

Title: _____________________________________

COMMERCE BANK

By: _______________________________________

Name: ___________________________________

Title: _____________________________________

METER READINGS HOLDING, LLC

By: _______________________________________

Name: ___________________________________

Title: _____________________________________

Exhibit A

Purchase Agreement

(see attached)

Exhibit B

Fee Schedule

Acceptance and Set-up Fee:	$ 1,500

Annual Administration Fee:	$ 1,500 base fee plus the following:

Investment Fees:

Purchases, sales, processing maturities or calls of obligations of the United States or any of its agencies or obligations of the State or any of its political subdivisions are included in the administration fee, so there will be no additional charge for those transactions.

Moneys invested in any of our "money market funds" are subject to an annual fee of .25% of the amount deposited. This fee is accounted for as a charge against money market fund earnings posted to the account each month. The daily interest rate we quote is the actual net interest rate in effect for that day. The interest rate on each of our money market funds is variable and is subject to adjustment daily.

Amendment or Modification of the Escrow Agreement:	$500

In the event of direction to take legal action:	$5,000 plus
Per hour charge:	$250 per hour

Out-of-pocket Expenses:

Any out-of-pocket expenses, including fees and charges for legal counsel or other professional advisors will be charged as incurred.

This fee schedule shall remain in effect for a minimum of three years and shall be subject to periodic review and adjustment thereafter.

Annual administration fees are for services rendered for any year or any part thereof. There is no pro-ration of fees if the bonds are matured, called, defeased or otherwise retired during any year in which fees have been paid or for which fees are due and owing.

EXHIBIT D

March __, 2014

ESCO Technologies Holding LLC

9900A Clayton Road

Saint Louis, MO 63124-1186

Fax: (314) 213-7215

Attention: General Counsel

Re: Cancellation of Intercompany Accounts and Contracts and Release

This letter is being delivered in connection with Section 7.4(e) of that certain Securities Purchase Agreement, dated as of March __, 2014, by and between ESCO Technologies Holding LLC and Meter Readings Holding, LLC (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

Immediately prior to the Effective Time, (i) all payables, receivables and other intercompany accounts between the Company or the Company Subsidiaries, on the one hand, and Parent, or any affiliate of Parent (other than the Company and the Company Subsidiaries) on the other hand (the “Terminating Intercompany Accounts”) and (ii) all Contracts between the Company or the Company Subsidiaries, on the one hand, and Parent, or any affiliate of Parent (other than the Company and the Company Subsidiaries), on the other hand (the “Terminating Intercompany Contracts”), shall be terminated, cancelled and discharged in full, without further liability to the Buyer, the Company, Company Subsidiaries or Parent. For the avoidance of doubt, the Purchase Agreement and all Ancillary Agreements shall not be considered Terminating Intercompany Contracts and any obligations arising under the Purchase Agreement or any Ancillary Agreement shall not be considered Terminating Intercompany Accounts and shall remain outstanding from and after the Effective Time.

IN CONSIDERATION OF THE AGREEMENTS CONTAINED HEREIN AND IN THE PURCHASE AGREEMENT AND EXCLUDING ANY AND ALL CAUSES OF ACTION, CLAIMS, COUNTERCLAIMS, SUITS, ATTORNEYS’ FEES, COSTS, CONTROVERSIES, DEMANDS AND OTHER OBLIGATIONS AND LIABILITIES OF ANY KIND UNDER THE PURCHASE AGREEMENT OR ANY ANCILLARY AGREEMENT, EFFECTIVE AS OF THE EFFECTIVE TIME, THE COMPANY, ON BEHALF OF ITSELF AND THE COMPANY SUBSIDIARIES (THE “COMPANY RELEASING GROUP”), HEREBY FULLY AND FINALLY WAIVES, RELEASES, ACQUITS AND FOREVER DISCHARGES PARENT AND ITS AFFILIATES FROM ANY AND ALL CAUSES OF ACTION, CLAIMS, COUNTERCLAIMS, SUITS, ATTORNEYS’ FEES, COSTS, CONTROVERSIES, DEMANDS AND OTHER OBLIGATIONS AND LIABILITIES OF ANY KIND, WHETHER IN LAW OR EQUITY, AND WHETHER KNOWN OR UNKNOWN, THAT ANY MEMBER OF THE COMPANY RELEASING GROUP HAD OR NOW HAS, OF ANY KIND THAT WAS OR MIGHT HAVE BEEN ALLEGED BY ANY MEMBER OF SUCH COMPANY RELEASING GROUP, RELATING TO PARENT OR ITS AFFILIATES, INCLUDING WITHOUT LIMITATION WITH RESPECT TO PARENT’S OWNERSHIP AND OPERATION OF THE COMPANY RELEASING GROUP, IN EACH CASE, IN RESPECT OF THE PERIOD ON AND PRIOR TO THE EFFECTIVE TIME, NOTWITHSTANDING THE FAULT, STRICT LIABILITY, BREACH OF CONTRACT OR NEGLIGENCE, WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE, OF THE PERSON RELEASED BY THIS SECTION OR WHETHER ASSERTED IN CONTRACT, IN WARRANTY, IN TORT, BY STATUTE OR OTHERWISE.

[Signature Page Follows]

Sincerely,

ACLARA TECHNOLOGIES LLC

By: _____________________________

Name: _____________________________

Title: _____________________________

ACKNOWLEDGED AND AGREED

THIS ___ DAY OF MARCH, 2014

ESCO TECHNOLOGIES HOLDING LLC

By: _____________________________

Name: ___________________________

Title: ____________________________

[Signature Page to Cancellation of Intercompany Accounts Letter]

EXHIBIT E

TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT (this “Agreement”) dated as of March [_______], 2014, by and between ESCO Technologies Holding LLC, a Delaware limited liability company (“Parent”, and, together with its Affiliates, the “ESCO Parties”)) and Meter Readings Holding, LLC, a Delaware limited liability company (the “Buyer” and, together with its Affiliates, including the Company and the Company Subsidiaries, the “Buyer Parties”).

WITNESSETH

WHEREAS, the parties hereto have entered into a Securities Purchase Agreement dated March [_____], 2014 (as amended from time to time, the “Purchase Agreement”), pursuant to which Parent agreed, among other things, to sell and Buyer agreed to purchase all of the outstanding equity interests of Aclara Technologies LLC, an Ohio limited liability company (the “Company”), as more fully described in the Purchase Agreement;

WHEREAS, capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement;

WHEREAS, prior to the Closing Date, the ESCO Parties performed certain services for the Company and Company Subsidiaries, and the Company and Company Subsidiaries performed certain services for the ESCO Parties; and

WHEREAS, pursuant to the Purchase Agreement, Parent and the Buyer have agreed to enter into this Agreement on the Closing Date in order to provide for the provision of certain transitional services in connection with the divestiture and sale of the Company and the Company Subsidiaries from Parent or its Affiliate to the Buyer, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1. Services to be Provided.

(a) During the Transition Period (as defined below) (or such shorter periods as may be specified in Schedule A with respect to any Parent Service), Parent shall provide (or cause to be provided by an Affiliate) to the Buyer the services described on Schedule A (the “Parent Services”) for the benefit of the operation of the Business.

(b) During the Transition Period (as defined below) (or such shorter periods as may be specified in Schedule B with respect to any Buyer Service), the Buyer shall provide (or cause to be provided by an Affiliate (including the Company)) to the Parent or its Affiliates the services described on Schedule B (the “Buyer Services” and with the Parent Services, the “Services”) for the benefit of the operation of the business of the ESCO Parties (the “Parent Business”).

(c) As used herein, “Recipient” means the party receiving, or the Affiliates of a party which receive, a Service or Services hereunder, and “Provider” means the party providing any Services hereunder (whether directly, or indirectly through an Affiliate).

(d) The parties shall cooperate and use commercially reasonable efforts to obtain any consents, permits or licenses from any third party that may be required in connection with the provision of the Services hereunder; provided that (i) Provider shall not be required to provide any Service hereunder to the extent the provision of such Service is prevented by the failure, after the exercise of commercially reasonable efforts, to obtain any such consent, permit or license and (ii) Provider shall not be required to pay to any such third party any amounts to obtain any such consents, permits or licenses unless Recipient agrees in writing to reimburse Provider for such amounts.

(e) The relationship of Parent and the Buyer shall be that of independent contractors only. Except as provided in Schedule A with respect to the ESCO Parties and Schedule B with respect to the Buyer Parties, (i) Parent shall be solely responsible for the payment of all salary and benefits and all taxes (including income tax, social security taxes, unemployment compensation, workers’ compensation, other employment taxes or withholdings) and premiums and remittances with respect to employees used to provide any Parent Services hereunder, and (ii) the Buyer shall be solely responsible for the payment of all salary and benefits and all taxes (including income tax, social security taxes, unemployment compensation, workers’ compensation, other employment taxes or withholdings) and premiums and remittances with respect to employees used to provide any Buyer Services hereunder.

(f) All equipment, including computers, peripheral equipment and procedure manuals, used by Provider or its Affiliates in connection with the provision of Services (other than any such items being the property of Recipient that are provided by Recipient or its Affiliates to Provider to facilitate Provider’s provision of the Services to Recipient (such items, the “Recipient Owned Items,” which shall include, without limitation, those items identified as such on Schedule A or Schedule B hereto)) hereunder shall, as between the Provider and Recipient, be the property of Provider or such Affiliate and shall at all times be under the sole direction and control of Provider or such Affiliate. Promptly following the expiration of the Transition Period with respect to a specified Service, all Recipient Owned Items utilized in connection with such Service shall be returned to the possession of the Recipient.

2. Consideration for Services.

(a) Except as otherwise provided in this Agreement or in Schedule A or Schedule B hereto, Recipient shall pay to Provider a fee for the Services (or category of Services, as applicable) as provided in Schedule A (with respect to the Parent Services) or Schedule B (with respect to the Buyer Services) (each such fee constituting a “Service Charge”). Out-of-pocket costs paid to any third-party provider that is providing goods or services used by Provider in providing the applicable Services and any Taxes, imposed under Law on the provision of such Services (but not on any income of Provider received in connection with provision of such services) will be an incremental cost to Recipient in addition to the Service Charges, and will be charged to Recipient at the actual third-party cost or amount of Taxes so imposed. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) Provider shall deliver invoices to Recipient on a monthly basis, beginning approximately one month after the Closing Date, and, thereafter, at the end of each succeeding month for the duration of this Agreement in arrears for the Service Charges due to Provider under this Agreement. Provider agrees to afford Recipient, upon reasonable notice, access to such information, records and documentation of Provider as Recipient may reasonably request in order to verify any invoices and charges for Services hereunder.

(c) Recipient shall pay the amount of such invoice within thirty (30) calendar days of the date of receipt of such invoice to the account specified by Provider.

3. Standard for Service. Except as otherwise provided in this Agreement or Schedule A or Schedule B hereto, as applicable, Provider shall use commercially reasonable efforts to perform each Service such that the nature, quality, standard of care, level of priority and the service level at which such Service is performed is comparable to the nature, quality, standard of care, level of priority and service level at which Provider performs similar services on its own behalf or for its Affiliates, and in any event consistent in all material respects with the operation of such Business or Parent Business, respectively, during the twelve (12) month period prior to the Closing Date.

4. Force Majeure. Provider shall not be responsible for failure or delay in delivery of any Service if prohibited by Law or caused by an act of god or public enemy, war, terrorism, government acts or regulations, fire, flood, embargo, quarantine, epidemic, unusually severe weather or other cause similar to the foregoing, in each case which is beyond their reasonable control (a “Force Majeure Event”). A party’s obligations hereunder (except their payment obligations in respect of Services already provided) shall be postponed for such time as its performance is suspended or delayed on account of the Force Majeure Event, and upon the cessation of the Force Majeure Event, such party will use commercially reasonable efforts to resume its performance hereunder.

5. Confidential Information.

(a) Each of the Buyer and Parent, shall, and shall cause its Affiliates to, maintain in confidence any information or communications coming into its or any such Affiliate’s possession pursuant to or in connection with this Agreement (“Confidential Information”), and such Confidential Information shall not be disclosed or used (except as contemplated by this Agreement) by the Person receiving such Confidential Information (the “Receiving Party”) or its Affiliates without the prior written consent of the Person disclosing such Confidential Information (the “Disclosing Party”), unless such information is (x) otherwise publicly available through no breach by the Receiving Party or its Affiliates of this Section 5(a) or (y) required to be disclosed pursuant to any Law or Order applicable to the Receiving Party or its Affiliates, in which event the Receiving Party shall provide the Disclosing Party with prompt written notice before such disclosure, sufficient to enable the Disclosing Party to either seek a protective order, at its expense, or other appropriate remedy preventing or prohibiting such disclosure (and the Receiving Party shall reasonably cooperate with the Disclosing Party, at the Disclosing Party’s expense, in seeking any such protective order or other appropriate remedy) or to waive compliance with the provisions of this Section 5(a) or both. In the event that such protective order or other appropriate remedy is not obtained, the Receiving Party shall furnish only that portion of such information or documentation that has been legally compelled, and shall exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded to such disclosed documents or information. The Receiving Party hereby agrees, and shall cause its Affiliates and its and its Affiliates’ Representatives, to protect the Confidential Information disclosed by the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use or disclosure of Confidential Information disclosed by the Disclosing Party as the Receiving Party uses to protect its own confidential information of a like nature

(b) The Parties acknowledge and agree that in the event of any breach of this Section 5, the harm to the Parties will be irreparable and without adequate remedy at law and therefore that injunctive relief with respect thereto will be appropriate.

6. Ownership of Data. Recipient shall be the sole and exclusive owner of all data or other information about its business generated in connection with the provision of the Services (collectively, “Recipient Data”). Provider hereby assigns all right, title and interest in and to the Recipient Data to Recipient, and Recipient hereby grants to Provider a non-exclusive, non-sublicensable, non-transferable, limited license to use the Recipient Data during the Transition Period, solely to the extent required to provide the Services and thereafter solely to the extent required to comply with Provider’s bona fide record retention policies and then only for bona fide archival, legal, audit and compliance purposes.

7. Term and Termination.

(a) The term of this Agreement (the “Transition Period”) shall commence on the Closing Date and continue with respect to each of the Services for the term thereof, which term shall, unless otherwise agreed by Parent and the Buyer in Schedule A or Schedule B, as applicable, terminate six (6) months following the Closing Date; provided that except as otherwise specified on any Schedule hereto (i) Recipient may terminate one or more of the Services it receives at any time and for any reason on not less than fifteen (15) calendar days prior written notice to Provider; and (ii) both parties may terminate this Agreement with respect to one or more Services, or the entire Agreement, immediately upon mutual agreement. Notwithstanding the foregoing, each party reserves the right to immediately terminate this Agreement by written notice to the other in the event that the other party breaches or is in default of any material obligation under this Agreement and such breach or default remains uncured for fifteen (15) days after receipt of written notice from the non-breaching party, provided that a breach of Section 5 hereof shall not be subject to such cure period.

(b) Upon the effective date of termination of any Service pursuant to this Agreement, Provider will have no further obligation to provide the terminated Service. Recipient shall remain obligated to Provider for the Service Charges and any other fees, costs and expenses owed and payable in accordance with the terms of this Agreement in respect of Services provided and otherwise as provided in Schedule A or Schedule B, as applicable. In connection with termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination.

(c) Any termination of this Agreement with respect to any one or more Services shall not terminate this Agreement with respect to any other Service then being provided pursuant to this Agreement. The failure of either party to terminate this Agreement for breach of any term or condition shall not constitute a waiver of such breach and shall not affect such party’s right to terminate this Agreement by reason of subsequent breaches of the same or other terms or conditions.

8. Disclaimer; Limitation of Liability.

(a) EXCEPT AS SET FORTH IN SECTION 3, PROVIDER MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES OR GUARANTEES RELATING TO THE SERVICES PROVIDED HEREUNDER, AND PROVIDER EXPRESSLY DISCLAIMS ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. UNLESS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL SERVICES PROVIDED BY PROVIDER HEREUNDER ARE PROVIDED ON AN “AS IS, WHERE IS” BASIS WITHOUT WARRANTY OF ANY KIND.

(b) Provider may rely conclusively on, and will have no liability to Recipient or any of its Affiliates for acting in accordance with, any notice which Recipient, its Affiliates or those acting on their behalf provides to Provider in connection with the performance of the Services.

(c) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY HERETO SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME) EXCEPT TO THE EXTENT THAT THE OTHER PARTY IS REQUIRED TO PAY ANY SUCH AMOUNTS TO A THIRD PARTY, IN EACH CASE ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE SERVICES PROVIDED HEREUNDER (INCLUDING DELIVERABLES ASSOCIATED THEREWITH), INCLUDING PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD OR PERFORMED PURSUANT HERETO, WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), BREACH OF WARRANTY, OR OTHERWISE, EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF SUCH PARTY OR ITS AFFILIATES OR REPRESENTATIVES. FURTHER, EXCEPT FOR A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE LIABILITY OF SUCH PARTY TO THE OTHER PARTY AND/OR ITS AFFILIATES FOR ANY LOSS OR DAMAGE ARISING IN CONNECTION WITH PROVIDING THE SERVICES HEREUNDER SHALL NOT EXCEED THE TOTAL AMOUNT BILLED OR BILLABLE TO SUCH PARTY UNDER THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, THE LIMITATIONS SET FORTH IN THIS PARAGRAPH 8(C) SHALL NOT APPLY TO ANY AMOUNTS OWED ON THE SUBJECT CREDIT CARDS (AS DEFINED IN SCHEDULE A) WITH RESPECT TO COSTS INCURRED DURING THE TRANSITION PERIOD, WHICH SHALL BE THE RESPONSIBILITY OF BUYER.

(d) BUYER SHALL ASSUME ALL LIABILITY FOR AND SHALL FURTHER RELEASE, DEFEND, INDEMNIFY AND HOLD DAVE SCHATZ (THE “RELEASED INDIVIDUAL”) FREE AND HARMLESS FROM AND AGAINST ALL CLAIMS OF BUYER AND ITS AFFILIATES AND OF THIRD PARTIES (OTHER THAN PARENT AND ITS AFFILIATES) (AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS) RESULTING FROM, ARISING OUT OF OR RELATED TO THE SERVICES PROVIDED BY DAVE SCHATZ PURSUANT TO ITEM 2 OF SCHEDULE A, HOWSOEVER ARISING AND WHETHER OR NOT CAUSED BY THE NEGLIGENCE OR GROSS NEGLIGENCE OF RELEASED INDIVIDUAL (“RELEASED CLAIMS”). Buyer, on behalf of itself and its Affiliates and their respective successors and assigns, agrees that it shall not seek to recover any amounts in connection with a Released Claim from the Released Individual or Parent or any of its Affiliates and shall not institute any claim, action or proceeding against the Released Individual or Parent or any of its Affiliates with respect to the Released Claims.

9. Covenants. Parent and the Buyer will not, and will ensure that their respective employees, officers, directors, Affiliates and agents do not, (i) make any use of or attempt to gain access to any part of the other party’s business systems and communications networks or to any data of the other party or its Affiliates not specifically made available to that party under this Agreement, or (ii) introduce any form of breach of security, data corruption or interruption into the other party’s network. If a party has violated any of these covenants, then in addition to any direct damages to which the non-breaching party and/or its Affiliates may be entitled under law or equity, the breaching party will, to the non-breaching party’s reasonable satisfaction, promptly take all commercially reasonable action and implement all necessary procedures to prevent the reoccurrence of any such violation; failing which, the non-breaching party may terminate this Agreement upon three (3) calendar days written notice (such notice to describe the breach in reasonable detail); provided, however, that the breaching party shall have the opportunity to cure during the three-day notice period, to the non-breaching party’s reasonable satisfaction, any such violation.

10. Indemnification.

(a) Except to the extent otherwise provided for in this Agreement, Recipient shall indemnify, defend and hold harmless Provider and its employees, officers, directors and Affiliates against any Losses which such persons may sustain or incur by reason of any claim, demand, suit or recovery by any third party allegedly arising out of Provider’s performance of the Services; provided, that Recipient shall not be required to indemnify, defend or hold harmless against any Losses to the extent resulting from the Provider’s or its Affiliates’ gross negligence or willful misconduct in providing the Services hereunder. Provider shall indemnify, defend, and hold Recipient and its Affiliates, and their respective directors, officers, employees, contractors and agents, harmless from and against any and all Losses resulting from Provider’s or its Affiliates’ gross negligence or willful misconduct in providing the Services hereunder.

(b) All claims made by or on behalf of Recipient or its Affiliates arising out of, or based upon, the provision of the Services or this Agreement, including claims arising out of, or based upon, the performance or non-performance of Provider’s duties or obligations under this Agreement, shall be deemed waived unless written notice of such claim is given by Recipient and received by Provider within ninety (90) days following the sooner to occur of the expiration or termination of the Service to which the relevant claim relates or of the Transition Period.

11. General Provisions.

(a) Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by the parties hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld).

(b) Amendment; Waiver. Any provision of this Agreement (including Schedule A and Schedule B) may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) Representatives. Parent and the Buyer will each designate a qualified employee to serve as its principal representative to coordinate and facilitate the provision of Services hereunder. Such employees designated will be granted sufficient authority to resolve on behalf of Parent and the Buyer all questions and problems arising with respect to the provision of Services hereunder. From the date hereof until further written notice to the other party, the representative of Parent shall be Alyson S. Barclay, and the representative of the Buyer shall be [______________]. Unless otherwise agreed by the parties in writing, all communications relating to this Agreement and the Services will be made in accordance with Section 11(h).

(d) Entire Agreement. All Schedules to this Agreement are incorporated into this Agreement, and this Agreement together with the attached Schedules and the Purchase Agreement embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings relating to such subject matter. In the case of any conflict between the body of the Agreement and any Schedule to this Agreement, the Schedule shall govern.

(e) Counterparts; No Third Party Beneficiaries. This Agreement may be executed simultaneously in multiple counterparts, and in separate counterparts (including facsimile and other electronically transmitted counterparts), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s Affiliates, any right to any benefits hereunder, and no such party shall be entitled to sue either party to this Agreement with respect thereto.

(f) Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the parties as evidenced hereby.

(g) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts to be carried out wholly within such State.

(h) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including email or facsimile transmission) and shall be given to the email addresses, facsimile numbers or addresses specified for notices in the Purchase Agreement or such other email addresses, facsimile numbers or addresses as may hereafter be designated in accordance with the Purchase Agreement. All such notices, requests, demands and other communications shall be deemed to have been duly given and made upon being delivered in accordance with Section 10.1 of the Purchase Agreement.

(i) Jurisdiction. The parties hereby acknowledge and agree that any suit, action or proceeding relating to this Agreement or any transaction contemplated hereby shall be subject to the provisions of Section 10.10 of the Purchase Agreement.

(j) Survival. The parties hereby acknowledge and agree that the obligations of each party set forth in Sections 1(f), 5, 6, 7(b), 9, 10 and 11 hereof shall survive any termination of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

ESCO Technologies Holding LLC

By: _________________________________

Name: _________________________________

Title: _________________________________

METER READINGS HOLDING, LLC

By: _________________________________

Name: _________________________________

Title: _________________________________

SCHEDULE A

PARENT SERVICES

	Service Provider	Function	Description of Service to be Provided	Transition Period	Cost for Providing Service	Additional Terms of Service
1.	Parent	Credit cards	Employees of the Company and Company Subsidiaries may continue to use credit cards outstanding as of the Closing that are guaranteed by Parent (the “Subject Credit Cards”) during the Transition Period.	Up to 30 days following the Closing Date. Parent’s agreement (the “Card Agreement”) with the credit card issuer (the “Issuer”) will terminate 30 days after the Closing Date.

All amounts incurred on the Subject Credit Cards during the Transition Period, including any fees or penalties for late payments with respect to amounts incurred during the Transition Period, shall be the obligation of Buyer.

In addition, Buyer shall pay Parent for each hour spent by a Parent employee to provide such Service at a rate equal to 125% of such employee’s hourly-equivalent rate in effect as of the date of the Agreement, plus reasonable and documented out-of-pocket incidental expenses.

Buyer shall cause the Company and Company Subsidiaries to pay all amounts owed on the Subject Credit Cards (including any fees or penalties for late payments) to the Issuer in full and within the time period required under, and otherwise in compliance with, the terms of the Card Agreement. In furtherance of the foregoing, Buyer shall cause the Company (1) to keep open the bank account currently used by the Company to fund payments to the Issuer and (2) to fund such account in such amounts and at such times as is necessary to comply with the obligations described in the preceding sentence.

None of Buyer, the Company nor the Company Subsidiaries shall take any action following the Closing and prior to the end of the Transition Period intended to, or that is reasonably likely to, limit Parent’s access to statements concerning Subject Credit Card activity provided pursuant to the Card Agreement, it being understood that Parent shall have the right to review and audit all transaction processed on the Subject Credit Cards during such period.

2.	Parent	IP Related Consultation and Support	Parent shall make available Dave Schatz for intellectual property consultation and support with respect to (i) the Registered Intellectual Property set forth on Disclosure Schedule 3.16(a), (ii) the Claims of Infringement set forth on Disclosure Schedule 3.16(e)(ii), and (iii) the IPCO/SIPCO license set forth as item #7 on Disclosure Schedule 3.16(b)(i)(2) and (iv) payment of maintenance fees and annuities for patents in the Registered Intellectual Property through CPI.	Up to 6 months following the Closing Date

Buyer shall pay Parent for each hour spent by Dave Schatz an amount equal to $300, plus reasonable and documented out-of-pocket incidental expenses.

In addition, all amounts incurred for payment of maintenance fees and annuities for patents in the Registered Intellectual Property, including any CPI handling charges and any fees or penalties for late payments, shall be the obligation of Buyer and shall be invoiced and paid in accordance with Section 2 of the Agreement.

Without limiting Section 3 of the Agreement, Parent and the Buyer agree that the aggregate time to be devoted by Dave Schatz to performing the IP Related Consultation and Support services hereunder shall not exceed an aggregate of 100 hours. Services shall be limited to providing background and historical information for the matters listed. Buyer shall not solicit legal advice from Dave Schatz. Buyer understands that, to the extent the common interest doctrine does not apply to a communication, Buyer may not maintain attorney-client privilege in communications with Dave Schatz.
3.	Parent	Travel agent	Parent shall permit the Company and the Company Subsidiaries to continue to have access to the services of Parent’s travel service, Carson Travel, in the same manner and to the same extent utilized by the Company and the Company Subsidiaries immediately prior to the Closing.	30 days following the Closing Date.

All Liabilities arising out of travel and other services booked by the Company and Company Subsidiaries (and employees thereof) during the Transition Period shall be the obligation of Buyer.

All fees, expenses and other amounts payable to Carson Travel or its affiliates in connection with travel and other services booked by the Company and Company Subsidiaries (and employees thereof) during the Transition Period shall be paid by Buyer.

4.	Parent	Linked In Recruiter Corporate Account	Parent shall permit the Company and the Company Subsidiaries to continue to use Parent’s Linked In Recruiter Corporate Service Account pursuant to the Contract between Linked In Corporate Solutions and Parent, Contract No. CS67170-1, dated October 31, 2011 (the “Linked In Contract”), for the Number of Licenses and Job Slots set forth in Attachment A thereto, a copy of which Attachment A is set forth as Annex I to this Schedule A.	Until 10/31/14 which is the expiration of Parent’s Linked In Contract

Buyer will be responsible for payment of the Fees applicable to Aclara Software, Aclara RF and Aclara PLS for Licenses and Job Slots as set forth on Attachment A to the Linked In Contract and Schedule C hereto for the period from Closing through 10/31/14 and any additional Licenses or Job Slots purchased or other Liabilities, fees, expenses or costs arising out of the Company’s or the Company Subsidiaries’ use of the LinkedIn Contract

Buyer will pay for these obligations in accordance with the terms of the Linked In Contract. Buyer will pay the amounts due directly to Linked In.

ANNEX I TO SCHEDULE A

Attachment A to Linked In Contract – Licenses and Job Slots

(see attached)

SCHEDULE B

BUYER SERVICES

Service Provider	Function	Description of Service to be Provided	Duration	Cost for Providing Service	Additional Terms of Service
Company	Payroll

Provide centralized payroll and HRIS processing to Parent and its Affiliates, including without limitation the functions set forth on Annex I to this Schedule B (the “Payroll/HRIS Functions”).

Train employees of Parent and its Affiliates to perform the Payroll/HRIS Functions on-site at locations requested by Parent and by use of remote communication (i.e., phone and other electronic communication).

			Up to 6 months following the Closing Date	Parent shall pay Buyer for each hour spent by a Buyer or Company employee to provide such Service at a rate equal to 125% of such employee’s hourly-equivalent rate in effect as of the date of the Agreement, plus reasonable and documented out-of-pocket incidental expenses.

• Without limiting Section 3 of the Agreement, Parent and the Buyer agree that the aggregate Buyer and Company employee time to be devoted to performing the Payroll/HRIS Functions and training employees of Parent and its Affiliates to perform such Payroll/HRIS Functions hereunder shall be materially consistent with the aggregate amount of Company employee time devoted to such Payroll Functions/HRIS in the ordinary course of the Parent Business during the 12 month period prior to the date of this Agreement.

• Parent will provide Buyer with the data inputs and information necessary for Buyer and the Company to perform the Payroll/HRIS Functions, consistent with past practices. All such information will be used solely for the purposes of providing the Payroll/HRIS Functions.

• Buyer will cause the Company to make any corrective entries or perform other corrective measures (1) to the extent that errors are identified in the Company’s performance of the Payroll/HRIS Functions and (2) otherwise at the direction of Parent.

B-1

• Buyer shall cause the Company to provide Parent with reports regarding the Payroll/HRIS Functions and the Company’s performance thereof (1) consistent with the past practices of the Company and (2) otherwise promptly following the request of Parent for any such report.

• Buyer shall cause the Company to retain an original or copy of all records created in connection with its performance of the Payroll/HRIS Functions for a period of six months following the expiration of the Transition Period and shall deliver such records to Parent upon Parent’s request and in any event not later than six months following the expiration of the Transition Period.

• The following shall constitute “Recipient Owned Items” in connection with the Payroll Functions: (1) all procedural manuals and disks relating to the Payroll/HRIS Functions; (2) hard copy files relating to the Payroll/HRIS Functions, including without limitation payroll registers and related information.

• As soon as practicable following the Closing, Buyer shall, or shall cause the Company to, promptly deliver to Parent (or to a location designated by Parent) all historical payroll and HRIS records in its possession to the extent relating to any employees of Parent or its Affiliates (to avoid doubt, other than the Company and the Company Subsidiaries).

B-2

Annex I to Schedule B – Payroll/HRIS Functions

Payroll/HRIS responsibilities including but not limited to the following areas of responsibility:

1.	Processing Per Pay Period (HRIS)

•	Enter Changes/Additions (as needed):

o	Salary

o	Address

o	Department

o	Position

o	Manager

o	New Hire

o	Terminations

o	Deductions

▪	Medical

▪	Dental

▪	Vision

▪	Flex Spending

o	Run Benefit Recalculation for all benefits

o	Run Benefit to Deduction Interface for all benefits and verify results for any changes occurring in that pay period.

2.	Processing Per Pay Period (PAYROLL)

•	Enter ESIP Changes off Media Out Report

•	Verify Changes/Additions (as needed):

o	Salary

o	Address

o	Department

o	Position

o	Manager

o	New Hire

o	Terminations

o	Deductions

▪	Medical

▪	Dental

▪	Vision

▪	ESIP (remember to enter Company Match)

•	3%, 3.5% or 4%

•	Do not enter anything over 4%

▪	ESPP (remember to enter Company Match)

•	.20, .40, .60, .80, 1.00, 1.20, 1.40, 1.60, 1.80, 2.00

•	Do not enter anything over 2.00

▪	Foundation

B-3

•	Enter Auto Allowances (First Payroll of Month ONLY):

o	Xpress Check

o	Remove Additional Federal and/or State Tax Dollar Amounts

o	Calculate

o	Convert to Additional Check

o	Save

•	Executive ESIP Spreadsheet

o	Validate and enter changes per spreadsheet

•	Verify Retiree’s

o	Cycle Data Batch – Retain Data Each Pay Period

•	Complete Cycle Data Batch

o	Enter Timesheets

▪	Sort Alphabetically (preference)

▪	Enter “REVISED” timecards first (preference)

▪	Enter Current Timecards

▪	Verify and Total Each Timecard

•	Cycle Data Changes

o	Enter Cycle Data Changes – Adjustments etc…

▪	If entering a deduction for an Exempt Employee make sure to enter hours on the hours tab otherwise the employee will NOT get paid.

▪	Retro Pay is Entered here as Earnings (no hours)

•	Close Cycle Data Batch

o	Batch is Complete

▪	Retain Batch – No Data (General Batch)

▪	Retain Batch – With Data (Retiree Batch)

•	Check Entry

o	Xpress Checks

▪	Used for Auto Allowance

▪	Used for On Demand Checks

▪	Used for Bonus Check (not entered into Cycle Data)

•	Converted to Additional Checks for Processing

o	Manual Checks

▪	Used for Recording Adjustments

o	Additional Checks

▪	Xpress Checks are Generally used for Calculation and then converted

o	Void Checks

▪	Long Voids are used to void line by line

•	Or to void checks over three pay periods old.

▪	Auto Voids are used to void checks written within the last three periods

•	Prepare Process

o	Make sure batches are marked as Complete or Prepare will error out.

o	Always Generate Transaction Report

o	Always Generate a Trace File

•	View/Print Sequence Transaction Report

o	Validate all changes against this report after prepare process is complete

B-4

•	Trial Payroll – Ceridian Solutions

o	Trial Register

▪	Trial Register without Totals

•	Verify All Changes from Sequence Trans Report are Processed

▪	Grand Totals

o	Trial Audit Reports

▪	Edit Exceptions

▪	Wage & Tax Statements

▪	Company Processing Message

▪	Deduction Changes

▪	Deductions Not Taken

▪	Earnings

▪	EFT Changes

▪	Employee Change Report

▪	Employees NOT Paid

▪	Employee Processing Message

▪	Min/Max Checks

▪	Zero Dollar Checks

▪	ANY Additional Reports NOT Listed

o	Trial Payroll Control

▪	Submit Payroll For Processing

o	Trial Payroll Results

▪	Verity Payroll Was Successfully Submitted

o	Trial Audit Reports

▪	View Each Report Each Pay Period

•	Ceridian Business Intelligence – Ceridian Solutions

o	View Final Payroll (Post Processing)

▪	Payroll Exceptions

▪	Funds Transfer

▪	Check Recon

▪	Employers Quarterly

▪	Adjustment Audit

▪	Wage & Tax – Main

▪	Wage & Tax – Local

▪	Payroll Register w/Totals (Final Pay Register)

▪	Accounting Totals

▪	Company Tax Info

▪	Deduction Profile

▪	Address Proof List

▪	W2 Exception

▪	W2 Management

▪	Personal Time Off/Vacation 175

▪	Personal Time Off Tables

▪	Individual Deduction Register

▪	Payroll News Bulletin

▪	Hours/Earnings Table

▪	Control Transmittal

▪	Deduction Calculation Base

B-5

•	Ceridian Business Intelligence – Ceridian Solutions – CONTINUED FROM ABOVE

o	View Final Payroll (Post Processing) – CONTINUED FROM ABOVE

▪	Final Employee Edit

▪	FIT Calculation Audit

▪	Database Report Used

▪	Vanguard 401k

▪	Vanguard CTC

▪	ANY Additional Reports NOT Listed

•	Begin New Process

o	Begin New

o	Receive List

o	Receive ALL

o	Translate

•	Verify Checks

o	Go To a Couple Employees and Verity Deposit/Checks for Check Date

o	Double Checks, Additional, Xpress and Voids (if any)

•	Print IDR’s

o	ESIPB, ESIPM, ESIPS, ESIPA & ESIPM

o	Medical & Dependent Care

o	ESPP & STOCK

o	EMLIF, CHLIF & SPLIF

o	MOST

o	GVULS & CVPRM

•	Payroll Vouchers

•	Must make 3 copies

o	1 copy must be on canary colored paper (paper clipped upper left hand corner)

o	1 copy on plain white paper (stapled upper left hand corner)

o	1 copy for the person processing payroll (put with payroll records)

•	Carleton Counseling (optional life) Payment Authorization (check payment)

•	MOST – Missouri 529 Savings Plan Trust (check payment)

•	Metropolitan Life Insurance Company –

o	ACH Authorization

o	Payment Authorization

▪	Submit File to Metropolitan Life Insurance via E-mail

•	Vanguard Funding –

o	ACH Authorization

o	Payment Authorization

o	Submit Payroll Totals on the Bridge

o	Balance and forward SFF file to Vanguard following every payroll

o	Balance Contributions (Pre-Tax, Pre-Tax Catch Up, Post Tax), Match, and Loan Repayments

o	Prepare Mistake of Fact (if required)

•	Vanguard Termination File

o	Complete Vanguard Termination File ESCO

▪	Must have Employee Full Legal Name

▪	Must have Employee Social Security Number (verify)

▪	Termination Date YYYYMMDD

▪	Termination Reason CODE 35

▪	Submit to ESCO via the Vanguard Bridge

B-6

•	CBIZ

o	Submit File via CBIZ Bridge

o	E-mail Control Totals ESCO

•	Send Payroll to ESCO Overnight Priority FedEx

o	Checks/Vouchers

o	Payroll Register

o	ALL Paper Reports

o	One Copy of Payroll CDROM

o	Vouchers (two copies)

▪	One with Payment Authorization on Canary Yellow Paper (paper clipped)

▪	One on plain white paper (Stapled in upper left hand corner)

3.	Additional Monthly Payroll Processing (usually after second payroll of the month)

•	ESCO Foundation

o	Process the ESCO Foundation

o	Submit File to ESCO

•	ESPP

o	Validate and verity totals match cannot exceed 20% of Contribution

o	Submit File and E-mail RTCO & Copy ESCO

•	ESPP Booking Breakdown – Complete and submit to ESCO

4.	Process merit increases and retro calculations

•	(non PCP/ICP review dates are on service date)

•	HRIS Analyst enters information into Ceridian

•	Payroll Administrator verifies new information and calculates retro

Additional Duties for Payroll Processing (as needed, not generally every pay period):

5.	Process PCP/ICP bonus payroll

•	HRIS Analyst enters information into Ceridian

•	Payroll Administrator enters payment information and taxes based on the PCP Form returned to payroll by ESCO

6.	Process stock option exercises and submit timely tax remittances (payroll)

7.	Process performance shares and submit timely tax remittances (payroll)

8.	Non-Discrimination File (payroll):

•	Prepare Non Discrimination File and Reconciliation

•	Prepare Wage and Tax Summaries at yearend (PCP participants)

9.	Medical Spending/Dependent Care (CBIZ):

•	Process annual enrollments, changes and track limits (HRIS Analyst)

•	Prepare data file/information for non discrimination file (Payroll Administrator)

10.	Yearend Activity:

•	Process Yearend Activity (including but not limited to) – (payroll)

o	Country Club

o	Financial Planning

o	Gross Up

o	ISO (Incentive Stock Options)

•	Setup New Payroll Processing Schedule (due in October for following Year) (payroll)

•	Process W2 Set Up (including See MyW2) (payroll)

•	Update AD&D, LTD and Life Insurance base amounts with new CenterPoints (HRIS)

•	Update Pay Grade Schedules(HRIS)

•	Update Voluntary Life Rates(HRIS)

B-7

11.	Fiscal Year End Activities (HRIS):

•	Set up new benefit plan year

•	Set up rate tables

•	Process open enrollment changes (HRIS) and withhold the correct bi-weekly premiums (payroll)

o	Medical

o	Dental

o	Vision

o	Spousal Surcharge

o	Wellness Surcharge

12.	Tax Filing: (payroll)

•	Responsible for All Tax Filings (FIT, SIT, FUTA, SUTA, LOCAL, Social Security, Medicare, etc.)

•	Timely Tax Remittances via PIN # 3803 established with the IRS for Performance Shares, Stock Options, etc. and Notify Ceridian to Take Credit on the Next Payroll Processing

•	Respond to Tax Notices

•	Verify that Federal Tax Deposits are Actually being made timely

13.	Monthly Accounting Reconciliation: (payroll)

•	Provide monthly accounting totals report to finance

•	Provide assistance to reconcile differences

14.	Special reports and data requests as needed for the tax department, proxy, 280G calculations, auditors, etc. (HRIS and Payroll share depending on what is needed)

15.	Maintain job titles, grades, salaries, review dates, etc. (HRIS)

16.	FMLA tracking

•	Track FMLA Hours in Cycle Data

•	Track FMLA Pay According to ESCO Policy

17.	Prepare and submit census information for life, AD&D, LTD (Principal), optional life (Carleton Counseling), MetLife Insurance (HRIS)

•	Prepare and submit monthly reports/reconciliations

•	MetLife Open enrollment/updates

B-8

EXHIBIT F

GUARANTEE REIMBURSEMENT AGREEMENT

GUARANTEE REIMBURSEMENT AGREEMENT (this “Agreement”) dated as of [_______], 2014, by and between ESCO Technologies Holding LLC, a Delaware limited liability company (“Parent”), ESCO Technologies Inc., a Missouri corporation (“ESCO”), Meter Readings Holding, LLC, a Delaware limited liability company (the “Buyer”) and Aclara Technologies LLC, an Ohio limited liability company (the “Company”). Each of Parent, ESCO, Buyer and the Company is referred to herein as a “Party” and, collectively, the “Parties.”

WITNESSETH

WHEREAS, Buyer and Parent have entered into a Securities Purchase Agreement dated March [_____], 2014 (as amended from time to time, the “Purchase Agreement”), pursuant to which Parent agreed, among other things, to sell and Buyer agreed to purchase all of the outstanding equity interests of the Company, as more fully described in the Purchase Agreement;

WHEREAS, ESCO has from time to time guaranteed or otherwise supported certain liabilities and obligations of the Company and/or its predecessors pursuant to the ESCO Guarantees (as defined herein);

WHEREAS, the Parties desire to provide for the prompt reimbursement by the Company of ESCO for obligations paid by ESCO pursuant to or in connection with any ESCO Guarantee, and to set forth certain agreements and obligations with respect to the ESCO Guarantees, on the terms and conditions set forth herein; and

WHEREAS, the execution and delivery of this Agreement by the Parties is a condition to the obligations of Parent and Buyer to consummate the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

Certain Definitions. The following terms used in this Agreement shall have the meanings set forth below in this Section 1:

(a) “Acquiring Person(s)” has the meaning set forth in Section 1(nn).

(b) “Affiliate” means, with respect to any Person, any Person which is controlling, controlled by, or under common control with, directly or indirectly through any Person, the Person referred to, and, if the Person referred to is a natural person, any member of such Person’s immediate family. The term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Agreement” has the meaning set forth in the preamble.

(d) “Assignment and Assumption Agreement” has the meaning set forth in Section 9(b).

(e) “Business Day” means any day which is not a Saturday, Sunday or a legal holiday in the States of New York or Missouri, United States of America.

(f) “Business Line” means any of the business lines identified on Schedule 1 to this Agreement.

(g) “Business Line Guaranteed Contract” means a Guaranteed Contract identified with a particular Business Line as set forth on Schedule 1 to this Agreement.

(h) “Buyer” has the meaning set forth in the preamble.

(i) “CE Business” has the meaning set forth on Schedule 1.

(j) “Company” has the meaning set forth in the preamble.

(k) “Contract” means any written or oral contract, agreement, lease, indenture, mortgage, deed of trust, evidence of indebtedness, binding commitment or instrument.

(l) “Disclosing Party” has the meaning set forth in Section 7(a).

(m) “E&O Policy” has the meaning set forth in Section 5.

(n) “ESCO” has the meaning set forth in the preamble.

(o) “ESCO Guarantee” means any guarantee, indemnity, letter of credit (and any related contract with the third party issuing the letter of credit), deposit or other security or contingent obligation in the nature of a financial obligation, entered into or granted by ESCO or any of its Affiliates (other than the Company and its Subsidiaries), in each case solely to the extent set forth in a written contract listed on Schedule 2 to this Agreement, and in relation to or arising out of any Liabilities, contingent or otherwise, of, or payable or performable by, the Company (including as a result of the succession or assignment to, or assumption by, the Company of such Liabilities from any predecessor thereof) pursuant to, or relating to or arising out of, any Guaranteed Contract (the “Guaranteed Obligations”).

(p) “Escrow Agreement” has the meaning set forth in Section 9(b)(ii).

(q) “Escrow Amount” means (i) during the period from the date hereof until the date that is eighteen months after the date hereof (the “First Release Date”), an amount equal to Three Million United States Dollars ($3,000,000); (ii) during the period from the First Release Date until the date that is eighteen months after the date thereof (the “Second Release Date”), an amount equal to Two Million United States Dollars ($2,000,000); and (iii) during the period from the Second Release Date until the date on which ESCO has been fully and unconditionally released from all Guarantee Obligations in respect of the SoCal Contract (the “Final Release Date”), an amount equal to One Million United States Dollars ($1,000,000).

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(r) “Final Release Date” has the meaning set forth in Section 1(q).

(s) “First Release Date” has the meaning set forth in Section 1(q).

(t) “Guarantee Demand” has the meaning set forth in Section 2(c).

(u) “Guarantee Demand Notice” has the meaning set forth in Section 2(c).

(v) “Guarantee Period” means any time at which an ESCO Guarantee is outstanding.

(w) “Guaranteed Contract” means a contract set forth on Schedule 3 to this Agreement, to the extent that there is at such time an outstanding ESCO Guarantee with respect to such contract.

(x) “Guaranteed Obligations” has the meaning set forth in Section 1(o).

(y) “Initial Public Offering” means the initial public offering of any equity interests of the Company or any of its Subsidiaries (or in each case, any successor thereto) pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), other than a registration relating to the sale of securities to employees of the Company or a Subsidiary pursuant to a stock option, stock purchase, or similar plan, or a registration relating to a transaction pursuant to Rule 145 promulgated under the Securities Act; provided that such sales and transactions do not, individually or in the aggregate, involve or represent 10% or more of the Company’s (or any successor entity’s) outstanding equity securities (measured as of the time of the first such sale or transaction).

(z) “Insurance Carrier” has the meaning set forth in Section 5.

(aa) “Lease Contracts” means the Wellesley Lease, the Solon Lease and the Hawthorne Lease (each as defined on Schedule 3 hereto).

(bb) “Liability” means any direct or indirect liabilities, obligations, claims, losses or damages.

(cc) “Licensed Technology and Materials” means all intellectual property including patents, patent applications, trademarks, servicemarks, copyrighted or copyrightable materials, know-how, designs, processes, data packages, equipment specifications, software, hardware, firmware (and, in each case, all source code, schematics and specifications therefor), trade secrets, confidential or proprietary information, and other assets owned, licensed or otherwise used by the Company to the extent required to perform the Company’s obligations pursuant to any Guaranteed Contract, including without limitation any technology deposit made pursuant to a source code escrow or similar escrow agreement pursuant to any such Guaranteed Contract.

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(dd) “Loss” or “Losses” means each and all of the following items: losses, liabilities, damages, judgments, fines, costs, penalties, claims (including third party claims), charges, actions, suits, proceedings, interest, taxes, diminutions in value (except to the extent of consequential, incidental or indirect damages), expenses and amounts paid in settlement (including legal, consulting, accounting and other professional fees and disbursements, and fees and costs incurred in enforcing rights under this Agreement).

(ee) “Original Contract” has the meaning set forth in Section 4.

(ff) “Parent” has the meaning set forth in the preamble.

(gg) “Party” has the meaning set forth in the preamble.

(hh) “Person” means and includes an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a governmental authority.

(ii) “Prime Rate” shall mean the Prime Rate as published in The Wall Street Journal, adjusted daily.

(jj) “Purchase Agreement” has the meaning set forth in the recitals.

(kk) “Quarterly Report” has the meaning set forth in Section 6(a).

(ll) “Receiving Party” has the meaning set forth in Section 7(a).

(mm) “Reimbursement Obligations” means any amounts paid or incurred by ESCO or any of its Affiliates to satisfy, perform, fulfill or discharge any Guaranteed Obligation pursuant to an ESCO Guarantee and all Losses incurred by ESCO or any of its Affiliates in connection therewith, which Losses shall include, without limitation, reasonable out-of-pocket costs and expenses incurred by ESCO or any of its Affiliates (i) to investigate, defend and/or cure any breach of a Guaranteed Contract or other action or omission by the Company or any Affiliate thereof that has given rise or resulted in a claim under any ESCO Guarantee in respect of any Guaranteed Obligation and (ii) in collecting amounts owed by the Company hereunder.

(nn) “Sale Transaction” means, (A) whether in a single transaction or series of related transactions, whether involving a single Person or multiple Persons (the “Acquiring Person(s)”), and whether direct or indirect, (i) the Transfer of any Business Line or any material portion of a Business Line; (ii) any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (whether or not the Company or any of its Subsidiaries is the Surviving Entity) that results or would result in any Acquiring Person(s) (or the holders of the capital stock or other equity interests of such Acquiring Person(s)) (other than Buyer or its Affiliates) being or becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51% or more of the Company’s or any Subsidiary’s outstanding equity securities; (iii) any purchase (whether of outstanding or newly-issued shares) or sale of, or tender or exchange offer (including a self-tender offer) for, securities of the Company or any of its Subsidiaries that, if consummated, would result in any Acquiring Person(s) in a single transaction or series of related transactions (or the holders of the capital stock of such Acquiring Person(s)) (other than Buyer or its Affiliates), beneficially owning securities representing (including upon conversion, exchange or exercise thereof) more than 51% of the equity or total voting power of the Company, any of its Subsidiaries or the Surviving Entity in such transaction or (B) an Initial Public Offering.

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(oo) “Sale Transaction Closing” means the consummation of a Sale Transaction.

(pp) “Second Release Date” has the meaning set forth in Section 1(q).

(qq) “SoCal Contract” means that certain AMI Equipment, Software and Services Agreement, #5660021654, effective as of June 1, 2011 among Southern California Gas Company and Aclara Technologies LLC, as amended by Amendment No. 1 effective July 31, 2011, Amendment No. 2 effective April 16, 2012, Amendment No. 3 effective June 1, 2012, Amendment No. 4 effective September 24, 2012, Amendment No. 5 effective as of October 1, 2012 Amendment No. 6 effective November 1, 2012, as Amended and Restated effective as of September 1, 2013, as amended by Amendment No. 1 effective as of October 1, 2013, as further amended by that certain letter agreement dated January 15, 2014 and Amendment No. 2 effective as of [_____] and as anticipated to be restated in a Second Restatement, along with any future amendments (subject to Section 4 hereof).

(rr) “STAR Business” has the meaning set forth on Schedule 1.

(ss) “Subsidiary” means, as to any Person, any other Person controlled by such Person, whether directly or indirectly through one or more intermediaries.

(tt) “Surviving Entity” means any Person which holds, owns or is subject to any assets or liabilities of a Business Line upon or immediately following a Sale Transaction Closing.

(uu) “Transfer” means, whether direct or indirect, any sale, lease, license or other vesting of ownership interest in (whether by purchase, sale of assets or equity, merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation or similar transaction). To avoid doubt, any Transfer of more than 50% of the equity interests of any Person owning or holding any assets or liabilities shall be deemed to be a Transfer of such assets or liabilities.

(vv) “Triggering Event” means the occurrence of one of the following events: (i) (A) the Company or any of its Subsidiaries shall have materially breached or be in material default under any Guaranteed Contract, and in connection therewith the counterparty to such Guaranteed Contract has made a claim or demand against ESCO under the applicable ESCO Guarantee, and (B) either (x) such breach or default is not reasonably capable of cure or (y) the Company is not using reasonable best efforts to cure such default as promptly as possible or (ii) an amount is payable by the Company pursuant to Section 2(b) and remains unpaid for over sixty (60) days.

(ww) “TWACS Business” has the meaning set forth on Schedule 1.

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(xx) “Vendor Contracts” means the Jabil Contract, the Flex STAR Contract and the Flex TWACS Contract (each as defined on Schedule 3).

Performance; Reimbursement of Obligations(a) .

(a) During the Guarantee Period, the Company shall perform its obligations under the Guaranteed Contracts in all material respects in accordance with the terms thereof.

(b) The Company hereby agrees to pay to and reimburse ESCO for any and all Reimbursement Obligations. Payment and Reimbursement Obligations will be due and payable by the Company within ten (10) days upon written demand therefor by ESCO.

(c) Upon ESCO’s receipt of any demand or claim by any Person for any payment, performance or other action under an ESCO Guarantee (a “Guarantee Demand”), ESCO shall notify the Company and Buyer in writing, and in reasonable detail (including a copy of all materials received in respect of the Guarantee Demand), within five (5) Business Days after receipt by ESCO of such notice of such Guarantee Demand. The notice of the Guarantee Demand to be provided by ESCO to Buyer and the Company is referred to as a “Guarantee Demand Notice.” In the event that ESCO learns that a Guarantee Demand has been made by a Person prior to such Person making a demand or claim against the Company pursuant to the applicable Guaranteed Contract, prior to taking any other action with respect to such Guarantee Demand, ESCO will direct such Person to deliver such demand or claim to the Company. ESCO shall notify the Company and Buyer in writing prior to making a payment to a Person who has made a Guarantee Demand.

(d) To the extent not reasonably likely to adversely affect ESCO’s ability to timely satisfy its obligations under the applicable ESCO Guarantee, prior to taking any action for payment or performance under the applicable ESCO Guarantee, ESCO shall: (i) provide the Company with the reasonable opportunity to review the Guarantee Demand Notice and to provide comments to ESCO’s proposed response and to proffer any contractual defenses of the Company to such claims (which ESCO shall consider in good faith), (ii) keep the Company reasonably informed of further communications from the Person making the Guarantee Demand (and provide the Company with copies of any such written communications) and (iii) consider in good faith any efforts being undertaken by the Company to remedy the circumstances giving rise to the Guarantee Demand and any dispute of such payment obligation by the Company in good faith.

(e) If a payment obligation has been asserted relating to the Guarantee Demand and the Company has provided ESCO written notice that it is disputing such payment obligation in good faith, ESCO shall not make payment in respect of such Guarantee Demand until the earlier of such time as (i) the Company has notified ESCO in writing that it is no longer disputing such payment obligation in good faith, (ii) the Person asserting such payment obligation commenced or caused to be commenced any formal legal action against ESCO or any of its Affiliates, in respect of which ESCO has concluded, in ESCO’s reasonable good faith belief, after consultation with counsel and after consultation with Buyer, that ESCO is liable for the claimed amount or (iii) ESCO has concluded, in ESCO’s reasonable good faith belief, after consultation with counsel and after consultation with Buyer, that the failure to make the payment would obligate ESCO to disclose a loss contingency in its financial statements with respect to such Guarantee Demand.

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(f) Notwithstanding anything herein to the contrary, it is expressly understood and agreed by the Company and Buyer that (i) any failure by ESCO to provide any notice or take any action pursuant to this Section 2 will not invalidate or otherwise reduce the Company’s liability pursuant to Section 2(b) or any other obligation of Buyer or the Company hereunder, except to the extent the Company is actually prejudiced by ESCO’s failure to (A) notify Buyer prior to making payment in respect of a Guarantee Demand or (B) comply with Section 2(e), and (ii) the obligation of the Company to pay all amounts due hereunder pursuant to Section 2(b) is a continuing, absolute and unconditional obligation under any and all circumstances whatsoever and shall remain in full force and effect, subject to Section 2(g), until the expiration of the Guarantee Period and the payment of all amounts due hereunder as Reimbursement Amounts, it being the purpose and intent of this Agreement that the obligation of the Company hereunder shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any Sale Transaction Closing. Accordingly, the obligations of the Company to pay all amounts due hereunder pursuant to Section 2(b) hereof shall not be subject to reduction, impairment, limitation or termination by reason of any claim or defense or rescission, termination, cancellation, or recoupment or for any other reason.

(g) In the event ESCO or any of its Affiliates is required at any time to return to the Company or to a trustee, receiver, liquidator, custodian or similar official any portion of any payment made by the Company, the obligations of the Company hereunder shall be reinstated to the full extent of the amount of the payment so returned.

(h) Notwithstanding anything herein to the contrary, ESCO shall not be obligated to provide any report, correspondence or other information under this Section 2 to the extent that it is reasonably likely to result in the loss of ESCO’s ability to successfully assert a claim of privilege (including attorney-client or work product privileges) with respect thereto, unless Buyer and the Company enter into a mutually acceptable (such acceptance not to be unreasonably withheld) valid joint defense agreement or similar arrangement to preserve such privilege.

Certain	Covenants of Buyer, the Company and its Subsidiaries. At any time during which (i) the Company is in breach of, or default under, any Guaranteed Contract and a claim relating thereto has been made against ESCO or any of its Affiliates under the related ESCO Guarantee and remains outstanding or (ii) any obligation of the Company to pay any amount due hereunder pursuant to Section 2(b) remains outstanding, then Buyer shall cause the Company and its Subsidiaries not to, and the Company and its Subsidiaries shall not:

(a) declare, pay or set aside for payment any dividend or distribution on, or return capital in respect of, any capital securities or other equity interests of the Company or any Subsidiary thereof, whether in cash, capital stock or other equity interests, property or otherwise;

(b) repurchase, redeem, or otherwise acquire for consideration any shares of its capital stock or other equity interests, whether directly or indirectly, or pay to or make available any monies for a sinking fund for the redemption of any such capital stock or other equity interests, in each case excluding repurchases of capital stock or other equity interests from employees of the Company or its Subsidiaries upon termination of employment;

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(c) make any advance, transfer or distribution of funds or assets, or make any other payment of any kind or nature (including without limitation the repayment of Indebtedness or pursuant to any Contract), to Buyer or any Affiliate thereof; provided, that reasonable payments for services rendered by Buyer or its Affiliates pursuant to the [Sun Consulting Agreement] shall be permitted at any time; or

(d) engage in any transaction that has a substantially similar effect to the transactions described in any of clause (a), (b), or (c) above.

4. Modifications to Guaranteed Contracts. During the Guarantee Period, the Company shall be permitted to amend, modify, or supplement the terms of any Guaranteed Contract to the extent necessary to permit the Company or its Subsidiaries, as applicable, to comply with the terms of the Guaranteed Contracts in effect as of the date hereof (the “Original Contract”), including modifying existing products, or services or functions to the extent such modifications were contemplated by, or are necessary to perform services or provide products or functions contemplated by, the Original Contract; provided that the Company shall promptly (and in any event within five Business Days) provide written notice to ESCO of any such amendment, modification or supplement (which notice shall include a copy of such amendment, modification or supplement) to the extent that it could impact obligations of ESCO under an ESCO Guarantee; and provided, further, that except as provided in, and then only to the extent permitted by, the preceding sentence, Buyer shall cause the Company and its Subsidiaries not to, and the Company and its Subsidiaries shall not, amend, modify, supplement the terms of, or waive any rights under, any Guaranteed Contract in any manner that would or would be reasonably likely to increase, expand or extend the nature, duration and/or scope of the ESCO Guarantee in respect of such Guaranteed Contract or increase, extend or expand the Guaranteed Obligations subject to such ESCO Guarantee, or require or permit the Company or its Subsidiaries to provide or perform new or additional products, services or functions subject to an ESCO Guarantee. In no event shall ESCO or any of its Affiliates be required to enter into or execute any guarantee of any Liability or obligation of the Company or any of its Affiliates after the date hereof. Notwithstanding the foregoing, in no event shall Buyer, the Company or any Subsidiary of the Company take any action to extend the term of, or to renew or permit the renewal of, any Vendor Contract or Lease Contract during the period in which the ESCO Guarantee relating to such Vendor Contract or Lease Contract remains outstanding.

5. Insurance. During the Guarantee Period, the Company shall maintain in effect an Errors and Omissions (Professional Liability) insurance policy (the “E&O Policy”) with a carrier having an AM Best rating of A- or better (the “Insurance Carrier”), in the amount of Twenty Million U.S. Dollars ($20,000,000) with a deductible or self-retention not in excess of Five Hundred Thousand U.S. Dollars ($500,000) on terms and conditions similar to the National Union Fire Insurance Company Specialty Risk Protector Forms 101013 (11/09), 101025 (11/09), 101018 (11/09), 101024 (11/09) along with all endorsements for the foregoing held by ESCO as policy number 01-880-58-38 of April 1, 2013, a copy of which has previously been provided to Buyer. The Company shall have ESCO named as an additional insured under the E&O Policy and at each subsequent renewal thereof, and will promptly following the date hereof, and on an annual basis hereafter, furnish ESCO with a certificate of insurance from the Insurance Carrier. The Company shall furnish ESCO with any notice of cancellation, non-renewal or lapse in the E&O Policy.

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Information Rights. The information rights set forth in this Section 6 shall apply during the Guarantee Period.

(a) Not later than thirty (30) days following the end of each calendar quarter during the Guarantee Period, the Company shall provide to ESCO a written status report describing in reasonable detail the Company’s performance under each Guaranteed Contract during the preceding calendar quarter, including, to the extent applicable, progress towards milestones and deliverables under such Guaranteed Contract (each, a “Quarterly Report”). The Company shall make available to ESCO personnel of the Company to discuss and respond to any inquiries of ESCO regarding such Quarterly Report and the information contained therein upon ESCO’s reasonable request, during normal business hours and in a manner that does not disrupt the operation of the business of the Company.

(b) The Company shall promptly (and in any event within five (5) Business Days) inform ESCO in writing of any communication or information, whether written or oral, received by Buyer, the Company or any of its Subsidiaries that provides notice of, or purports to provide notice of, any material, or alleged material, breach, default or violation by the Company or any of its Subsidiaries of or with respect to any Guaranteed Contract, and shall provide ESCO with copies of any written correspondence in respect of the same.

(c) With respect to any notice of breach or default or alleged breach or default received by Buyer, the Company or any of its Subsidiaries with respect to any Guaranteed Contract, including any Guarantee Demand Notice delivered by ESCO, the Company shall promptly (and in any event within ten (10) Business Days of such receipt) provide to ESCO a written report describing in detail the facts and circumstances underlying the notice of default or alleged default and including the Company’s proposed response to the notice of default; a description of the facts (if any) establishing the absence of a default; and a description of steps proposed to be taken by the Company to cure such default. The Company shall (i) make available to ESCO personnel of the Company to discuss and respond to any inquiries of ESCO regarding such report and the information contained therein upon ESCO’s reasonable request; and (ii) promptly inform ESCO of further communications from the Person providing such notice (and provide ESCO with copies of any such written communications).

(d) Notwithstanding anything herein to the contrary, the Company shall not be obligated to provide any report, correspondence or other information under this Section 6 to the extent that it is reasonably likely to result in the loss of the Buyer’s or the Company’s ability to successfully assert a claim of privilege (including attorney-client or work product privileges) with respect thereto, unless ESCO enters into a mutually acceptable (such acceptance not to be unreasonably withheld) valid joint defense agreement or similar arrangement to preserve such privilege.

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7.                   Confidentiality.

                                         (a)                       Each of ESCO and Parent, on the one hand, and Buyer and the Company, on the other hand, shall, and shall cause its Affiliates to, maintain in confidence any information or communications shared or exchanged by Buyer, the Company or any of their Affiliates, or ESCO, Parent or any of their Affiliates, respectively, with respect to or in connection with the matters set forth in this Agreement, including (i) any notices delivered pursuant to Section 2 hereof and any correspondence in connection therewith or information exchanged with respect thereto, (ii) any Quarterly Report and the content of any discussions, and any information exchanged, pursuant to Section 6(a) and (iii) any information or communications exchanged pursuant to Sections 6(b) and 6(c), and such information or communications shall not be disclosed or used (except as contemplated by this Agreement, including in connection with the performance, satisfaction or fulfillment of any Guaranteed Obligations) by the Person receiving such information or communications (the “Receiving Party”) or its Affiliates without the prior written consent of the Person disclosing such information or communications (the “Disclosing Party”), unless such information is (x) otherwise publicly available through no breach by the Receiving Party or its Affiliates of this Section 7(a) or (y) required to be disclosed pursuant to any law, regulation, order or other legal process applicable to the Receiving Party or its Affiliates, in which event the Receiving Party shall provide the Disclosing Party with prompt written notice before such disclosure, sufficient to enable the Disclosing Party to either seek a protective order, at its expense, or other appropriate remedy preventing or prohibiting such disclosure (and the Receiving Party shall reasonably cooperate with the Disclosing Party, at the Disclosing Party’s expense, in seeking any such protective order or other appropriate remedy) or to waive compliance with the provisions of this Section 7(a) or both. In the event that such protective order or other appropriate remedy is not obtained, the Receiving Party shall furnish only that portion of such information or documentation that has been legally compelled, and shall exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded to such disclosed documents or information.

                                            (b)                    The Parties acknowledge and agree that in the event of any breach of this Section 7, the harm to the Parties will be irreparable and without adequate remedy at law and therefore that injunctive relief with respect thereto will be appropriate.

8.                  Technology License and Related Rights.

                                      (a)  The Company hereby grants to ESCO, and ESCO hereby accepts, an irrevocable, non-transferable (except as provided herein), perpetual, non-exclusive and royalty-free right to possess and use the Licensed Technology and Materials, and to modify, duplicate, and create derivative works of the source code of the Licensed Technology and Materials, only in connection with the performance, fulfillment or satisfaction by ESCO of any Guaranteed Obligation upon and after the occurrence of any Triggering Event. The license described in the foregoing sentence shall also apply to use of the Licensed Technology and Materials by any third party vendor engaged by ESCO in connection with the performance, fulfillment or satisfaction by ESCO of any Guaranteed Obligations; provided that ESCO shall ensure that such third party vendor is under obligations of confidentiality with respect to such Licensed Technology and Materials that are substantially similar to ESCO’s obligations hereunder.

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                                      (b)  Effective upon the occurrence of any Triggering Event and terminating upon the later of (x) the cessation of such Triggering Event or (y) if ESCO has undertaken efforts to cure the breach or default giving rise to such Triggering Event, ESCO’s completion of the efforts it has undertaken, the Parties acknowledge and agree that, in addition to their other rights:

(i)	ESCO and its Affiliates shall have the right to (or to permit any third party vendor engaged by ESCO to) (A) manufacture, have manufactured, assemble, sell, deliver, import or export the components of any system or product needed to perform or satisfy the Guaranteed Obligations pursuant to the applicable Guaranteed Contract to which the Triggering Event relates; (B) use such components as necessary to perform or satisfy the Guaranteed Obligations; (C) configure, test, repair, reprogram or install any components of any system or product manufactured or assembled pursuant to such Guaranteed Contract; and (D) provide any service required to be provided, or take any other action required to be taken, by the Company pursuant to such Guaranteed Contract;

(ii)	ESCO and its Affiliates shall have the right to obtain, and the Company hereby assigns to ESCO and its Affiliates, all Contracts to which the Company or any of its Subsidiaries is a party to the extent such Contracts are necessary for fulfillment of the Guaranteed Obligations under the applicable Guaranteed Contract to which the Triggering Event relates, including without limitation manufacturing agreements and supply agreements; and

(iii)	ESCO and its Affiliates shall have the right to, and the Company hereby grants to ESCO and its Affiliates the right to hire, or engage as a contractor, any employee of the Company or any Subsidiary thereof for the purpose of satisfying the Guaranteed Obligations under the applicable Guaranteed Contract to which the Triggering Event relates.

                                      (c)  The Company shall execute such additional instruments and take all such further actions as may be necessary to permit ESCO’s exercise of the rights referred to in this Section 8, including obtaining such third party consents or approvals as may be necessary in connection therewith as soon as practicable upon the occurrence of any Triggering Event. If such consent is not obtained, to the extent that any attempted assignment or exercise of a right referred to in this Section 8 would be ineffective, the Company shall continue to use reasonable efforts to obtain such consent. Until such time as a consent is obtained, the Company shall take all actions necessary (including the appointment of ESCO as agent in fact for the Company) to provide the benefits of the applicable right or asset to ESCO and shall cooperate with ESCO in any arrangement reasonably requested by ESCO to provide such benefits to ESCO.

                                      (d) To avoid doubt, all Losses incurred by ESCO in connection with its exercise of any the rights set forth in Section 8(b) are “Reimbursement Obligations” hereunder.

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9.                  Sale Transactions.

                                      (a)  During the Guarantee Period, none of Buyer, the Company nor any Subsidiary of the Company shall cause, permit or suffer, any Sale Transaction Closing in which any Affiliate of Buyer is an Acquiring Person in connection therewith (for purposes of the foregoing, disregarding the phrase “(other than Buyer or its Affiliates)” each time it appears in the definition of “Sale Transaction”).

                                      (b)  During the Guarantee Period, none of Buyer, the Company nor any Subsidiary of the Company shall cause, permit or suffer, any Sale Transaction Closing unless, simultaneously with such Sale Transaction Closing, all of the conditions set forth in either clause (i) or clause (ii) of this Section 9(b) have been satisfied in full:

                             (i)            ESCO and its Affiliates have been fully and unconditionally released from all Guaranteed Obligations; or

                           (ii)            (A) there shall be no outstanding amounts payable by the Company pursuant to Section 2(b); (B) if the Sale Transaction includes the Transfer of the Star Business, (x) Buyer shall have executed and delivered the escrow agreement in the form attached as Schedule 4 to this Agreement (the “Escrow Agreement”); and (y) Buyer shall have funded or caused to be funded into the escrow account established pursuant to the Escrow Agreement an amount in cash equal to the applicable Escrow Amount (as of the date of such Sale Transaction Closing); and (C) with respect to any Sale Transaction that is not an Initial Public Offering:

(I)	to the extent that the Sale Transaction involves the Transfer of assets or liabilities of any Business Line, the Business Line Guaranteed Contracts of such Business Line and related Liabilities, including Reimbursement Obligations, must be included in such Transfer; and

(II)	the Acquiring Person(s) and any Surviving Entity (to the extent that an Acquiring Person is not a Surviving Entity) in such Sale Transaction shall have executed and delivered to ESCO an assignment and assumption agreement in the form attached as Schedule 5 to this Agreement (the “Assignment and Assumption Agreement”) pursuant to which such Acquiring Person(s) shall assume all obligations of Buyer, other than the obligation of the Buyer pursuant to Section 9(b)(ii)(B) to fund the applicable Escrow Amount and enter into the Escrow Agreement, and the Company, or to the extent that an Acquiring Person is not the Surviving Entity, the Acquiring Person shall assume all obligations of Buyer, other than the obligation of the Buyer pursuant to Section 9(b)(ii)(B) to fund the applicable Escrow Amount and enter into the Escrow Agreement, and the Surviving Entity shall assume all obligations of the Company, under this Agreement arising out of or relating to any Business Line with respect to which assets or liabilities thereof are being Transferred in connection with such Sale Transaction, including the applicable Business Line Guaranteed Contracts and the related Reimbursement Obligations.

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10.              Additional Representations, Warranties, Covenants and Acknowledgements.

                                (a)        Each Party represents and warrants that this Agreement has been duly executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Parties) constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity. The execution and delivery of this Agreement have been duly authorized, approved and ratified by all necessary corporate or other action on the part of each Party hereto.

                                (b)        ESCO and each of its Affiliates shall be entitled to set off any amounts owed to it by the Company hereunder against amounts payable by ESCO or any Affiliate thereof to Buyer or any of its Affiliates pursuant to the Purchase Agreement or any agreement entered into or delivered in connection therewith. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit ESCO in any manner in the enforcement of any other remedies that may be available to it.

                                (c)        Buyer and each of its Affiliates shall be entitled to set off any amounts owed to it by ESCO under the Purchase Agreement or any agreement entered into or delivered in connection therewith against amounts payable by Buyer or any Affiliate thereof to ESCO or any of its Affiliates hereunder. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                                (d)       Buyer hereby acknowledges and agrees that the provisions of Section 6.10 of the Purchase Agreement shall not apply to any actions taken by ESCO or any of its Affiliates in connection with ESCO’s performance under any ESCO Guarantee.

                                (e)        Nothing set forth in this Agreement shall in any way be deemed to restrict any right of ESCO or its Affiliates to terminate an ESCO Guarantee in accordance with its terms or otherwise obtain a release from or under such ESCO Guarantee; provided, that such termination or release would not cause a default by the Company or its Subsidiaries under the applicable Guaranteed Contract. For the avoidance of doubt, ESCO has no right to bind Buyer or the Company to any new obligations under any Guaranteed Contract.

11.              Miscellaneous.

                                      (a)  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by the Parties hereto without the prior written consent of the other Parties. Other than the obligations set forth under Section 7, this Agreement shall terminate upon the expiration of the Guarantee Period and the payment of all amounts due hereunder pursuant to Section 2; provided that no such termination shall affect any liability of any Party hereto with respect to any breach of this Agreement occurring prior to termination.

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                                      (b)  Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each Party hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                                      (c)  All Schedules to this Agreement are incorporated into this Agreement, and in the case of any conflict between the body of the Agreement and any Schedule to this Agreement, the Schedule shall govern.

                                      (d) This Agreement may be executed simultaneously in multiple counterparts, and in separate counterparts (including facsimile and other electronically transmitted counterparts), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Nothing herein shall grant to or create in any Person not a Party hereto, or any of such Person’s Affiliates, any right to any benefits hereunder, and no such Person shall be entitled to sue any Party to this Agreement with respect thereto.

                                      (e)  The Parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

                                      (f)  If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the Parties as evidenced hereby.

                                      (g)  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts to be carried out wholly within such State.

                                      (h)  All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered (i) when received by facsimile, receipt confirmed, (ii) by courier delivery to the Party for whom it is intended, or (iii) five (5) Business Days after having been deposited in the mail, certified or registered (with receipt requested) and postage prepaid, addressed at the address shown in this Section 11(h) for, or such other address as may be designated in writing hereafter by, such Party.

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If to the Buyer or the Company:

c/o Sun Capital Partners Group VI, LLC

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attention: Brian Urbanek, Daniel Florian, Blake Richardson and C. Deryl Couch

Facsimile No.: (561) 394-0540

With copies to:

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219-6401

Attention: Kimberly A. Taylor

Telephone: (412) 560-3322

Facsimile No.: (412) 560-7001

and

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention: David A. Gerson

Telephone: (215) 963-5310

Facsimile No.: (215) 963-5001

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If to ESCO or Parent:

c/o ESCO Technologies, Inc.

9900A Clayton Road

Saint Louis, MO 63124-1186

Fax: (314) 213-7215

Attention: General Counsel

With a copy to:

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

Telephone: (314) 259-2000

Fax: (314) 259-2020

Attention: Frederick W. Bartelsmeyer

                                       (i)   Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the commercial division of the state and federal courts sitting in the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto in the federal courts sitting in the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts located in the Southern District of New York. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 11(i). Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state and federal courts sitting in the Southern District of New York, and hereby further irrevocably and unconditionally agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or to raise any similar defense or objection.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

ESCO Technologies Holding LLC

By: _________________________________

Name: _________________________________

Title: _________________________________

ESCO Technologies Inc.

By: _________________________________

Name: _________________________________

Title: _________________________________

Meter Readings Holding, LLC

By: _________________________________

Name: _________________________________

Title: _________________________________

Aclara Technologies LLC

By: _________________________________

Name: _________________________________

Title: _________________________________

SCHEDULE 1

BUSINESS LINES

Business Line	Description	Business Line Guaranteed Contracts (see Schedule 3 for contract references)
STAR Business	Means the business of designing, supplying and supporting for water, gas and electric utilities equipment, systems, software and services to perform: (1) automatic meter reading or advanced meter infrastructure functions utilizing RF, cellular or other wireless communication technologies (e.g. STAR, Metrum Cellular) or (2) meter data management. In addition, any software applications provided for operational efficiency purposes at a utility such as load research and forecasting, complex billing, distribution asset analysis, revenue assistance, and AMI device management.	SoCal Contract PG&E STAR Contract Solon Lease Hawthorne Lease Flex STAR Contract Jabil Contract
TWACS Business	Means the business of designing, supplying and supporting for electric utilities equipment, software and services to perform automatic meter reading or advance meter infrastructure functions utilizing power line communication technologies (e.g. TWACS, eTWACS, TPLC, VLF).	PG&E TWACS Contract PPL TWACS Contract WPS TWACS Contract Idaho Power TWACS Contract Flex TWACS Contract Jabil Contract
CE Business	Means the business of designing, writing, compiling, configuring, hosting and otherwise providing software and related services to utilities to enable them to provide utility customers’ billing presentment, advanced metering infrastructure (AMI) presentment, energy advising, alerting of customers and fostering community involvement, in each of electronic delivery (including mobile mediums) and print formats.	SDG&E Contract Wellesley Lease

SCHEDULE 2

ESCO GUARANTEES

1.	ESCO Guarantee, dated June 1, 2011, assumed and reaffirmed on December 31, 2011, reaffirmed on September 1, 2013, and to be reaffirmed in connection with the Second Restatement of the SoCal Contract (see Schedule 3 for contract reference)

2.	Guaranty, dated January 31, 2006, by ESCO Technologies Inc. in favor of Pacific Gas and Electric Company guaranteeing certain obligations under the PG&E STAR Contract (see Schedule 3 for contract reference)

3.	Guaranty, dated January 31, 2006, by ESCO Technologies Inc. in favor of Pacific Gas and Electric Company guaranteeing certain obligations under the PG&E TWACS Contract (see Schedule 3 for contract reference)

4.	Guaranty and Suretyship, dated January 1, 2002, by ESCO Technologies Inc. in favor of PPL Electric Utilities Corporation guaranteeing certain obligations under the PPL TWACS Contract (see Schedule 3 for contract reference)

5.	ESCO Guarantee, dated July 1, 2011, by ESCO Technologies in favor of San Diego Gas and Electric Company guaranteeing certain obligations under the SDG&E Contract (see Schedule 3 for contract reference).

6.	Guarantee, dated August 2001, by ESCO Technologies Inc. in favor of Wisconsin Public Service Corporation guaranteeing certain obligations under the WPS TWACS Contract (see Schedule 3 for contract reference)

7.	Guaranty, dated February 2, 2004, by ESCO Technologies Inc. in favor of Idaho Power Company guaranteeing certain obligations under the Idaho Power TWACS Contract (see Schedule 3 for contract reference)

8.	Corporate Guarantee, dated October 9, 2006, by ESCO Technologies Inc. in favor of 16 Laurel Avenue LLC guaranteeing certain obligations under the Wellesley Lease (see Schedule 3 for contract reference)

9.	Corporate Guarantee, dated March 26, 2008, by ESCO Technologies Inc. in favor of 16 Laurel Avenue LLC guaranteeing certain obligations under the Wellesley Lease (see Schedule 3 for contract reference)

10.	Lease Guarantee, dated November 10, 2008, by ESCO Technologies Inc. in favor of Solon, LLC and Arm Holding V, LTD guaranteeing certain obligations under the Solon Lease (see Schedule 3 for contract reference)

11.	Air Commercial Real Estate Association Guaranty of Lease, dated November 8, 2011, by ESCO Technologies Inc. in favor of A&R Management and Development Company, L.P. and Stanley Black and Joyce Black guaranteeing certain obligations under the Hawthorne Lease (see Schedule 3 for contract reference)

12.	Guaranty Agreement, dated January 16, 2007, by ESCO Technologies Inc. in favor of Solectron Corporation guaranteeing certain obligations under the Flex STAR Contract (see Schedule 3 for contract reference)

13.	Guaranty Agreement, dated January 16, 2007, by ESCO Technologies Inc. in favor of Solectron Corporation guaranteeing certain obligations under the Flex TWACS Contract (see Schedule 3 for contract reference)

14.	Guaranty Agreement, dated March 10, 2008, by ESCO Technologies Inc. in favor of Jabil Circuit, Inc. guaranteeing certain obligations under the Jabil Contract (see Schedule 3 for contract reference)

SCHEDULE 3

GUARANTEED CONTRACTS

1.	The SoCal Contract.

2.	AMI System Supply Agreement between Hexagram (now Aclara Technologies LLC) and Pacific Gas & Electric Company dated November 5, 2003, as amended (the “PG&E STAR Contract”).

3.	AMI System Supply Agreement between Distribution Control Systems Inc. and Pacific Gas & Electric Company dated November 5, 2003, as amended. Aclara Technologies LLC acquired this agreement (the “PG&E TWACS Contract”).

4.	Automated Meter Reading System Master Agreement with PPL Electric Utilities Corporation dated February 1, 2002, as amended (the “PPL TWACS Contract”).

5.	Agreement for Hosting, Software License and Related Services with San Diego Gas & Electric Company dated July 1, 2011 (the “SDG&E Contract”)

6.	Contract with Wisconsin Public Service Corporation dated August 16, 2001, as amended (the “WPS TWACS Contract”)

7.	Purchase Agreement dated February 2, 2004 and a Software License Agreement dated February 2, 2004 each between Distribution Control Systems Inc. and Idaho Power Company, as amended (the “Idaho Power TWACS Contract”). Aclara Technologies LLC acquired these agreements.[1]

8.	Lease Agreement between Aclara Technologies LLC and 16 Laurel Ave. LLC dated May 23, 2000, as amended (the “Wellesley Lease”).

9.	Lease Agreement between Aclara Technologies LLC and 3400 Solon Road LLC Arm Holding V Ltd. dated November 10, 2008 as amended (the “Solon Lease”).

10.	Lease from A. and R. Management and Development Company, L.P. and Stanley Black and Joyce Black, individuals dated on or about November 8, 2011 (the “Hawthorne Lease”).

11.	Product Supply Agreement/Star between Aclara RF Systems Inc. (now Aclara Technologies LLC) and Flextronics Corporation f/k/a Solectron dated December 20, 2006, as amended (the “Flex STAR Contract”).

12.	Product Supply Agreement/TWACS between Aclara Power-Line Systems Inc. and Flextronics Corporation f/k/a Solectron dated December 20, 2006, as amended (the “Flex TWACS Contract”).

13.	Network Procurement Agreement between Aclara Power-Line Systems Inc. (now Aclara Technologies LLC) Aclara RF Systems, Inc. (now Aclara Technologies LLC) and Jabil Circuit, Inc. dated September 30, 2005, as amended (the “Jabil Contract”).

SCHEDULE 4

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement” or this “Agreement”), dated effective as of [______________] 201[__], is entered into by and among Commerce Bank, a Missouri Trust Company duly organized and existing under the laws of the State of Missouri (hereafter called the “Escrow Agent”), ESCO Technologies Inc., a Missouri corporation (“ESCO”) and Meter Readings Holding, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used herein but not defined shall have the meanings set forth in the Guarantee Agreement.

RECITALS

WHEREAS, ESCO, Buyer, ESCO Technologies Holding LLC, a Delaware limited liability company, and Aclara Technologies LLC, an Ohio limited liability company (the “Company”) have entered into that certain Guarantee Reimbursement Agreement dated as of [●], 2014 (the “Guarantee Agreement”), which is attached hereto as Exhibit A and incorporated by reference, which provides for, among other things, the reimbursement by the Company of ESCO for obligations paid by ESCO pursuant to or in connection with any ESCO Guarantee in accordance with the terms of the Guarantee Agreement;

WHEREAS, pursuant to Section 9(b) of the Guarantee Agreement, simultaneously with any Sale Transaction Closing, if ESCO and its Affiliates have not been fully and unconditionally released from all Guaranteed Obligations, Buyer has agreed to enter into this Agreement and to fund or cause to be funded into an escrow account an amount in cash equal to the Escrow Amount;

WHEREAS, the Escrow Agent has agreed to hold the Escrow Assets (hereinafter defined) and disburse and apply the same in accordance with the Escrow Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Definitions.

“Authorized Investments” means Goldman Sachs Financial Square Trust Government Fund, until otherwise directed by Buyer and ESCO.

“Escrow Account” means the escrow account created by Section 2 of this Agreement.

“Escrow Assets” or “Assets” means those assets deposited into the Escrow Account in accordance with Section 3 hereof, the Escrow Earnings and/or any substitutions or replacements therefor and/or any investments or reinvestments thereof in accordance with this Agreement.

“Escrow Earnings” means all interest and earnings earned from the investment and reinvestment of the Escrow Assets.

“Acquired Business” means [Insert description of proposed Sale Transaction, including applicable Business Line(s)], which is subject to the proposed Sale Transaction.

2.	Creation of the Escrow Account. There is hereby created and established with the Escrow Agent the Escrow Account, to be held in the custody of the Escrow Agent in accordance with this Agreement.

3.	Deposits to the Escrow Account. On the date of any Sale Transaction Closing that is subject to Section 9(b)(ii) of the Guarantee Agreement, in accordance with the Guarantee Agreement, Buyer will deposit to the Escrow Account an amount equal to the Escrow Amount as of the date of such Sale Transaction Closing, in cash. It is hereby understood and agreed that Escrow Agent is not responsible for the sufficiency of the amount of deposited assets.

4.	Ownership and Registration of the Escrow Assets. The Escrow Assets shall be the property of the Escrow Account and shall be in bearer form or, if registered, registered in the name of Escrow Agent or its nominee, except as otherwise provided in Section 5 of this Escrow Agreement.

5.	Tax Ownership and Tax Distributions. ESCO and Buyer agree for all tax purposes that: Buyer shall be treated as the owner of the Escrow Assets, and all Escrow Earnings or portion thereof, shall be allocable to Buyer pursuant to Section 468B(g) of the Internal Revenue Code and Proposed Treasury Regulation § 1.468B-8 and reported, as and to the extent required by Law, by the Escrow Agent to the Internal Revenue Service (“IRS”), or any other taxing authority, on IRS Form 1099 or 1042-S (or other appropriate form) as income earned by the Buyer whether or not said income has been distributed during such year. As soon as reasonably practicable following the reporting of such income to the IRS, the Escrow Agent shall make a distribution to Buyer equal to 38% of the amount of such net income reported to the IRS. ESCO and Buyer agree that, upon release of cash from the Escrow Account, a portion of any cash distributed to ESCO shall be treated as interest in accordance with Section 483 or 1274 of the Code.

6.                Disbursement Pursuant to Reimbursement Obligations.

(a)	If, at any time from time to time during which funds remain in the Escrow Account, and each of the following conditions is met: (i) ESCO is entitled to payment of any Reimbursement Obligations pursuant to Section 2(b) of the Guarantee Agreement in respect of the Acquired Business and (ii) ESCO has made a demand for reimbursement from the Company (or the Surviving Entity, as applicable) and the applicable Acquiring Person (collectively, the “Primary Obligors”) of the applicable Reimbursement Obligations and the time period within which the Primary Obligors must make such payment pursuant to Section 2(b) of the Guarantee Agreement has lapsed, then in such case ESCO may, at its election, deliver to the Escrow Agent and Buyer written notice (a “Notice of Claim”) setting forth the proposed amount to be disbursed from the Escrow Account in satisfaction of such Reimbursement Obligation (the “Claimed Amount”), the nature of such Reimbursement Obligation and any calculations thereof, together with a copy of the demand made upon the Primary Obligors. ESCO’s delivery of any such calculations and copies shall be subject to Section 2(h) and Section 7 of the Guarantee Agreement.

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(b)	If the Escrow Agent has not received from Buyer a written objection to the claim set forth in such Notice of Claim within ten (10) Business Days after the date on which Buyer receives such Notice of Claim (“Date of Receipt”), then on the eleventh (11th) Business Day following the Date of Receipt (or if such day is not a Business Day, then the next succeeding Business Day), the Escrow Agent shall release to ESCO an amount of Escrow Assets equal to the Claimed Amount. If Buyer delivers to the Escrow Agent and ESCO a written objection (a “Dispute Notice”) to the Notice of Claim within ten (10) Business Days following the Date of Receipt, the Escrow Agent shall continue to hold in escrow the Claimed Amount stated in such notice until the Escrow Agent receives (A) written instructions signed by Buyer and ESCO authorizing the release of such portion of the Escrow Assets as are subject to such Dispute Notice (“Joint Instruction”) or (B) a final, non-appealable decision or determination of a court of competent jurisdiction directing the release of the Escrow Assets subject to such Dispute Notice (“Directive”). ESCO and Buyer shall use their respective reasonable efforts to resolve all disputes or claims as promptly as possible. In the event of a dispute or claim that results in a Directive, the non-prevailing party shall promptly (and within ten (10) calendar days of the issuance of any such Directive) reimburse the prevailing party in such dispute or claim for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees) incurred by the prevailing party in connection therewith. The party presenting any Directive to the Escrow Agent shall provide to the Escrow Agent a written statement that such Directive is final, non-appealable and from a court of competent jurisdiction. Upon receipt of such Joint Instruction or Directive, as the case may be, the Escrow Agent shall promptly (but in no event later than five (5) calendar days after such receipt) release to ESCO the portion of the Escrow Assets subject to the Dispute Notice in accordance with such Joint Instruction or Directive.

(c)	The parties acknowledge that ESCO may give multiple Notices of Claim during the term hereof.

(d)	If any Dispute Notice includes an objection to only a portion of a Claimed Amount, the Escrow Agent shall release to ESCO an amount of Escrow Assets equal to the portion of the Claimed Amount for which there is no objection in accordance with the time periods specified in Section 6(b).

(e)	Any Claimed Amount that has not been paid or otherwise resolved pursuant to Section 6 (whether or not disputed) shall be referred to as an “Unresolved Claim” for purposes of this Agreement.

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7.                Disbursement of Escrow Funds; Release; Reimbursement.

(a)	[Promptly following [_________] [insert date that is eighteen months after the date of the Guarantee Agreement] (the “First Tranche Release Date”), ESCO and Buyer shall deliver a Joint Instruction to the Escrow Agent directing the Escrow Agent to release to Buyer an amount equal to the amount of any remaining Escrow Assets (including any Escrow Earnings) in excess of Two Million U.S. Dollars ($2,000,000) plus any Unresolved Claims as of the First Tranche Release Date (the “First Tranche Release Amount”); provided, that, if the balance of the Escrow Account, not including the amount of any Unresolved Claims, as of the First Tranche Release Date is less than Two Million U.S. Dollars ($2,000,000) no disbursements shall be made pursuant to this Section 7(a). Upon receipt of such Joint Instruction, the Escrow Agent shall promptly (but in no event later than five (5) calendar days after such receipt) release the First Tranche Release Amount to Buyer in accordance with the Joint Instruction.][Delete this paragraph if Escrow Agreement is entered into after the date that is eighteen months after the date of the Guarantee Agreement.]

(b)	Promptly following [_________] [insert date that is eighteen months after the date of the First Tranche Release Date] (the “Second Tranche Release Date”), ESCO and Buyer shall deliver a Joint Instruction to the Escrow Agent directing the Escrow Agent to release to Buyer an amount equal to the amount of any remaining Escrow Assets (including any Escrow Earnings) in excess of One Million U.S. Dollars ($1,000,000) plus any Unresolved Claims as of the Second Tranche Release Date (the “Second Tranche Release Amount”); provided, that, if the balance of the Escrow Account, not including the amount of any Unresolved Claims, as of the Second Tranche Release Date is less than One Million U.S. Dollars ($1,000,000) no disbursements shall be made pursuant to this Section 7(b). Upon receipt of such Joint Instruction, the Escrow Agent shall promptly (but in no event later than five (5) calendar days after such receipt) release the Second Tranche Release Amount to Buyer in accordance with the Joint Instruction. [Delete this paragraph if Escrow Agreement is entered into after the date that is 36 months after the date of the Guarantee Agreement.]

(c)	Promptly following the date on which ESCO has been fully and unconditionally released from all Guaranteed Obligations in respect of the SoCal Contract (the “Final Release Date”), ESCO and Buyer shall deliver to the Escrow Agent a Joint Instruction instructing the Escrow Agent to release, and, the Escrow Agent shall release to Buyer (by wire transfer of immediately available funds) an amount equal to (i) all remaining Escrow Assets (including any Escrow Earnings) as of the Final Release Date less (ii) any Unresolved Claims. After the resolution of all Unresolved Claims, any remaining Escrow Assets shall be released by the Escrow Agent to Buyer. ESCO and Buyer shall use their respective reasonable efforts to resolve all disputes or claims as promptly as possible following the Final Release Date in accordance with Section 6(b). Payment pursuant to this Section 7(c) shall be made as soon as practicable but in no event later than five (5) calendar days following the Final Release Date.

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(d)	In the event that recovery is made by ESCO or any of ESCO’s Affiliates from the Company, any Surviving Entity or any Acquiring Person with respect to any amount for which ESCO has been paid hereunder from the Escrow Account, ESCO shall, if prior to the Final Release Date, refund to the Escrow Deposit the amount of such recovery and, if following the Final Release Date, and then only to the extent that the amount of such recovery does not exceed the amount of funds released to Buyer pursuant to Section 7(c), refund the amount of such recovery to Buyer at an account specified in writing.

8.	Investment of Escrow Assets. Monies on deposit in the Escrow Account may be invested and reinvested in Authorized Investments. Written investment instructions from ESCO and Buyer, if any, shall specify the type and identity of the Authorized Investments to be purchased and/or sold.

9.	Fees and Expenses.[2] As further set forth in Exhibit B, the parties hereto agree that a $[1,500] Acceptance Fee and an annual fee of $[1,500] shall be payable to the Escrow Agent upon initial funding of the Escrow Account, which fees shall be paid fifty percent (50%) by Buyer, on the one hand and fifty percent (50%) by ESCO, on the other hand. Thereafter, an Annual Fee of $[1,500] shall be payable fifty percent (50%) by Buyer, on the one hand and fifty percent (50%) by ESCO, on the other hand, to the Escrow Agent on each anniversary of the date of this Escrow Agreement until this escrow is terminated by distribution of all remaining Escrow Assets.

10.	Duties of Escrow Agent.

(a)	The Escrow Agent shall be liable as a depository only with its duties being only those specifically provided herein and which are ministerial in nature and not discretionary. The Escrow Agent shall not be liable for any mistake of fact or error in judgment, or for any acts or failure to act of any kind taken in good faith and believed by it to be authorized or within the rights or powers conferred by this Agreement, except to the extent that such mistake, failure, action or omission constitutes willful misconduct, bad faith or gross negligence.

(b)	The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution or validity of the documents or items deposited hereunder, nor for any description of property or other matter noted therein. It shall not be liable for default by any party hereto because of such party’s failure to perform, and shall have no responsibility to seek performance by any party; nor shall it be liable for the outlawing of any rights under any statutes of limitation in respect to any documents or items deposited. The Escrow Agent shall not be liable for collection of items until the proceeds of same in actual cash have been received. The Escrow Agent shall not be liable for interest on any deposit of money.

(c)	The Escrow Agent shall not be liable in any respect on account of identity, authority or rights of persons executing or delivering, or purporting to execute or delivery, any document or item, and may rely absolutely and be fully protected in acting upon any item, document or other writing believed by it to be authentic in performing its duties hereunder. The Escrow Agent may, as a condition to the disbursement of money or property, require from the payee or recipient a receipt therefor, and, upon final payment or distribution, require a release from any liability arising out of its execution or performance of this Agreement.

2 Note to Draft: To be updated with then-current fees of Escrow Agent.

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(d)	The Escrow Agent shall be indemnified and held harmless by the parties to this Agreement from and against all costs, damages, liabilities and expenses which the Escrow Agent may incur or sustain without willful misconduct, bad faith or gross negligence in connection with or arising out of this Escrow Agreement, including, but not limited to, any reasonable and necessary costs, damages, liabilities and expenses that may be incurred as a result of claims or actions by third parties. Fifty percent (50%) of any such indemnification obligation is to be borne by Buyer, on the one hand, and fifty percent (50%) by ESCO, on the other hand. The Escrow Agent shall be entitled to consult with and engage the services of legal counsel of its choice with respect to any matter pertaining to this Escrow Agreement and shall be entitled to reimbursement for the reasonable and necessary costs and expenses of such legal counsel.

(e)	The Escrow Agent shall be entitled to reasonable compensation and reimbursement for its services and documented out-of-pocket expenses (the “Agent Compensation”), which shall be borne fifty percent (50%) by Buyer, on the one hand and fifty percent (50%) by ESCO, on the other hand. In the event any such amounts remain unpaid 60 days after billing, then the Escrow Agent shall have the right to reimburse itself out of any funds in its possession for reasonable and necessary costs, expenses, attorney’s fees and its compensation, and shall have a lien on all money, documents or property held in escrow to cover same; provided, that, to the extent that any unpaid Agent Compensation is so reimbursed from the Escrow Account, the party originally liable for such Agent Compensation shall promptly deposit such amount into the Escrow Account, and the other party shall be entitled to recover from such liable party any costs incurred to enforce such obligation.

(f)	The Escrow Agent may resign by giving notice in writing to ESCO and Buyer of such resignation, specifying a date which such resignation shall take effect (which shall in no event be earlier than thirty (30) calendar days after the giving of such notice), and shall be discharged from its duties and obligations upon the appointment of a successor Escrow Agent as hereafter provided and the delivery to such successor of the Escrow Assets, less any undisputed fees, expenses, and charges then due and owing to the Escrow Agent. Immediately upon receipt of such notice, ESCO and Buyer shall appoint a successor Escrow Agent who shall be mutually acceptable to them. Any such successor Escrow Agent shall deliver to ESCO and Buyer and to the resigning Escrow Agent a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder, and shall be entitled to receive the Escrow Assets. In the event that a successor Escrow Agent shall not be so appointed by the date of resignation specified by the Escrow Agent, the Escrow Agent shall have the right to (i) appoint as a successor Escrow Agent any financial institution having capital, surplus and undivided profits of not less than $100,000,000 or (ii) apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the parties hereto agree to accept any such successor Escrow Agent appointed by the Escrow Agent.

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(g)	In accepting any funds, securities or documents delivered hereunder, it is agreed and understood that, in the event of disagreement among ESCO and Buyer, or persons claiming under them, or any of them, the Escrow Agent reserves the right to hold all money, securities and property in its possession, and all papers in connection with or concerning this escrow, until receipt of a Joint Instruction, or until delivery is made to court in any interpleader action.

11.	Addresses of Parties; Notices. Notices shall be deemed to have been received on the same day as faxed or submitted by electronic e-mail transmission, the date of actual delivery by courier, the next day if sent by overnight express delivery, or on the third business day following posting if sent by first class mail. Whenever payments, instructions, notices, releases or any other documents are required to be given by or to the parties hereto, they shall be sent by email, fax, courier, express delivery or post-paid first class certified mail, return receipt requested, as follows:

Buyer:

c/o Sun Capital Partners Group VI, LLC

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attention: Brian Urbanek, Daniel Florian, Blake Richardson and C. Deryl Couch

Telephone: (561) 394-0550

Facsimile No.: (561) 394-0540

Email: burbanek@suncappart.com, dflorian@suncappart.com, brichardson@suncappart.com, dcouch@suncappart.com with a copies to:

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219-6401

Attention: Kimberly A. Taylor

Telephone: (412) 560-3322

Facsimile No.: (412) 560-7001

Email: ktaylor@morganlewis.com

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and

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention: David A. Gerson

Telephone: (215) 963-5310

Facsimile No.: (215) 963-5001

Email: dgerson@morganlewis.com

ESCO:

ESCO Technologies Inc.
9900A Clayton Road
St. Louis, Missouri 63124-1186
Attention: General Counsel

Telephone: (314) 213-7213
Facsimile No.: (314) 213-7215

Email: abarclay@escotechnologies.com

with a copy to:

Bryan Cave LLP
Attention: Frederick W. Bartelsmeyer
One Metropolitan Square, Suite 3600
211 N. Broadway

St. Louis, Missouri 63012
Fax: (314) 259-2020

Email: fwbartelsmeyer@bryancave.com

Escrow Agent:

Commerce Bank

Corporate Trust Department, TBMZ-5

922 Walnut Street, 10th Floor

Kansas City, MO 64106

Attn: Lois Agrusa

Telephone: (816) 234-7454

Facsimile No.: (816) 234-2562

Email: Lois.Agrusa@CommerceBank.com

12.	Successors and Assigns. All of the covenants, promises, and agreements contained in this Escrow Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, whether so expressed or not. Except as set forth below, neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto; provided that nothing contained herein shall restrict the assignment of this Escrow Agreement by the Escrow Agent pursuant to Section 10(f) above.

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13.	Amendment. This Escrow Agreement may be amended or altered at any time by a writing agreed to by ESCO and Buyer in any form and manner as is acceptable to Escrow Agent.

14.	Severability. If any one or more of the covenants or agreements provided in this Escrow Agreement should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions of this Escrow Agreement.

15.	Governing Law. This Escrow Agreement shall be governed by the laws of the State of Missouri, without reference to its choice of law rules.

16.	Headings. Any headings preceding the text of the several paragraphs hereof shall be solely for the convenience of reference and shall not constitute a part of this Escrow Agreement, nor shall they affect its meaning, construction or effect.

17.	Counterparts. This Escrow Agreement may be executed in several counterparts (including via facsimile or pdf attachment to email), all or any of which shall be regarded for all purposes as one original and shall constitute and be but one and the same instrument. Any signature delivered via pdf attachment to email or facsimile shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Escrow Agreement is executed as of and from the date first above written.

ESCO TECHNOLOGIES INC.

By: ___________________________________

Name: ___________________________________

Title: _____________________________________

COMMERCE BANK

By: _______________________________________

Name: ___________________________________

Title: _____________________________________

METER READINGS HOLDING, LLC

By: _______________________________________

Name: ___________________________________

Title: _____________________________________

Exhibit A

Guarantee Agreement

(see attached)

[Note: This is Exhibit F to Securities Purchase Agreement, above]

Exhibit B

Fee Schedule

SCHEDULE 5

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND JOINDER AGREEMENT

ASSIGNMENT AND JOINDER AGREEMENT (this “Agreement”), dated as of ___________, 20[__], by and among ESCO Technologies Inc., a Missouri corporation (“ESCO”), Aclara Technologies LLC, an Ohio limited liability company (the “Company”), Meter Readings Holdings, LLC, a Delaware limited liability company (the “Assignor”) and [NAME, ENTITY TYPE] (the “Assignee”) [insert if there is a Surviving Entity other than the Assignee:][ and [NAME, ENTITY (the “Surviving Entity”)]. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Guarantee Agreement (as defined below).

WHEREAS, ESCO Technologies Holding LLC, a Delaware limited liability company (“Parent”), ESCO, the Assignee and the Company are parties to that certain Guarantee Reimbursement Agreement dated as of [_____________], 2014 (the “Guarantee Agreement”);

WHEREAS, the Guarantee Agreement provides for, among other things, the reimbursement by the Company of ESCO for obligations paid by ESCO pursuant to or in connection with any ESCO Guarantee, as well as other agreements and obligations by and among Buyer, Parent, the Company and ESCO;

WHEREAS, pursuant to the Guarantee Agreement, unless ESCO and its Affiliates have been fully and unconditionally released from all Guaranteed Obligations, prior to any Sale Transaction Closing (with respect to any Sale Transaction that is not an Initial Public Offering), the Acquiring Person(s) [insert if there is a Surviving Entity other than the Assignee:][and the Surviving Entity] in such Sale Transaction must execute and deliver to ESCO this Agreement, among other requirements;

WHEREAS, the Assignee is the Acquiring Person in the proposed Sale Transaction involving [Insert description of proposed Sale Transaction, including specifying the Business Line(s) involved in such Sale Transaction (including each such Business Line, the “Target Business”)] and in connection therewith desires to acquire and assume Buyer’s [insert if no Surviving Entity:] [and the Company’s] rights and obligations under the Guarantee Agreement with respect to such Target Business [insert if there is a Surviving Entity other than the Assignee:][; and

WHEREAS, the Surviving Entity is the Surviving Entity in the proposed Sale Transaction and in connection therewith desires to acquire and assume the Company’s obligations under the Guarantee Agreement with respect to such Target Business].

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Assignor, the Assignee [insert if there is a Surviving Entity other than the Assignee:][, the Surviving Entity], the Company and ESCO agree as follows:

1.	[Include bracketed text if there is a Surviving Entity other than the Assignee]The Assignor, the Assignee [and the Surviving Entity] hereby represent and warrant to ESCO that upon the Sale Transaction Closing, the Business Line Guaranteed Contracts of the Target Business and the related Liabilities, including Reimbursement Obligations, shall have been Transferred to [insert if no Surviving Entity:][the Assignee] OR: [insert if there is a Surviving Entity other than the Assignee:][the Surviving Entity].

2.	[Option A: Use if the Acquiring Person is the Assignee and the Surviving Entity][Each of the Assignor and the Company, respectively, hereby irrevocably and unconditionally assigns to the Assignee, and the Assignee hereby irrevocably and unconditionally assumes from the Assignor and the Company, and agrees to perform and discharge, all of the Assignor’s and the Company’s rights, duties, obligations and liabilities under the Guarantee Agreement arising out of or relating to the Target Business, including the applicable Business Line Guaranteed Contracts and the related Reimbursement Obligations, but excluding the obligation of the Assignor pursuant to Section 9(b)(ii)(B) of the Guarantee Agreement to fund the applicable Escrow Amount and enter into the Escrow Agreement. Effective as of the date hereof, Assignor is hereby released from all obligations as the “Buyer” under the Guarantee Agreement with respect to the Target Business, other than the obligation of the Assignor pursuant to Section 9(b)(ii)(B) of the Guarantee Agreement to fund the applicable Escrow Amount and enter into the Escrow Agreement.]

[Option B: Use if the Acquiring Person is the Assignee and there is a separate Surviving Entity][The Assignor hereby irrevocably and unconditionally assigns to the Assignee, and the Assignee hereby irrevocably and unconditionally assumes from the Assignor, and agrees to perform and discharge, all of the Assignor’s rights, duties, obligations and liabilities under the Guarantee Agreement arising out of or relating to the Target Business, other than the obligation of the Assignor pursuant to Section 9(b)(ii)(B) of the Guarantee Agreement to fund the applicable Escrow Amount and enter into the Escrow Agreement. The Company hereby irrevocably and unconditionally assigns to the Surviving Entity, and the Surviving Entity hereby irrevocably and unconditionally assumes from the Company, and agrees to perform and discharge, all of the Company’s rights, duties, obligations and liabilities under the Guarantee Agreement arising out of or relating to the Target Business, including the Business Line Guaranteed Contracts of such Target Business and the related Reimbursement Obligations. Effective as of the date hereof, Assignor is hereby released from all obligations as the “Buyer” under the Guarantee Agreement with respect to the Target Business, other than the obligation of the Assignor pursuant to Section 9(b)(ii)(B) of the Guarantee Agreement to fund the applicable Escrow Amount and enter into the Escrow Agreement.]

3.	[Include bracketed text if there is a Surviving Entity other than the Assignee] Effective as of the date hereof, [each of] the Assignee [and the Surviving Entity] hereby agrees to become a party to, be bound by, and to comply with the covenants, terms and conditions of, the Guarantee Agreement with respect to the Target Business in the same manner as if such Person were an original signatory to the Guarantee Agreement ([in the case of the Assignee,] as “Buyer” as defined in the Guarantee Agreement (excluding the obligation of the “Buyer” pursuant to Section 9(b)(ii)(B) of the Guarantee Agreement to fund the applicable Escrow Amount and enter into the Escrow Agreement) and [in the case of the Surviving Entity,] as the “Company” as defined in the Guarantee Agreement), in each case to the extent necessary to effect the assignments and assumptions described herein.

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4.	Each party hereto represents and warrants that this Agreement has been duly executed and delivered by such party and (assuming due authorization, execution and delivery by the other parties) constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity. The execution and delivery of this Agreement have been duly authorized, approved and ratified by all necessary corporate or other action on the part of each party hereto.

5.	Each party hereto promises to deliver upon request of the other party all such additional assignments, assumptions and other documents which may be reasonably necessary to accomplish the intent of this Agreement.

6.	This Agreement may be executed in two or more counterparts (including facsimile and other electronically submitted counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7.	Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.	This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by the parties hereto without the prior written consent of the other parties.

9.	This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts to be carried out wholly within such State.

[Signature Page Follows]

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IN WITNESS HEREOF, the undersigned have executed and delivered this Assignment and Joinder Agreement as of the ___ day of _____, 20__.

METER READINGS HOLDING, LLC

By:___________________________

Name:

Title:

[ASSIGNEE]

By:___________________________

Name:

Title:

[SURVIVING ENTITY]

By:___________________________

Name:

Title:

ACLARA TECHNOLOGIES LLC

By:___________________________

Name:

Title:

ESCO TECHNOLOGIES INC.

By:___________________________

Name:

Title:

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EXHIBIT G

WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (the “Agreement”) is entered into as of ____________ _____, 2014, by and between ESCO Technologies Holding LLC, a Delaware limited liability company (“Parent”), Aclara Technologies LLC, an Ohio limited liability company (the “Company”), Aclara International LLC, a Missouri limited liability company (the “Missouri Subsidiary”) and Distribution Control Systems Caribe, Inc., a Puerto Rico corporation (the “Puerto Rico Subsidiary” and with the Missouri Subsidiary, the “Company Subsidiaries”)) and Meter Readings Holding, LLC, a Delaware limited liability company (“Buyer” and, together with the Company and the Company Subsidiaries, the “Releasing Parties”). Capitalized terms used herein but not defined shall have the meanings set forth in the Purchase Agreement.

RECITALS

WHEREAS, Parent and Buyer have entered into that certain Securities Purchase Agreement dated as of March [●], 2014 (the “Purchase Agreement”), which provides for the purchase by the Buyer from Parent of all of the issued and outstanding equity interests of the Company and Company Subsidiaries; and

WHEREAS, Section 8.4(e) of the Purchase Agreement requires that a release of the officers, directors and managers, as applicable, of each of the Company and the Company Subsidiaries with respect to any Liability or claims related to service at or prior to their resignation be executed and delivered by Buyer, the Company and the Company Subsidiaries as a condition precedent to the obligations of Parent under the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals and the covenants, representations, warranties, conditions and agreement hereinafter expressed, the parties agree as follows:

1. Acknowledgements. Each Releasing Party recognizes that the agreements and covenants set forth in this Agreement are an essential part of the transactions contemplated by the Purchase Agreement and that but for the agreement of the Releasing Parties to comply with the agreements and covenants in this Agreement, Parent would not enter into the Purchase Agreement.

2. Certain Waivers and Releases. Effective upon the Closing, each Releasing Party, on behalf of itself and its Affiliates and their respective successors and assigns, hereby irrevocably and unconditionally waives, forever releases and discharges each of the officers, directors and managers, as applicable, of each of the Company and the Company Subsidiaries listed on Schedule 1 hereto (the “Released Individuals”) from any and all Liabilities of any kind or nature whatsoever, related to each such Released Individual’s service as an officer, director, manager, fiduciary, attorney, representative or agent of the Company, the Company’s predecessors or any of the Company Subsidiaries for the period on and prior to the Closing, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding or otherwise at law or equity (collectively, the “Released Claims”). Each Releasing Party, on behalf of itself and its Affiliates and their respective successors and assigns, agrees that it shall not seek to recover any amounts in connection with a Released Claim from the Released Individuals or Parent or any of its Affiliates and shall not institute any claim, action or proceeding against the Released Individual or Parent or any of its Affiliates with respect to the Released Claims. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH RELEASING PARTY waives the benefit of any provision of APPLICABLE law to the effect that a general release does not extend to claims which the releasing party did not know or suspect to exist in the releasing party’s favor at the time of executing the release, which if known by the releasing party may have affected his or her release of the released INDIVIDUALS.

3. Remedies. If any Releasing Party has breached the covenants set forth in Section 2 of this Agreement, the Released Individuals will be entitled to seek the following remedies: (a) any damages, costs, expenses or losses suffered by such Released Individual with respect to such breach; and (b) injunctive or equitable relief, without the necessity of posting a bond, to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 2 of this Agreement, it being agreed that money damages alone may be inadequate to compensate the Released Individuals and may be an inadequate remedy for such breach.

4. Waiver of Rights. The rights and remedies of the parties to this Agreement are cumulative and without prejudice to any other rights or remedies under Law. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law: (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

5. Notice. Any notice, request, instruction or other document to be given hereunder shall be in writing and delivered personally or sent by telecopy or prepaid overnight courier, if to:

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Buyer, the Company or any Company Subsidiary:

c/o Sun Capital Partners Group VI, LLC

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attention: Brian Urbanek, Daniel Florian, Blake Richardson and C. Deryl Couch

Facsimile No.: (561) 394-0540

with copies to:

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219-6401

Attention: Kimberly A. Taylor

Telephone: (412) 560-3322

Facsimile No.: (412) 560-7001

and

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention: David A. Gerson

Telephone: (215) 963-5310

Facsimile No.: (215) 963-5001

Parent:

ESCO Technologies Holding LLC

c/o ESCO Technologies Inc.
9900A Clayton Road
St. Louis, Missouri 63124-1186
Attention: General Counsel
Fax: (314) 213-7215

with a copy to:

Bryan Cave LLP
Attention: Frederick W. Bartelsmeyer
One Metropolitan Square, Suite 3600
211 N. Broadway

St. Louis, Missouri 63012
Fax: (314) 259-2020

Any notice or other communication transmitted in accordance with this Section 5 shall for all purposes of this Agreement be treated as given or effective, if personally delivered, upon receipt, or, if sent by courier, upon the earlier of receipt or the end of the business day following the date of delivery to such courier, or, if by facsimile or electronic e-mail transmission, upon transmission and confirmation of receipt.

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6. Third Party Beneficiaries; Assignment; Binding Agreement. The Released Individuals, and such Released Individuals’ successors and assigns, shall be third party beneficiaries of this Agreement, with full rights to benefit from and enforce this Agreement and all rights and benefits of the Released Individuals provided for herein. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred, delegated or assigned (by operation of law or otherwise) by any of the parties without the prior written consent of the other parties hereto. Any assignment or attempted assignment in violation of this Section 6 shall be void and of no effect.

7. Counterparts. This Agreement may be executed simultaneously in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

8. Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by the parties hereto.

9. Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive Laws of the State of New York, without reference to its choice of law rules.

10. Submission to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts located in the State of New York for the purposes of any suit, action or other proceeding arising out of this Agreement. Each of the parties agrees to commence any action, suit or proceeding relating hereto in the courts located in the State of New York. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 10. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or to raise any similar defense or objection.

11. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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12. Severability. If any provision of this Agreement is held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed as of the day, month and year first above written.

ESCO TECHNOLOGIES HOLDING LLC

By:___________________________________

Name: ___________________________________

Title: _____________________________________

METER READINGS HOLDING, LLC

By: _______________________________________

Name: ___________________________________

Title: _____________________________________

ACLARA TECHNOLOGIES LLC

By: _______________________________________

Name: ___________________________________

Title: _____________________________________

ACLARA INTERNATIONAL LLC

By: _______________________________________

Name: ___________________________________

Title: _____________________________________

DISTRIBUTION CONTROL SYSTEMS CARIBE, INC.

By: _______________________________________

Name: ___________________________________

Title: _____________________________________

[Signature Page to Waiver and Release]

Schedule 1

Released Individuals

Aclara Technologies LLC
A.S. Barclay	Manager, Vice President and Secretary
M.S. Dunger	Vice President
R.A. Garretson	Vice President, Tax
G.E. Muenster	Vice President
V.L. Richey, Jr.	Vice President
J.A. Woodson	Vice President
M.B. Cooney	Assistant Secretary
J.D. Fisher	Assistant Secretary
D.M. Schatz	Assistant Secretary
M.M. Weisman	Assistant Secretary

Aclara International LLC
G.E. Muenster	Vice President and Treasurer
A.S. Barclay	Manager, Vice President and Secretary
R.A. Garretson	Vice President
V.L. Richey, Jr.	Vice President
J.A. Woodson	Vice President, Federal Tax
M.M. Weisman	Assistant Secretary

Distribution Control Systems Caribe, Inc.
V.L. Richey, Jr.	Chairman, Director and President
G.E. Muenster	Director, Vice President and Treasurer
A.S. Barclay	Director, Vice President and Assistant Secretary
J.D. Fisher	Secretary
D.M. Schatz	Director